                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            INFINIUM SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies: Infinium Software, Inc., common stock, par value $0.01 per share.

   2) Aggregate number of securities to which transaction applies: (i) 13,566,249 shares of common stock, representing the number of shares issued and outstanding as of October 28, 2002 and (ii) 2,510,095 options to acquire Infinium common stock outstanding as of October 28, 2002, which will be cashed out and terminated in connection with the merger.

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to the agreement and plan of merger, dated as of October 28, 2002, by and among Infinium Software, Inc., SSA Global Technologies, Inc. and Samurai Merger Subsidiary, Inc., Samurai Merger Sub will merge with and into Infinium, and each outstanding share of common stock of Infinium will be converted into the right to receive $7.00 in cash. In addition, pursuant to the terms of the merger agreement, outstanding options to purchase common stock will be converted into the right to receive a cash payment equal to the product of (1) the number of shares underlying such options and (2) the difference between $7.00 and the per share exercise price of such options.

   4) Proposed maximum aggregate value of transaction: $112,534,408*

   5) Total fee paid: $10,354

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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(*) Calculated based upon a proposed per share cash payment of $7.00 for 13,566,249 issued and outstanding shares of common stock and 2,510,095 options to acquire common stock as of October 28, 2002 (which assumes, for purposes of the fee calculation under Exchange Act Rule 0-11, that all outstanding options are in-the-money options and does not reflect a reduction of the purchase price resulting from the net exercise price of such outstanding options).

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON [DECEMBER [  ], 2002]

To the Stockholders of Infinium Software, Inc.:

     We will hold a special meeting of stockholders of Infinium Software, Inc., a Massachusetts corporation, on [December [ ], 2002], at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At this special meeting, we will ask you to consider and vote upon the following proposals as further described in the accompanying proxy statement:

          1. Approval of the agreement and plan of merger, dated as of October 28, 2002, by and among Infinium, SSA Global Technologies, Inc. and Samurai Merger Subsidiary, Inc., a wholly-owned subsidiary of SSA, and the merger of Samurai Merger Sub with and into Infinium, with Infinium as the surviving corporation and with each outstanding share of Infinium common stock being converted into the right to receive a cash payment of $7.00 per share; and

          2. The transaction of such other business as may properly come before the special meeting or any adjournment or adjournments thereof.

     [November 18, 2002] is the record date for the special meeting. Only stockholders of record at the close of business on [November 18, 2002] are entitled to notice of, and to vote at, the special meeting or at adjournments of the meeting.

     Following the proposed merger of Samurai Merger Sub with and into Infinium, Infinium will cease to exist as a publicly held corporation and will be a privately held, wholly-owned subsidiary of SSA. As a result of the merger, each share of common stock of Infinium will be canceled and converted into the right to receive a cash payment of $7.00 per share, except shares held by stockholders who properly perfect their appraisal rights. The accompanying proxy statement contains detailed information about the merger agreement, the merger and the actions to be taken in connection with the merger. The terms of the merger are more fully described in the merger agreement, which is attached as Annex A to the accompanying proxy statement.

     If the stockholders approve the merger at the special meeting and Infinium subsequently closes the transaction, any Infinium stockholder:

     - who files a written objection to the proposed merger with Infinium before the taking of the vote on the approval of the merger agreement and the merger stating that the stockholder intends to demand an appraisal for his, her or its shares if the merger is completed; and

     - whose shares are not voted in favor of the merger,

has or may have the right to demand in writing from Infinium, within 20 days after the date of mailing to the stockholder of notice in writing that the merger has become effective, payment for, and an appraisal of, the value of his, her or its shares. Infinium and any stockholder seeking appraisal rights shall have the rights and duties and shall follow the procedure set forth in Sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, which are attached as Annex D to the accompanying proxy statement. These rights and duties are explained more fully in the accompanying proxy statement in the section entitled "Appraisal Rights."

     Infinium's board of directors has determined that the merger agreement and the merger are fair to, and in the best interests of, the holders of shares of Infinium common stock. Infinium's board of directors has approved, and recommends that you vote "FOR" the approval of the merger agreement and the merger. If a properly executed proxy card is submitted and no instructions are given, the shares of common stock represented by that proxy will be voted "FOR" approval of the merger agreement and the merger.

     PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO INFINIUM AT THIS TIME.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER AGREEMENT OR THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS NOTICE OF SPECIAL MEETING OR IN THE ATTACHED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We hope that all stockholders will be able to attend the special meeting in person. In order to ensure that a quorum is present at the special meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the special meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the special meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

     All stockholders are cordially invited to attend the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ James E. McGowan
                                          JAMES E. MCGOWAN
                                          President and Chief Executive Officer

Hyannis, Massachusetts
[November [  ], 2002]

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED FROM WITHIN THE UNITED STATES.

                               SUMMARY TERM SHEET

     The following summary briefly describes the material terms of the acquisition of Infinium Software, Inc. by SSA Global Technologies, Inc. through the merger of Samurai Merger Subsidiary, Inc., a wholly-owned subsidiary of SSA, with and into Infinium. While this summary describes the material terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

     - SSA is a provider of enterprise solutions for manufacturing, consumer and services companies worldwide. Samurai Merger Sub is a wholly-owned subsidiary of SSA formed for the purpose of participating in the merger. Please read "Summary -- The Parties" beginning on page 1.

     - If the merger is completed:

      - Infinium will be wholly-owned by SSA;

      - you will receive a cash payment of $7.00 for each share of Infinium common stock you hold, unless you are a dissenting stockholder and you properly perfect your appraisal rights under Massachusetts law;

      - you will no longer have any interest in the future earnings or growth of Infinium; and

      - Infinium will no longer be a public company and its common stock will no longer be listed on the Nasdaq Small Cap Market.

       Please read "Questions and Answers about the Merger and the Special Meeting" beginning on the following page, "Background" beginning on page 9, "The Merger Agreement" beginning on page 22 and "Appraisal Rights" beginning on page 32.

     - Infinium's board of directors received an opinion from its financial advisor, Updata Capital, Inc., that the merger consideration of $7.00 per share is fair, from a financial point of view, to the stockholders of Infinium. Please read "Background -- Opinion of Financial Advisor" beginning on page 13.

     - For the merger to occur, holders of at least a majority of the outstanding shares of Infinium common stock must approve the merger agreement and the merger. Mr. Robert A. Pemberton, chairman of Infinium's board of directors, and certain of his affiliated trusts, collectively hold 16.3% of the outstanding shares of Infinium common stock and have agreed to vote these shares in favor of the merger agreement and the merger. Accordingly, in addition to the shares held by Mr. Pemberton and his affiliated trusts, the affirmative vote in favor of the merger agreement and the merger by the holders of approximately 34% of the outstanding common stock will be required to approve the merger agreement and the merger. Please read "Infinium Software, Inc. Special Meeting of Stockholders -- Vote Required to Approve the Merger" beginning on page 7 and "The Voting Agreement" beginning on page 29.

     - If the merger agreement is terminated, Infinium will, under certain circumstances, be required to pay a termination fee to SSA in an amount of $4,000,000 plus reimburse SSA for certain expenses up to $500,000. Please read "The Merger Agreement -- Break-Up Fee" beginning on page 28.

     - For United States federal income tax purposes, you will generally be treated as if you sold your common stock for the cash received in the merger. You will recognize taxable gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the Infinium common stock exchanged. Please read "Background -- Material Federal Income Tax Consequences" beginning on page 20.

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON [DECEMBER [  ], 2002]

                 FIRST MAILED ON OR ABOUT [NOVEMBER [  ], 2002]

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:  WHAT AM I BEING ASKED TO VOTE UPON AT THE SPECIAL MEETING?

A: You are being asked to vote to approve the agreement and plan of merger among Infinium Software, Inc., SSA Global Technologies, Inc. and Samurai Merger Subsidiary, Inc. a wholly-owned subsidiary of SSA, pursuant to which Samurai Merger Sub will merge with and into Infinium, with Infinium to remain the surviving corporation and a wholly-owned subsidiary of SSA. SSA is a provider of enterprise solutions for manufacturing, consumer and services companies worldwide. Samurai Merger Sub is a wholly-owned subsidiary of SSA, newly formed for the purpose of engaging in the merger.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: Approval of the merger agreement and the merger requires the vote of the holders of at least a majority of the outstanding shares of Infinium's common stock.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, each outstanding share of Infinium common stock will be converted into the right to receive a cash payment of $7.00 per share, without interest, except for shares held by stockholders who are entitled to and have properly exercised appraisal rights under Massachusetts law.

Q:  HOW MANY VOTES DO I HAVE?

A: You have one vote for each share of common stock that you owned at the close of business on [November 18, 2002], the record date for the special meeting.

Q:  WHY IS INFINIUM'S BOARD OF DIRECTORS RECOMMENDING THAT I VOTE "FOR" THE
    MERGER?

A: Infinium's board of directors evaluated the merger agreement and the merger, determined it to be fair to and in the best interests of the holders of Infinium common stock and approved the merger agreement and the merger. Infinium's board of directors considered numerous factors in making those determinations including various alternatives to the merger. A more complete description of the reasons for the merger can be found in "Background - Infinium's Purpose and Reasons for the Merger" beginning on page 11 of the proxy statement.

Q:  WHAT WAS THE OPINION OF INFINIUM'S FINANCIAL ADVISOR?

A: Infinium's board of directors received an opinion from its financial advisor, Updata Capital, Inc., that the merger consideration of $7.00 per share is fair, from a financial point of view, to the stockholders of Infinium. Please read the "Background of the Merger - Opinion of Financial Advisor" beginning on page 13 of the proxy statement for information about the opinion of Updata Capital.

Q:  HOW DO I VOTE?

A: By proxy or in person. When you return your proxy card, you are giving your "proxy" to the individuals we have designated in the proxy card to vote your shares as you direct at the meeting. If you sign the proxy card but do not give voting instructions, these individuals will vote your shares "FOR" each proposal as recommended by Infinium's board of directors. Where a stockholder has specified a choice on his or her proxy with respect to certain proposals or matters, that direction will be followed. If no direction is given by you, all of the shares of common stock represented by the proxy will be voted "FOR" the merger agreement and the merger.

Q:  HOW DO I VOTE IN PERSON?

A: If you plan to attend the special meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in "street name," you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on [November 18, 2002] in order to be admitted to the special meeting. If you want to vote shares that are not in your name at the special meeting, you must obtain a "legal proxy" from the holder of record and present it at the special meeting.

Q:  MAY I CHANGE MY VOTE?

A: Yes. A proxy that is properly submitted to Infinium may be revoked at any time before it is exercised. For a stockholder "of record," meaning one whose shares are registered in his or her own name, to revoke a proxy, the stockholder may either:

    - send another signed proxy card with a later date to the address indicated on the proxy card;

    - send a letter revoking the stockholder's proxy to our clerk at our principal address; or

    - attend the special meeting and vote in person.

    A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Q:  ARE INFINIUM STOCKHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A: Yes. Infinium stockholders have the opportunity to assert appraisal rights in connection with the merger. If you want to assert these rights, you must comply with the special requirements of Massachusetts law, which are included as Annex D of the proxy statement. These requirements are summarized in the section of the proxy statement called "Appraisal Rights" beginning on page 32 of the proxy statement.

Q:  IS THERE A DEADLINE FOR CLOSING THE MERGER?

A: There is no deadline, although the merger agreement may be terminated, in general, by any party if the merger does not close on or before April 26, 2003.

Q:  HOW DO I EXCHANGE MY STOCK CERTIFICATES FOR CASH?

A: If the merger is completed, you will receive written instructions for exchanging your Infinium stock certificates for cash. You should not surrender your Infinium stock certificates prior to receiving those instructions. Please do not send your stock certificates at this time.

Q:  WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

A: If you have any questions about the special meeting, about your ownership of our common stock or about the merger, please contact:

    Mr. William B. Gerraughty, Jr.
    Chief Financial Officer
    Infinium Software, Inc.
    25 Communications Way
    Hyannis, Massachusetts 02601
    (508) 778-2000

                            INFINIUM SOFTWARE, INC.
                                PROXY STATEMENT

                               TABLE OF CONTENTS
                             ---------------------

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  Date, Time and Place of the Special Meeting...............    1
  Purpose of the Special Meeting............................    1
  The Parties...............................................    1
  The Merger Agreement (See Page 22)........................    2
  Effect of the Transaction (See Page 17)...................    2
  Infinium's Board of Directors' Recommendations to
     Stockholders (See Page 11).............................    2
  Infinium's Purpose and Reasons for the Merger (See Page
     11)....................................................    2
  Opinion of Financial Advisor (See Page 13)................    3
  What Stockholders Will Receive (See Page 22)..............    3
  How Options Will be Treated (See Page 22).................    3
  Stockholder Vote Required to Approve the Merger (See Page
     7).....................................................    4
  Interests of Infinium's Directors and Officers in the
     Merger (See Page 18)...................................    4
  Tax Consequences (See Page 20)............................    5
  Conditions to the Merger (See Page 27)....................    5
  Appraisal Rights (See Page 32)............................    6
  Forward-Looking Statements................................    6
INFINIUM SOFTWARE, INC. SPECIAL MEETING OF STOCKHOLDERS.....    7
  Where and When the Special Meeting Will be Held...........    7
  What Will be Voted Upon...................................    7
  Only Infinium Holders of Record are Entitled to Vote......    7
  Quorum....................................................    7
  Vote Required to Approve the Merger.......................    7
  Voting Your Shares by Proxy...............................    8
  Revoking Your Proxy.......................................    8
  Voting Shares Held in "Street Name" by Proxy and
     Abstaining.............................................    8
  Voting in Person..........................................    8
  Dissenting Holders........................................    8
  Costs of Soliciting these Proxies.........................    9
  Exchanging Stock Certificates.............................    9
  Closing...................................................    9
BACKGROUND..................................................    9
  Background of the Merger..................................    9
  Infinium's Purpose and Reasons for the Merger.............   11
  Opinion of Financial Advisor..............................   13
  Amount and Source of Funds and Financing of the Merger....   17
  Certain Effects of the Merger.............................   17
  Conduct of the Business of Infinium if the Merger is not
     Completed..............................................   18
  Interests of Infinium's Directors and Officers in the
     Merger.................................................   18
  Material Federal Income Tax Consequences..................   20
  Regulatory Matters........................................   21
THE MERGER AGREEMENT........................................   22
  Merger Consideration......................................   22
  Outstanding Options.......................................   22
  The Surviving Corporation.................................   22
  Representations and Warranties............................   22

                                                              PAGE
                                                              ----
  Conduct of Infinium Business..............................   23
  Acquisition Proposals.....................................   25
  Access to Information.....................................   26
  Proxy Material............................................   26
  Filings; Other Actions; Notification......................   26
  Publicity; Communications.................................   26
  Indemnification; Directors' and Officers' Insurance.......   26
  Expenses..................................................   26
  Principal Conditions to the Completion of the Merger
     Agreement..............................................   27
  Termination...............................................   27
  Break-Up Fee..............................................   28
  Amendment; Waiver of Conditions...........................   29
  Accounting Treatment......................................   29
THE VOTING AGREEMENT........................................   29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   30
APPRAISAL RIGHTS............................................   32
WHERE YOU CAN FIND MORE INFORMATION.........................   34
HOUSEHOLDING OF SPECIAL MEETING MATERIALS...................   35
OTHER MATTERS...............................................   35
INFORMATION ABOUT STOCKHOLDER PROPOSALS.....................   35
ANNEXES
  ANNEX A  Agreement and Plan of Merger, dated as of October
     28, 2002.
  ANNEX B  Voting Agreement, dated as of October 28, 2002.
  ANNEX C  Opinion of Updata Capital, Inc., dated October
     27, 2002.
  ANNEX D  Sections 85 through 98, inclusive, of Chapter
           156B of the General Laws of The Commonwealth of
           Massachusetts relating to appraisal rights of
           stockholders.

                                    SUMMARY

     This summary highlights selected information from this proxy statement. This summary may not contain all of the information that is important to you. To understand the merger fully and to obtain a more complete description of the legal terms of the merger agreement and the merger, you should carefully read this entire proxy statement, including the Annexes and the documents to which we refer you. See "Where You Can Find More Information" beginning on page 34 for more details.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of stockholders of Infinium will be held on [December [ ], 2002], at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, the stockholders of Infinium will consider and vote on a proposal to approve the merger agreement, a copy of which is attached to this proxy statement as Annex A, and the merger of Samurai Merger Sub with and into Infinium resulting in Infinium becoming a wholly-owned subsidiary of SSA.

THE PARTIES

  INFINIUM SOFTWARE, INC.

    Principal Executive Offices:
      Infinium Software, Inc.
      25 Communications Way
      Hyannis, Massachusetts 02601
      Telephone: (508) 778-2000

     Infinium Software, Inc., a publicly held Massachusetts corporation, is a provider of Web-integrated enterprise business applications optimized for the IBM eServer iSeries, including human resources, payroll, financial management, customer relationship management, materials management, process manufacturing and corporate performance management offerings, backed by related professional services, training and support.

  SSA GLOBAL TECHNOLOGIES, INC.

    Principal Executive Offices:
      SSA Global Technologies, Inc.
      500 West Madison, Suite 1600
      Chicago, Illinois 60661
      Telephone: (312) 258-6000

     SSA Global Technologies, Inc., a privately held Delaware corporation, is a provider of enterprise solutions for manufacturing, consumer and services companies worldwide.

  SAMURAI MERGER SUBSIDIARY, INC.

    Principal Executive Offices:
      c/o SSA Global Technologies, Inc.
      500 West Madison, Suite 1600
      Chicago, Illinois 60661
      Telephone: (312) 258-6000

     Samurai Merger Subsidiary, Inc., a privately held Massachusetts corporation, is a newly-formed wholly-owned subsidiary of SSA and it has not engaged in any business activities unrelated to the merger.

THE MERGER AGREEMENT (SEE PAGE 22)

     We have attached a copy of the merger agreement as Annex A to this proxy statement. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger. Under the merger agreement, Samurai Merger Sub will merge with and into Infinium, with Infinium as the surviving corporation. If the merger is completed, each share of Infinium common stock outstanding will be canceled and converted into the right to receive a cash payment of $7.00 per share, other than shares held by stockholders who are entitled to and have exercised appraisal rights under Massachusetts law. Outstanding options to purchase Infinium's common stock under its stock option plans and employee stock purchase plan will be converted into the right to receive a cash payment equal to the product of:

     - the number of shares underlying the options; and

     - the amount by which $7.00 is greater than the per share exercise price of the options.

     In general, each of the parties has the right to terminate the merger agreement if the merger is not completed on or before April 26, 2003.

EFFECT OF THE TRANSACTION (SEE PAGE 17)

     Following the merger, Infinium common stock will no longer be publicly traded or quoted on the Nasdaq Small Cap Market. Infinium will also no longer be required to file periodic and other reports with the United States Securities and Exchange Commission, or SEC, and will formally terminate its reporting obligations under the Securities Exchange Act of 1934. As a result of the merger, the holders of Infinium our common stock at the time of the merger, other than stockholders who are entitled to and have exercised appraisal rights under Massachusetts law, will be entitled to receive the $7.00 per share cash merger price and will no longer have any interest in Infinium, including its future earnings or growth.

INFINIUM'S BOARD OF DIRECTORS' RECOMMENDATIONS TO STOCKHOLDERS (SEE PAGE 11)

     Infinium's board of directors believes that the terms of the merger agreement and the merger are fair to, and in the best interests of, the holders of Infinium common stock. The board of directors has approved the merger agreement and the merger and recommends that you vote "FOR" the approval of the merger agreement and the merger.

INFINIUM'S PURPOSE AND REASONS FOR THE MERGER (SEE PAGE 11)

     In reaching its conclusion to approve and recommend the merger agreement and the merger, the board of directors considered, among other material factors, the following:

     - the historical market prices and recent trading activity and trading range of Infinium common stock;

     - the economic and market conditions affecting Infinium;

     - the financial condition, results of operations and cash flows of Infinium;

     - the need for Infinium to increase its revenues from licensing new products significantly without increasing expenses in order to meet its business plan, making Infinium reliant on existing products to generate such revenue in the foreseeable future;

     - a belief that the enterprise software market is likely to go through a consolidation in the near future and that companies that are participants at the beginning of a consolidation phase, rather than at the end, are more likely to enhance stockholder value;

     - the lack of equity research coverage for Infinium common stock to serve to strengthen the market for its common stock;

     - the financial presentation of Updata Capital, including its opinion, delivered on October 27, 2002 that the merger consideration is fair, from a financial point of view, to holders of common stock;

     - presentations by, and discussions with, senior management of Infinium and representatives of Infinium's financial and legal advisors regarding the merger and the merger agreement;

     - the fact that, pursuant to the merger agreement, Infinium's board of directors has the right under certain circumstances, prior to the special meeting of stockholders, to terminate the merger agreement in order to accept a superior proposal for the company;

     - the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement;

     - the fact that the merger provides stockholders of Infinium with liquidity to dispose of their shares of common stock for cash, which may not be available in the public market due to the low level of trading volume of such shares;

     - the fact that no other party among likely candidates identified by management indicated an interest in pursuing a business combination; and

     - the fact that holders of common stock may demand appraisal rights under Sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

OPINION OF FINANCIAL ADVISOR (SEE PAGE 13)

     In connection with the merger agreement and the merger, Infinium's board of directors considered the opinion of Infinium's financial advisor, Updata Capital, that the merger consideration is fair, from a financial point of view, to the holders of Infinium common stock. The full text of Updata Capital's written opinion is attached to this proxy statement as Annex C. Updata Capital's opinion does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed merger. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by Updata Capital.

WHAT STOCKHOLDERS WILL RECEIVE (SEE PAGE 22)

     Upon completion of the merger, all holders of Infinium common stock, except for stockholders who are entitled to and have exercised appraisal rights, will be entitled to receive a cash payment of $7.00 per share of common stock.

HOW OPTIONS WILL BE TREATED (SEE PAGE 22)

     Upon completion of the merger, all outstanding options to purchase Infinium's common stock under its stock incentive plans and employee stock purchase plan will be converted into the right to receive a cash payment equal to the product of:

     - the number of shares underlying the options; and

     - the amount by which $7.00 is greater than the per share exercise price of the options.

     If the merger is not closed by December 31, 2002, the expiration of the current employee stock purchase plan offering period, the options granted under the plan will be exercised pursuant to the terms of the plan, the holders of these issued shares will be entitled to receive $7.00 per share in the merger and the plan will be terminated.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER (SEE PAGE 7)

     Approval of the merger agreement and the merger requires the vote of the holders of at least a majority of the outstanding shares of Infinium's common stock on the record date.

     Mr. Pemberton, chairman of Infinium's board of directors, and certain of his affiliated trusts, have each agreed to vote to approve the merger agreement and the merger, and each of them have entered into a voting agreement to vote these shares to approve the merger agreement and the merger. Mr. Pemberton, together with his affiliated trusts, collectively hold 16.3% of the outstanding shares of Infinium common stock. Accordingly, at the special meeting, the affirmative vote of Infinium's stockholders, other than Mr. Pemberton and his affiliated trusts, holding approximately 34% of the outstanding common stock will be required to approve the merger agreement and the merger. The voting agreement pursuant to which Mr. Pemberton and his affiliated trusts have agreed to vote their shares is attached to this proxy statement as Annex B.

INTERESTS OF INFINIUM'S DIRECTORS AND OFFICERS IN THE MERGER (SEE PAGE 18)

     When considering the recommendation of Infinium's board of directors, you should be aware that several of Infinium's directors and officers have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger agreement and the merger than Infinium's stockholders generally.

     These interests include the following:

     - If the merger is competed, Mr. James E. McGowan, Infinium's president and chief executive officer and a member of Infinium's board of directors, will receive a lump sum payment equal to his annual base salary currently in effect plus his fiscal 2003 target executive bonus. Mr. McGowan may also continue to participate in Infinium's employee benefits programs for one year.

     - If the merger is competed, William B. Gerraughty, Jr., David J. Gutch, David C. Weyher, and Anne Marie Monk, will each receive a lump sum payment equal to their annual base salary currently in effect plus their fiscal 2003 target bonus. Each of these officers may also continue to participate in Infinium's employee benefits programs for one year.

     - Infinium agreed to sell its interest in life insurance policies maintained on the life of Mr. Pemberton, one of our founders and chairman of Infinium's board of directors, pursuant to split-dollar life insurance arrangements described beginning on page 19 in this proxy statement. This interest is the right to receive, at the death of Mr. Pemberton, a reimbursement of premiums paid by Infinium on these policies. This amount is carried on Infinium's financial statement as a receivable. Infinium expects to sell its interest at the present value of the right to receive the receivable at the death of Mr. Pemberton, with such present value computed based upon life expectancies and interest rates contained in tables published by the Internal Revenue Service for certain valuation purposes.

     - SSA has agreed to offer to enter into transitional services agreements with each of Infinium's officers Messrs. McGowan, Gerraughty, Gutch and Weyher and Ms. Monk, having the following terms:

        - the provision by such officers of certain transitional services to Infinium, SSA or their subsidiaries or affiliates, as a consultant and at such times as may be mutually agreed to by the officer and SSA, such services to be rendered for a period of at least 15 days within the first 45 days after the closing of the merger;

        - a general release of claims by the officer in favor of SSA, Infinium, Samurai Merger Sub and their subsidiaries and affiliates;

        - a noncompete and nonsolicit agreement on the part of the officer for a period of one year following the closing of the merger;

        - a transitional services fee paid to the officer in an amount equal to the current annual base salary of the officer, payable over the one-year period following the closing of the merger;

        - all options held by members of Infinium's board of directors and our officers shall vest and become immediately exercisable upon the closing of the merger; and

        - SSA has also agreed to cause Infinium, as the surviving corporation in the merger, to indemnify each present and former Infinium director and officer against liabilities arising out of the fact that such person is or was a director or officer of Infinium, and to maintain in effect a policy of directors' and officers' liability insurance comparable to Infinium's existing policy, for the benefit of such directors and officers.

TAX CONSEQUENCES (SEE PAGE 20)

     Generally, for United States federal income tax purposes, Infinium stockholders will be treated as if they sold their common stock for the cash received in the merger. Each stockholder will recognize taxable gain or loss equal to the difference between the amount of cash received and the stockholder's adjusted tax basis in the Infinium common stock exchanged. Stockholders are encouraged to consult their own tax advisors regarding how the tax consequences of the merger specifically affect them.

CONDITIONS TO THE MERGER (SEE PAGE 27)

     Each of SSA and Infinium is required to complete the merger only if specific conditions are satisfied or waived, including the following:

     - approval of the merger agreement and the merger by the stockholders of Infinium;

     - expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - absence of any law or court order prohibiting the merger;

     - the other party has performed its agreements contained within the merger agreement in all material respects; and

     - the representations and warranties made by the other party in the merger agreement are true and correct on the effective date of the merger, subject to certain materiality qualifications.

     In addition, SSA is required to complete the merger only if the following additional conditions are satisfied or waived:

     - the voting agreement, entered into by and among SSA, Infinium and Mr. Pemberton and his affiliated trusts, shall be in full force and effect and Infinium has materially complied with the provisions of the voting agreement;

     - no action or litigation has been instituted, pending or threatened by any governmental entity relating to the merger agreement, the voting agreement or any of the transactions contemplated thereby;

     - absence of a material adverse change in the business, properties, financial condition or results of operations of Infinium and its subsidiaries taken as a whole;

     - the sale of all issued and outstanding stock of Infinium's wholly-owned subsidiary Cort Directions, Inc. or the absence of any obligation of Infinium to sell Cort Directions; and

     - resignation of all directors of Infinium and its subsidiaries.

     Although neither Infinium nor SSA expects to waive any conditions to the merger, Infinium reserves the right to do so if it believes a waiver is in the best interests of the stockholders. We will resolicit the approval of stockholders if we believe that any such waiver constitutes a material change from the information described in this proxy statement.

APPRAISAL RIGHTS (SEE PAGE 32)

     Holders of Infinium common stock who file a written objection to the proposed merger with Infinium before the taking of the vote on the approval of the merger agreement and the merger, who do not vote in favor of the merger agreement and the merger and who follow specific statutory procedures under Massachusetts law, have the right to a judicial appraisal of the fair value of their common stock.

FORWARD-LOOKING STATEMENTS

     This proxy statement, including information included or incorporated by reference in this proxy statement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements about Infinium's financial condition, results of operations, plans, objectives, future performance and business, involve risks and uncertainties. You generally can identify forward-looking statements in statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions. All forward-looking statements included in this proxy statement are based upon information available to Infinium as of the date hereof. Infinium assumes no obligation to update any such forward-looking statements. Infinium's actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in Infinium's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

                            INFINIUM SOFTWARE, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

     This proxy statement is being furnished in connection with the solicitation of proxies from the holders of our common stock by Infinium's board of directors. Infinium's board of directors is soliciting your proxy with respect to the merger agreement and the merger of Samurai Merger Sub with and into Infinium, and any other matters to be voted upon at the special meeting and at any adjournment or adjournments of the special meeting. We will begin mailing this proxy statement to holders of our common stock on or about [November [ ], 2002]. You should read this proxy statement carefully before voting your shares.

WHERE AND WHEN THE SPECIAL MEETING WILL BE HELD

     The special meeting of stockholders of Infinium will be held on [December [ ], 2002], at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

WHAT WILL BE VOTED UPON

     At the special meeting, you will be asked to consider and vote upon the following items:

     - to approve the merger agreement and the merger of Samurai Merger Sub with and into Infinium; and

     - the transaction of such other business as may properly come before the special meeting or any adjournment or adjournments of the special meeting.

ONLY INFINIUM HOLDERS OF RECORD ARE ENTITLED TO VOTE

     [November 18, 2002] is the record date for the determination of stockholders who are entitled to notice of, and to vote at, the special meeting of stockholders or at any adjournment or adjournments of that special meeting.
On the record date, there were [               ] shares of common stock issued
and outstanding.

QUORUM

     A quorum of our stockholders is necessary to have a valid stockholders' meeting. The required quorum for the transaction of business at the special meeting is the presence of holders representing a majority of the shares of stock entitled to vote at the special meeting. Mr. Pemberton and his affiliated trusts hold collectively approximately 16.3% of the outstanding shares of Infinium common stock. Mr. Pemberton and his affiliated trusts have signed a voting agreement (a copy of which is included with this proxy statement as Annex
B) to vote all of these shares to approve the merger agreement and the merger. Therefore, at the special meeting the presence of approximately 34% of the outstanding common stock on the record date will be sufficient to establish a quorum.

VOTE REQUIRED TO APPROVE THE MERGER

     For the merger to occur, the merger agreement and the merger must be approved by the holders of at least a majority of the outstanding shares of
Infinium common stock. As of the record date, there were [               ]
shares of our common stock issued and outstanding. Common stock entitles its holder of record to one vote for each share owned. Mr. Pemberton and his affiliated trusts hold collectively approximately 16.3% of the outstanding shares of Infinium common stock. Mr. Pemberton and his affiliated trusts have signed a voting agreement (a copy of which is included with this proxy statement as Annex B) to vote all of these shares to approve the merger agreement and the merger. Therefore, at the special meeting the affirmative vote in favor of the merger agreement and the merger by the holders of approximately 34% of the outstanding common stock on the record date will be sufficient to approve the merger agreement and the merger.

VOTING YOUR SHARES BY PROXY

     When you return your proxy card, you are giving your "proxy" to the individuals we have designated in the proxy card to vote your shares as you direct at the special meeting. If you sign the proxy card but do not give voting instructions, these individuals will vote your shares for each proposal as recommended by Infinium's board of directors. Each proxy will confer discretionary authority to vote on any matter presented at the meeting which Infinium did not know of within a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, they will vote your shares in accordance with their best judgment. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

     Where a stockholder has specified a choice on his or her proxy with respect to certain proposals or matters, that direction will be followed. If no direction is given, all of the shares of common stock represented by the proxy will be voted in favor of such proposal or matter.

REVOKING YOUR PROXY

     A proxy that is properly submitted to Infinium may be revoked at any time before it is exercised. For a stockholder "of record," meaning one whose shares are registered in his or her own name, to revoke a proxy, the stockholder may either:

     - send another signed proxy card with a later date to the address indicated on the proxy card;

     - send a letter revoking the stockholder's proxy to our clerk at our principal address; or

     - attend the special meeting and vote in person.

     A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

VOTING SHARES HELD IN "STREET NAME" BY PROXY AND ABSTAINING

     If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be able to vote them on the merger agreement and the merger. This will have the effect of voting against the merger agreement and the merger. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker. Similarly, abstentions will not be voted for the merger agreement and the merger and will therefore have the effect of voting against the merger agreement and the merger.

VOTING IN PERSON

     Stockholders that attend the special meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in "street name" and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on [November 18, 2002]. If you want to vote shares that are held in "street name" or are otherwise not registered in your name, you will need to obtain a "legal proxy" from the holder of record and present it at the special meeting.

DISSENTING HOLDERS

     Massachusetts law entitles stockholders who file a written objection with Infinium prior to the special meeting, who do not vote in favor of the merger agreement and the merger and who also comply with the statutory procedures, to demand a judicial appraisal of the fair value of their shares. If you file the written objection, do not vote in favor of the merger agreement and the merger and follow the procedures set forth in the Massachusetts appraisal statute discussed in the section of this proxy statement entitled "Appraisal

Rights" beginning on page 32, you may be a dissenting holder. Failure to follow such procedures precisely will result in a loss of your appraisal rights.

COSTS OF SOLICITING THESE PROXIES

     Infinium will pay all of the costs of soliciting these proxies, consisting mostly of printing and mailing costs. Although we are mailing these proxy materials, our directors and employees may also solicit proxies in person or by telephone, facsimile or other electronic means of communication. Infinium has retained a proxy solicitor to assist in the solicitation of proxies for the special meeting at an estimated cost to Infinium of approximately
[               ] plus reimbursement of reasonable expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, Infinium will, at their request, reimburse them for their out-of-pocket expenses in this regard.

EXCHANGING STOCK CERTIFICATES

     Holders of common stock should not send in their stock certificates with the proxy cards. If the merger is completed, you will receive written instructions for exchanging your stock certificates for cash.

CLOSING

     The merger will be effective as soon as practicable following stockholder approval of the merger agreement and the merger at the special meeting and satisfaction or waiver of the terms and conditions set forth in the merger agreement, and upon the filing of articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts. In general, each of the parties has the right to terminate the merger agreement if the merger is not completed on or before April 26, 2003.

                                   BACKGROUND

BACKGROUND OF THE MERGER

     Infinium regularly evaluates different strategies for improving its competitive position and enhancing stockholder value. As part of these evaluations, Infinium has, from time to time, considered various strategic alternatives to pursuing Infinium's business plan as an independent entity, including acquisitions, divestitures, distribution and licensing arrangements and various business combinations.

     Beginning in early fiscal 2002, the management of Infinium perceived that the enterprise software market was entering a consolidation phase and concluded that consolidation in this market would continue at increased rates in the future. In June 2002, Infinium retained Updata Capital as its financial advisor to help Infinium pursue a strategy of being a participant in the anticipated industry consolidation, either through acquisitions by Infinium or mergers with other companies, as a means to enhance stockholder value.

     At a regularly scheduled meeting of Infinium's board of directors held on July 17, 2002, the board of directors authorized Updata Capital to contact a limited number of industry participants, including SSA, identified by Updata Capital and management as presenting the best strategic fit with Infinium, to explore the possibility of a strategic relationship, possibly including a business combination or merger. Commencing on July 18, 2002, representatives of Updata Capital began contacting the industry participants as authorized by Infinium's board of directors. On or before September 5, 2002, each identified industry participant contacted by Updata Capital other than SSA indicated to representatives of Updata Capital that it was not prepared to move forward with substantive discussions concerning a potential business combination with Infinium at that time.

     On July 26, 2002, representatives of Updata Capital contacted Michael Greenough, president and chief executive officer of SSA, to discuss a possible business combination with Infinium. On July 30, 2002, Updata Capital, on behalf of Infinium, and SSA entered into a confidentiality agreement relating to a potential business combination. Following the execution of a confidentiality agreement, Mr. Greenough spoke with James McGowan, president and chief executive officer of Infinium, William Gerraughty, senior vice president and chief financial officer of Infinium and representatives of Updata Capital to discuss the businesses and objectives of SSA and Infinium and the possibility of further exploring a potential business relationship.

     Subsequently on July 30, 2002, Mr. Greenough contacted Mr. McGowan, Mr. Gerraughty and representatives of Updata Capital and suggested that SSA might acquire Infinium for a combination of cash and notes. From July 30, 2002 to August 23, 2002, representatives of Updata Capital discussed with SSA the proposed acquisition of Infinium including relative valuations and alternative structures.

     On August 23, 2002, Mr. Greenough contacted a representative of Updata Capital and outlined a potential structure in which SSA would acquire control of Infinium. Infinium stockholders in the aggregate would receive approximately $70 million in cash, to be reduced to the extent Infinium did not have at least $25 million in cash at the closing of the transaction, and would retain a to be negotiated minority interest of the common stock of a combined, publicly traded entity resulting from the merger of SSA and Infinium. The amount of the retained equity interest would be determined by a mutually agreed valuation methodology applied to both Infinium and SSA.

     On September 3, 2002, at a special meeting of Infinium's board of directors, Mr. McGowan, together with representatives of Updata Capital, reported to the board on the status of discussions with all industry participants identified at the July 17, 2002 meeting, including SSA, concerning a potential business combination. They also reported on the structure and potential terms of the business combination most recently outlined by SSA. Mr. McGowan and the representatives of Updata Capital were directed to continue discussions with SSA concerning a potential business combination.

     On September 5, 2002, Messrs. McGowan and Gerraughty, along with representatives of Updata Capital, met with Mr. Greenough and Shelley Isenberg, senior vice president of SSA, to discuss the proposed transaction and the ability to combine their respective operations.

     On September 9, 2002, representatives of SSA met with representatives of Infinium at the offices of Hale and Dorr LLP, counsel to Infinium, and commenced a due diligence investigation of Infinium. Between September 9, 2002 and October 28, 2002, representatives of Infinium and SSA continued to exchange information concerning Infinium and to discuss the terms of a potential transaction.

     Between September 10, 2002 and September 12, 2002, Mr. McGowan, as the initial phase of a due diligence investigation of SSA by Infinium, had discussions with members of senior management of SSA regarding SSA's business.

     On September 12, 2002, Mr. Greenough of SSA contacted a representative of Updata Capital and indicated that SSA had determined not to proceed with a transaction in which Infinium stockholders retained an equity interest. Mr. Greenough proposed that SSA acquire all of the outstanding shares of Infinium in a merger for a price of $6.25 per share to be paid in cash. During negotiations throughout the day between Messrs. McGowan, Greenough and representatives of Updata Capital, SSA indicated a willingness to increase the merger consideration to $7.00 per share, payable in cash. SSA indicated that its cash merger proposal would not be subject to a financing condition.

     On September 16, 2002, Mr. McGowan spoke with a principal of SSA Investor, LLC, a Delaware limited liability company which owns approximately 80% of the outstanding shares of SSA, and the managing member of which is Cerberus Institutional Partners LP, to confirm its view of the proposed transaction. The principal of SSA Investor, LLC and Cerberus Institutional Partners LP was supportive of the proposed transaction and confirmed that SSA, whether through an affiliate of Cerberus Institutional Partners LP or otherwise, would have available the financial resources necessary to consummate the proposed transaction.

     On September 17, 2002, at a meeting of Infinium's board of directors, Mr. McGowan and representatives of Updata Capital reported to the board on the status of discussions with SSA and the new $7.00 per share cash merger proposal. After discussions, management and Updata Capital were directed to continue negotiations with representatives of SSA concerning a potential cash merger. Following this meeting through October 28, 2002, representatives of Infinium continued to provide certain business and financial information to representatives of SSA and discuss the merits of a merger of the two companies.

     On September 27, 2002, Schulte Roth & Zabel LLP, legal counsel to SSA, distributed an initial draft of the merger agreement. Between September 27, 2002 and October 28, 2002, representatives of SSA and representatives of Infinium negotiated the merger agreement, voting agreement and related transaction documents. The terms of the merger agreement, including the $7.00 per share merger consideration, were determined based on arm's length negotiation among the parties.

     On October 15, 2002, at a meeting of Infinium's board of directors, Mr. McGowan reported to the board on the status of the negotiations with SSA. At that meeting representatives of Updata Capital reviewed the financial aspects of the proposed transaction, as well as the results of its contacts with other potential merger parties. Representatives of Hale and Dorr reviewed the proposed structure of the transaction, as well as the material terms and conditions of the merger agreement, voting agreement and the related transaction documents as currently negotiated. The board authorized and directed Mr. McGowan and representatives of Updata Capital and Hale and Dorr to proceed with the negotiations.

     On October 16, 2002, Messrs. McGowan and Greenough met to discuss integration issues for the combined entity.

     On October 25, 2002, at a regularly scheduled meeting of the board of directors of Infinium, Mr. McGowan reported to the board on the strategic rationale for the transaction. Representatives of Hale and Dorr reviewed with the board their fiduciary duties, as well as the terms and conditions of the merger agreement, voting agreement and related transaction documents. Representatives of Updata Capital presented various financial analyses to Infinium's board of directors, and presented its analysis to Infinium's board of directors supporting its conclusion that the consideration to be received by stockholders of Infinium in the merger was fair, from a financial point of view, to such stockholders. Following these presentations, Infinium's board of directors asked various questions and discussed the potential merger.

     From October 25, 2002 through October 28, 2002, representatives of SSA and Infinium continued negotiations to finalize the terms of the merger and voting agreements and related documentation.

     On October 27, 2002, Infinium's board of directors held a special meeting to consider the proposed merger with SSA. At this meeting, Mr. McGowan again reviewed the strategic rationale for the transaction. Representatives of Hale and Dorr reviewed the material changes in the merger agreement, voting agreement and related transaction documents since the draft presented at the October 25, 2002 meeting. Representatives of Updata Capital reported to the board on their financial analyses of the merger and confirmed, both orally and in writing, their prior opinion that the merger consideration to be received by stockholders of Infinium in the merger was fair, from a financial point of view, to such stockholders. Following these presentations, Infinium's board of directors further discussed the potential merger, following which, by a unanimous vote of all directors present at the meeting, it determined that the merger was fair to, and in the best interest of Infinium and its stockholders, and approved the merger, the merger agreement and related matters.

     During the morning of October 28, 2002, SSA, Infinium and the other parties thereto executed the merger agreement, voting agreement and related transaction documents. Prior to the opening of trading on October 28, 2002, SSA and Infinium each issued a press release announcing the merger.

INFINIUM'S PURPOSE AND REASONS FOR THE MERGER

     In the course of reaching its decision to approve the merger agreement and the merger, Infinium's board of directors consulted with Infinium's senior management, as well as its outside legal counsel and financial advisor, and considered a number of factors in favor of the merger, including the following material factors:

     - the historical market prices and recent trading activity and trading range of Infinium's common stock, including the fact that the $7.00 cash payment offered to Infinium's stockholders in the merger represented a premium of approximately 20% and 47% over Infinium's stock price one day and 30 days, respectively, prior to the public announcement of the merger by Infinium; and

     - the economic and market conditions affecting Infinium, in particular the projected decrease in sales of the iSeries computers on which Infinium's products run, coupled with increased competition from traditional iSeries competitors, particularly in the pricing area, as well as the presence of new competitors utilizing platforms other than the iSeries, including Microsoft through its acquisitions of Great Plains and Navision;

     - the financial condition, results of operation and cash flows of Infinium, including the fact that while Infinium has returned to profitability, its revenues have continued to decline on a year-over-year basis;

     - the need for Infinium to increase its revenues from licensing new products without significantly increasing expenses in order to meet its business plan, making Infinium reliant on existing products to generate such revenue in the foreseeable future;

     - a belief that the enterprise software market is likely to go through a consolidation in the near future and, using the mainframe consolidation as a relevant reference point, the earlier participants in those consolidations were rewarded with larger premiums;

     - the lack of equity research coverage for Infinium common stock, which would serve to strengthen the market for its common stock, the difficulty of attracting new investment interest in Infinium and the resulting difficulty for stockholders of Infinium to receive a fair price when selling their shares in the market;

     - the financial presentation of Updata Capital, including its opinion delivered on October 27, 2002 that the merger consideration is fair, from a financial point of view, to holders of common stock;

     - presentations by, and discussions with, senior management of Infinium and representatives of Infinium's financial and legal advisors regarding the merger and the merger agreement;

     - the provisions of the merger agreement and the fact that the terms of the merger agreement were determined through arms'-length negotiations between Infinium and its legal advisors, on the one hand, and SSA and its legal advisors, on the other;

     - the fact that, pursuant to the merger agreement, Infinium's board of directors has the right, prior to the special meeting of stockholders, to terminate the merger agreement in order to accept a superior proposal (as defined in the merger agreement), if (a) Infinium's board of directors has determined, after consultation with its legal counsel, that failure to accept such proposal would be inconsistent with its fiduciary duties under applicable law, (b) Infinium gives SSA five business days advance notice of Infinium's intention to accept such superior proposal and negotiates with SSA during such five-business day period, and (c) Infinium, prior to termination, pays to SSA an amount equal to $4,000,000 plus reimbursement of expenses up to $500,000;

     - the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement and the merger due to (a) the fact that the merger agreement and the merger is not subject to any material consents and approvals, other than the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (b) the fact that SSA's obligations under the merger agreement are not subject to any financing condition, (c) the representations of SSA in the merger agreement that it, together with its affiliates, has on hand or available sufficient funds and financing to consummate the merger, and (d) the financial strength of SSA and its affiliates;

     - the fact that the merger provides stockholders of Infinium with liquidity to dispose of their shares of common stock for cash, which may not be available in the public market due to the low level of trading volume of such shares;

     - the process undertaken to solicit third party indications of interest in the acquisition of all or part of Infinium and the fact that no other party presented Infinium with a viable acquisition proposal; and

     - the fact that holders of common stock may demand appraisal rights under Sections 85 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

     Infinium's board of directors also considered the following material factors adverse to the proposed merger:

     - the fact that, following the merger, Infinium stockholders will cease to participate in any future earnings growth of Infinium or benefit from any increase in the value of Infinium;

     - the possibility that the merger may not be completed and the effect of the public announcement of the merger on Infinium's sales and operating results and its ability to attract and retain key technical, marketing and management personnel;

     - the fact that, pursuant to the merger agreement, Infinium and its representatives may not participate in discussions or negotiations with any third party who might submit an unsolicited acquisition proposal (as defined in the merger agreement) unless in response to such proposal Infinium's board of directors determines in good faith, after consultation with its outside counsel and financial advisors, that the offer is a superior proposal (as defined in the merger agreement) and that the failure to enter into such negotiations would be inconsistent with its fiduciary duties under applicable law;

     - the fact that, because stockholders of Infinium will not receive stock of SSA in the transaction, Infinium stockholders will not participate in any synergies between Infinium and SSA;

     - the fact that the termination fee and expense reimbursement required by terms of the merger agreement to be paid by Infinium in certain circumstances would make it more costly for another potential purchaser to acquire Infinium; and

     - the possibility that, although the merger provides Infinium stockholders the opportunity to realize a premium over the price at which our common stock traded prior to public announcement of the merger, the price of our common stock might have increased in the future to a price greater than that being offered in the merger.

     The above discussion addresses the material information and factors considered by Infinium's board of directors in their consideration of the merger, including factors that support the merger, as well as those that may weigh against it.

     In evaluating the merger, the members of Infinium's board of directors considered their knowledge of the business, financial condition and prospects of Infinium, and the views of Infinium's senior management and financial and legal advisors. In view of the variety of factors considered in connection with its evaluation of the merger, Infinium's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of Infinium's board of directors may have given different weight to different factors.

     Other than in their capacity as members of Infinium's board of directors of Infinium, no director or executive officer of Infinium has made a recommendation either in support of or opposed to the transaction.

OPINION OF FINANCIAL ADVISOR

     Infinium engaged Updata Capital on June 4, 2002 to act as its financial advisor in connection with a potential merger or other business combination. Updata Capital specializes in merger and acquisition advisory services to information technology companies and is continually engaged in valuing technology businesses. The engagement letter with Updata Capital provides that upon the closing of the merger, Updata Capital will be entitled to a fee of 1% of the aggregate consideration paid in the transaction plus an additional $50,000 upon issuance of its opinion letter regarding the fairness of the transaction. The engagement letter further provides for reimbursement of reasonable out-of-pocket expenses incurred by Updata Capital in connection with its engagement and an indemnification for Updata Capital and certain related persons against certain liabilities arising out of its engagement.

     At the October 25, 2002 meeting of the board of directors, Updata Capital presented its analysis as described below and subsequently delivered its written opinion on October 27, 2002 to the effect that as of such date and based on the matters described in the opinion, the merger consideration to be received in the transaction was fair, from a financial point of view, to the holders of Infinium common stock. Updata Capital's opinion to the board of directors is dated and speaks only as of October 27, 2002. Updata Capital does not have any obligation to update, revise or reaffirm its opinion including at the time of the special meeting of the stockholders.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following summarizes the material valuation methodologies utilized by Updata Capital in supporting its fairness opinion. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Updata Capital or a complete description of its presentation. Updata Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all the factors and analyses, could create an incomplete view of the process underlying its analyses and opinions. Updata Capital did not attempt to assign specific weights to particular analyses.

     Updata Capital's opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of our board of directors.

     THE COMPLETE TEXT OF UPDATA CAPITAL'S OPINION IS ATTACHED AS ANNEX C. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. YOU ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY UPDATA CAPITAL.

     Updata Capital's opinion to Infinium's board of directors addresses only the fairness of the merger, from a financial point of view, to the holders of Infinium common stock, and does not constitute a recommendation to the stockholders as to how they should vote. Updata Capital's opinion does not address Infinium's underlying business decision to effect the transaction. In connection with the preparation of its opinion, Updata Capital made certain reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Updata Capital:

     - reviewed the most recent draft of the merger agreement (and based its opinion on the understanding that the terms and conditions of the merger agreement would not materially change);

     - reviewed Infinium's historical financial statements;

     - reviewed certain internal financial and operating information, including certain projections relating to Infinium prepared by its management;

     - participated in discussions with Infinium's management concerning the operations, business strategy, financial performance and prospects for Infinium;

     - compared certain aspects of the financial and market performance of Infinium with public companies deemed comparable in whole or in part;

     - analyzed available information, both public and private, concerning other mergers and acquisitions deemed to be comparable in whole or in part to the proposed merger between Infinium and SSA;

     - reviewed Infinium's annual reports for the fiscal years ended September 30, 2001 and September 30, 2000, including the audited financial statements included therein, and quarterly financial statements issued subsequent to the annual report for the fiscal year ended September 30, 2001;

     - reviewed the recent reported closing prices and trading activity for Infinium's common stock on the Nasdaq Small Cap Market; and

     - conducted such other financial studies, analyses and investigations as Updata Capital deemed appropriate for purposes of the opinion.

     In preparing its opinion Updata Capital relied upon, without independent verification, and assumed the accuracy and completeness of, all the financial and other information, including without limitation the representations and warranties contained in the merger agreement, that was publicly available or furnished to it by Infinium. With respect to the financial projections, Updata Capital assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of Infinium's management as to the future performance of Infinium. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Infinium, Updata Capital or any other person assumes responsibility if future results are materially different from those projected. Updata Capital has neither made nor obtained an independent appraisal or valuation of any of Infinium's assets. Updata Capital's opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by Updata Capital at the date of its opinion and presentation to the board of directors.

     The following is a summary of the material financial analyses performed by Updata Capital in connection with rendering its opinion.

  ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES

     Updata Capital developed an estimated range of theoretical public trading values for Infinium by aggregating implied public trading values for Infinium's competitors, as well as other software vendors deemed comparable by Updata Capital. These values were based upon calculation and review of multiples of net enterprise value over the last twelve months and calendar year 2002 estimated revenues and EBIT for a group of publicly traded companies with certain operations that may be considered similar to certain operations of the corresponding business unit of Infinium. Net enterprise value represents a company's current stock price multiplied by its fully diluted common shares, plus debt and preferred stock, minus cash and cash equivalents on the most recent publicly available balance sheet. EBIT means a company's earnings before interest and taxes. Updata Capital used closing per share prices as of October 23, 2002 in its calculations. Financial projections for the selected public companies were obtained through published equity research and analyst reports. Median multiples for the selected publicly traded software companies were multiplied by projected financial results for the corresponding Infinium business to obtain an estimated implied enterprise valuation.

     The selected publicly traded companies consisted of: Comshare, Inc.; DataMirror Corp.; Epicor Software Corp.; Frontstep, Inc.; Geac Computer Corp. Ltd.; HTE, Inc.; IBS AB; Intentia International AB; J. D. Edwards & Company; JDA Software Group, Inc.; Magic Software Enterprise; Manhattan Associates, Inc.; MAPICS, Inc.; QAD, Inc.; and Scala Business Solutions N.V. Updata Capital chose the selected companies because they were publicly traded companies that, for the purposes of the analysis, Updata Capital considered were competitors of Infinium or were software vendors deemed comparable.

     The following table lists median data (excluding outliers, not meaningful or not available data), for the public comparables selected. The bottom row lists implied transaction multiples based upon an offer for Infinium of $7.00 per share.

                SELECTED COMPANIES                      REVENUES            EBIT
                ------------------                   ---------------   ---------------
                                                     LTM    CY 2002E   LTM    CY 2002E
                                                     ----   --------   ----   --------
Publicly Traded Software Companies Median
  Multiple.........................................  0.4x     0.5x     3.6x     5.6x
Infinium Implied Multiple at $7.00 per Share.......  1.2x     1.2x     6.1x     5.7x

  ANALYSIS OF SELECTED ACQUISITIONS

     Updata Capital reviewed selected acquisitions consummated in the past year in the iSeries and software sectors that were deemed comparable. For each selected transaction, Updata Capital calculated multiples based on transaction value one day prior to announcement over revenues for the last twelve months
(LTM) of the acquired company. Updata Capital analyzed the following transactions: DataMirror Corp.'s acquisition of Idion Technology, Inc. (announced in March 2002; deal still pending); Geac Computer Corp.'s acquisition of Extensity, Inc. in August 2002; management buyout of Deltek, Inc. in June 2002; Exact Software N.V.'s acquisition of Kewill ERP, Inc. in May 2002; Finmatica Group's acquisition of Mercia, Inc. in May 2002; SSA Global Technologies, Inc.'s acquisition of Interbiz Product Lines in April 2002; Alliance Gaming Corp.'s acquisition of Advanced Casino Systems Corp. in March 2002; Allen Systems Group, Inc.'s acquisition of Landmark Systems, Inc. in February 2002; Gores Technology Group's acquisition of Fiserv's HR Information Services Unit in September 2001; and JDA Software, Inc.'s acquisition of E3, Inc. in September 2001.

     It should be noted that none of the precedent transactions are identical to the merger and that, therefore, there are numerous factors that may have impacted the resulting transaction multiples that would affect the implied valuation of Infinium. The following table lists median data (excluding outliers, not meaningful and not available data) for the acquisitions selected. The bottom row lists the implied transaction multiple based upon an offer for Infinium of $7.00 per share, using actual fiscal 2002 revenues.

                   SELECTED TRANSACTIONS                      REVENUES
                   ---------------------                      --------
Comparable Acquisitions LTM Median Multiple.................    0.7x
Infinium LTM Implied Multiple at $7.00 per share............    1.2x

  ANALYSIS OF PREMIUMS PAID IN SELECTED PUBLIC SOFTWARE ACQUISITIONS

     Updata Capital reviewed premiums paid in 23 acquisitions of publicly traded U.S. software companies since January 2001 (Updata Capital only reviewed those deals where the target's stock price was above $4 prior to the date of announcement). The median premiums paid over target's stock price one day and 30 days prior to announcement were 29% and 39%, respectively. The $7.00 per share merger consideration offered to Infinium's stockholders represents premiums of approximately 20% and 47% with respect to Infinium's stock price one day and 30 days prior to announcement, respectively. As of October 23, 2002, the $7.00 per share merger consideration offered to Infinium's stockholders represented premiums of approximately 46% and 48% with respect to Infinium's stock price one day and 30 days prior, respectively.

  DISCOUNTED CASH FLOW ANALYSIS

     Updata Capital calculated a range of theoretical firm values for Infinium based upon projected discounted cash flows and a terminal value multiple of both revenue and EBIT. Results were based on financial estimates, prepared by management, of Infinium's iSeries software business through 2008, and Updata Capital's analysis of after-tax, unlevered free cash flows. Updata Capital analyzed a discount range between 15% and 18%. Terminal values were based on both multiple of revenue and multiple of EBIT. Revenue multiples utilized for this terminal multiple methodology ranged between 0.2x and 0.8x. EBIT multiples utilized for the terminal multiple method ranged between 2.0x and 5.0x. Changes in these estimated ranges, or in management's estimates of our iSeries business performance, would change the implied theoretical firm values.

     The discounted cash flow analysis produced a range of theoretical firm values depending on the assumptions utilized. The multiples of these theoretical firm values over actual fiscal year 2002 Infinium total revenues ranged from 1.0x to 1.3x using the EBIT terminal multiple method (at a 15% discount rate). The corresponding multiples of these theoretical firm values over actual fiscal year 2002 Infinium total EBIT ranged from 5.2x to 6.5x using the EBIT terminal multiple method. Similarly, multiples of these theoretical firm values over actual fiscal year 2002 Infinium total revenues ranged from 1.0x to 1.3x using the revenue terminal multiple method (at a 15% discount rate). The corresponding multiples of these theoretical firm values over actual fiscal year 2002 Infinium total EBIT ranged from 4.9x to 6.5x using the EBIT terminal multiple method. At the $7.00 per share merger consideration for Infinium, implied multiples of the transaction value over actual fiscal year 2002 Infinium total revenues and EBIT are 1.2x and 6.1x, respectively.

  OTHER ANALYSES

     Updata Capital conducted such other analyses as it deemed necessary, including reviewing historical and projected financial data of Infinium, analyzing selected research reports on industry sectors in which Infinium competes, and reviewing the stock price performance of Infinium and other publicly traded companies.

AMOUNT AND SOURCE OF FUNDS AND FINANCING OF THE MERGER

     SSA intends to finance the merger through the use of cash on hand, available financing and cash held by Infinium as of the closing of the merger. SSA and Samurai Merger Sub have represented to Infinium that SSA, together with its affiliates, has funds on hand or available financing in an amount sufficient to consummate the merger.

CERTAIN EFFECTS OF THE MERGER

     As a result of the merger, the separate corporate existence of Samurai Merger Sub will cease and Infinium will continue as the surviving corporation and as a wholly-owned subsidiary of SSA. At the closing of the merger, all outstanding common stock of Infinium, other than dissenting shares, will be converted into the right to receive a cash payment of $7.00 per share. The merger agreement and the merger will also have the following effects:

     - Effect on holders of Infinium common stock. If the merger is completed, holders of Infinium common stock (except for dissenting stockholders who are entitled to and who have exercised appraisal rights) will receive a cash payment of $7.00 per share and will not have the opportunity to participate in any future earnings, profits and growth of Infinium.

     - Effect of holders of Infinium options to purchase common stock. Outstanding options to purchase Infinium common stock under its stock option plans and employee stock purchase plan will be converted into the right to receive a cash payment equal to the product of:

      - the number of shares underlying the options; and

      - the amount by which $7.00 is greater than the per share exercise price of the options.

     - Reporting requirements. Infinium is currently subject to reporting requirements under the Securities Exchange Act of 1934, as amended. If the merger is completed, the registration of shares of Infinium under the Exchange Act will be terminated, no further reports will be filed and shares of Infinium common stock will not be eligible for listing or trading on any exchange.

     - De-listing of the shares of Infinium common stock on Nasdaq. The shares of Infinium common stock are currently quoted on Nasdaq Small Cap Market. If the merger is completed, shares of Infinium common stock will be de-listed and no longer quoted on Nasdaq Small Cap Market.

     - Effect on SSA. Upon completion of the merger, Infinium will be a wholly-owned subsidiary of SSA and will continue to operate as a provider of Web-integrated enterprise business applications optimized for the IBM eServer iSeries. As a result of the merger, and after cash payments to Infinium stockholders and optionholders under the merger agreement, payment in respect of the exercise by any stockholder of appraisal rights, and payment of transaction costs, SSA will own all of the business and assets of Infinium.

     - Effect on current management. SSA has acknowledged that the closing of the merger will be deemed to constitute a termination of Messrs. McGowan's, Gerraughty's, Gutch's and Weyher's and Ms. Monk's employment "without cause" for purposes of their existing severance arrangements. As a result, each senior executive will be entitled to receive the severance benefits discussed in the section entitled "Background -- Interests of Infinium's Directors and Officers in the Merger -- Severance Arrangements" beginning on page 18. SSA has also agreed to offer to enter into a transitional services agreement with each of these officers for services to be performed after the closing of the merger. See "Interests of Infinium's Directors and Officers in the Merger" below for a description of the severance terms and the terms of the transitional services agreements.

     For federal income tax purposes, the receipt of the merger consideration by holders of common stock pursuant to the merger will be a taxable sale of the holders' common stock. See "Material Federal Income Tax Consequences" beginning on page 20.

CONDUCT OF THE BUSINESS OF INFINIUM IF THE MERGER IS NOT COMPLETED

     If the merger is not completed, we will continue our ongoing operations for the foreseeable future and may continue to explore possibilities for the potential sale or merger of Infinium. However, there can be no assurance that any such opportunities will be made available to us, or if made available, will be on terms acceptable or fair to Infinium and our stockholders. We hope to complete the merger by December 31, 2002, but we cannot assure you that we will be able to do so. Moreover, both Infinium and SSA generally have the option to terminate the merger agreement if the merger is not completed by April 26, 2003.

INTERESTS OF INFINIUM'S DIRECTORS AND OFFICERS IN THE MERGER

     When considering the recommendation of Infinium's board of directors, you should be aware that several of Infinium's directors and officers have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger than Infinium's stockholders generally.

  SEVERANCE ARRANGEMENTS

     SSA has acknowledged that the closing of the merger will constitute a deemed "without cause" termination of our executive team, consisting of Messrs. McGowan, Gerraughty, Gutch and Weyher and Ms. Monk, for purposes of their existing severance arrangements. Accordingly, upon closing of the merger, Messrs. McGowan, Gerraughty, Gutch and Weyher and Ms. Monk will be entitled to the following severance payments and benefits:

     - James E. McGowan. Mr. McGowan is entitled to a lump sum payment equal to his annual base salary currently in effect plus his fiscal 2003 target executive bonus. Mr. McGowan will also be entitled to continue to participate in all of Infinium's employee benefit programs for a period of one year following his termination.

     - William B. Gerraughty, Jr., Anne Marie Monk, David J. Gutch, and David C. Weyher. Each of these executives will be entitled to a lump sum payment equal to their annual base salary currently in effect plus their fiscal 2003 target bonus. Each of these executives will also be entitled to continue to participate in all of Infinium's employee benefit programs for a period of one year following termination.

     In addition, all options and restricted stock held by Messrs. McGowan, Gerraughty, Gutch and Weyher and Ms. Monk, and each of Infinium's directors, will vest and become fully exercisable and/or free from forfeiture upon the closing of the merger. The table below sets forth the number of options and restricted stock as of December 1, 2002 that will become fully exercisable and/or free from forfeiture upon the closing of the merger:

                                                             WEIGHTED AVERAGE   NO. OF SHARES OF
EXECUTIVE/DIRECTOR                          NO. OF OPTIONS    EXERCISE PRICE    RESTRICTED STOCK
------------------                          --------------   ----------------   ----------------
Manuel Correia............................      10,000            $3.29                  --
Michael A. Cusumano.......................      23,000            $4.64                  --
William B. Gerraughty, Jr. ...............      92,544            $1.30                  --
David J. Gutch............................      92,544            $1.30                  --
Fred L. Luconi............................      23,000            $4.64                  --
James E. McGowan..........................     560,000            $1.75                  --
Anne Marie Monk...........................       5,358            $4.16              52,084
Roland D. Pampel..........................      10,000            $3.29                  --
Robert A. Pemberton.......................      25,000            $1.55                  --
Robert P. Schechter.......................      10,000            $3.29                  --
David C. Weyher...........................      99,662            $0.98                  --

  SPLIT-DOLLAR LIFE INSURANCE ARRANGEMENT

     Infinium is a party to a split-dollar life insurance agreement with the Robert A. Pemberton Irrevocable Trust No. 1 and is a party to a separate split-dollar life insurance agreement with the Robert A. Pemberton Irrevocable Trust No. 2. Each of these trusts are affiliated with Mr. Pemberton, chairman of Infinium's board of directors. Under each split-dollar agreement, Infinium agreed to pay premiums on a life insurance policy owned by the trusts insuring the life of Mr. Pemberton and the trusts agreed to repay the premium payments advanced by Infinium upon the death of Mr. Pemberton or upon the termination of the split-dollar agreements. Each trust collaterally assigned all of its right, title and interest in the life insurance policy owned by it to secure its obligation to repay Infinium. The total amount due to Infinium under the agreement with trust no. 1 is $586,058 and under the agreement with trust no. 2 is $751,581. Infinium has no right to terminate either agreement, so it is unlikely that Infinium will receive any payment until Mr. Pemberton's death. Mr. Pemberton has a life expectancy of approximately 19.4 years, according to actuarial tables published by the Internal Revenue Service.

     In connection with the merger, Infinium agreed that it will sell its rights to payment with respect to these split-dollar life insurance policies to a partnership to be designated by the trust owning the policy. This partnership would be an affiliate of Mr. Pemberton. Such sale would occur immediately before the closing of the merger. The price to be paid to Infinium is the present value of the right to receive the payments on the death of Mr. Pemberton plus any applicable taxes withheld. Such present value would be determined using the actuarial tables and discount rates that would be used for Federal Estate Tax valuation purposes for the estate of a decedent dying on the closing date of the merger. If the closing date of the merger were to occur in November 2002, the payment to be received with respect to trust no. 1 would be $312,334 and with respect to the policy owned by trust no. 2 would be $400,548.

  TRANSITIONAL SERVICES AGREEMENTS

     SSA has also agreed to offer to each of Messrs. McGowan, Gerraughty, Gutch and Weyher and Ms. Monk (not later than November 12, 2002) a transitional services agreement having the following terms:

     - the provision of certain transitional services by the senior executive to Infinium, SSA or their subsidiaries or affiliates, as a consultant and at such times as may be mutually agreed to by the senior executive and SSA, such services to be rendered for a period of at least 15 days within the first 45 days after the closing of the merger;

     - a general release of claims by the officer in favor of SSA, Infinium, Samurai Merger Sub and their subsidiaries and affiliates;

     - a noncompete and nonsolicit agreement on the part of the senior executive for a period of one year following the closing of the merger; and

     - a transitional services fee paid to the officer in an amount equal to such senior executive's current annual base salary, payable over the one-year following the closing of the merger.

In connection with the offer of a transitional services agreement to the senior executives, Infinium has agreed that it shall use its best efforts to cause such executives to enter into the agreement. The transitional services agreement is in addition to any severance or other benefits to which the senior executive is already entitled as a result of the merger.

  DIRECTOR AND OFFICER INDEMNIFICATION

     The terms of the merger agreement also provide that SSA will cause Infinium, as the surviving corporation, to indemnify each present and former Infinium director and officer against liabilities arising out of the fact that such person is or was a director or officer of Infinium, and maintain in effect a policy of directors' and officers' liability insurance comparable to Infinium's existing policy, for the benefit of such directors and officers.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of common stock in light of the stockholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as stockholders who are not citizens or residents of the United States, stockholders whose functional currency is not the U.S. dollar, stockholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, stockholders who acquired their common stock through the exercise of options or similar derivative securities or stockholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the federal income tax consequences to holders of options to acquire Infinium common stock or to holders of Infinium common stock who acquired their shares of Infinium common stock through stock option or stock purchase plan programs or in other compensatory transactions. This discussion assumes that holders of Infinium common stock hold their shares as capital assets within the meaning of the Code. No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

     We intend this discussion to provide only a general summary of the material federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

     The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. A stockholder who receives cash in exchange for shares pursuant to the merger will generally recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis for the shares surrendered for cash pursuant to the merger. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the merger.

     Capital gains recognized by non-corporate taxpayers from the sale of common stock held more than one year will generally be subject to U.S. federal income tax at a rate not to exceed 20%. Capital gains recognized by non-corporate taxpayers from the sale of common stock held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of net capital losses against ordinary income, and unused losses may be carried forward to subsequent tax years.

     The receipt of cash, if any, pursuant to the exercise by a holder of shares of common stock of appraisal rights under the General Laws of Massachusetts, will be a taxable transaction. We encourage any holder of shares of common stock considering the exercise of any appraisal rights to consult a tax advisor to determine the tax consequence of exercising such appraisal rights.

     Certain non-corporate holders of shares of common stock will be subject to backup withholding at a rate of 30% on cash payments received pursuant to the merger unless the holder provides certain certifications required by the Internal Revenue Service. Backup withholding will not apply to a holder of shares of common stock who furnishes a taxpayer identification number, or TIN, and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter or who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding.

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under it by the Federal Trade Commission, the merger cannot be completed until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. Infinium and SSA have filed all required notification and report forms under the Hart-Scott-Rodino Act.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement and is qualified in its entirety by the actual merger agreement attached as Annex A. The following description may not contain all the information about the merger agreement that is important to you. We encourage you to read the merger agreement, which is attached as Annex A to this proxy statement and incorporated by reference.

     The merger agreement provides that, after all of the conditions to the merger agreement have been satisfied or waived, Samurai Merger Sub will be merged with and into Infinium, after which Infinium will be the surviving corporation, as a privately held, wholly-owned subsidiary of SSA. The merger will become effective at the time the applicable articles of merger are filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, or at such other time as may be agreed upon by the parties.

MERGER CONSIDERATION

     At the closing of the merger, each issued and outstanding share of Infinium common stock, other than treasury shares owned by Infinium itself or by any subsidiary of Infinium and shares held by stockholders who are entitled to demand and have properly exercised appraisal rights, will be converted into the right to receive cash payment of $7.00 upon the surrender of the certificate representing that share. No interest will be paid on the merger consideration of $7.00. Infinium's stockholders will cease to have an equity interest in, or possess any rights as stockholders of, Infinium.

OUTSTANDING OPTIONS

     If the merger is completed, all outstanding options to purchase Infinium common stock under its stock option plans and employee stock purchase plan will be canceled, whether or not vested or exercisable and regardless of the exercise price, and converted into the right to receive a cash payment equal to the product of (1) the number shares underlying the option and (2) the amount by which $7.00 is greater than the per share exercise price of the option. If the merger is not closed by December 31, 2002, the expiration of the current employee stock purchase plan offering period, the options granted under that plan will be exercised pursuant to the terms of such plan and the plan will be terminated.

THE SURVIVING CORPORATION

     Infinium will be the surviving corporation in the merger. Following the merger, Infinium will no longer be a publicly traded company but will be a privately held, wholly-owned subsidiary of SSA.

REPRESENTATIONS AND WARRANTIES

     Infinium, SSA and Samurai Merger Sub have made a number of reciprocal representations and warranties to each other as to, among other things, due incorporation and good standing, corporate authority to enter into the merger and filings with governmental entities. Representations and warranties made solely by Infinium to SSA and Samurai Merger Sub include the following items: capitalization of Infinium and ownership of subsidiaries, consents and approvals, filing of and disclosure in required SEC filings (including financial statements' compliance with generally accepted accounting principles), absence of undisclosed material liabilities, absence of certain changes, filing of tax returns and payment of taxes, title to properties and owned and leased real property, intellectual property, products, contracts, pending or threatened litigation, environmental matters, employee benefit plans, compliance with applicable laws, permits and licenses, labor matters, insurance, information in proxy statement, brokers, inapplicability of state takeover statutes, voting requirements, rights agreement and opinion of financial advisor.

     Some of Infinium's representations and warranties will not be considered breached unless the breach of the representation or warranty constitutes a material breach or if such breach has a material adverse effect on Infinium. For purposes of the merger agreement, a "material adverse effect" is any event, change, occurrence, effect, development or circumstance that has or is reasonably likely to have, individually or in the aggregate, a material adverse effect on (1) the business, properties, financial condition or results of operations of Infinium and its subsidiaries taken as a whole, or (2) the ability of Infinium to perform its obligations under the merger agreement or to complete the merger on a timely basis, provided that none of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been or would be, a material adverse effect:

     - any adverse event, change, occurrence, effect, development or circumstance resulting from or related to general business, economic, industry or financial market conditions, including any such conditions arising out of acts of terrorism or war or any armed hostilities to the extent such acts do not directly affect Infinium or its assets or employees;

     - any adverse event, change, occurrence, effect, development or circumstance resulting primarily from or relating primarily to the announcement or pendency of the merger (including any cancellations or delays in customer orders, reductions in sales, loss of employees, action taken by a competitor, disruptions in supplier, licensor, licensee, partner, employee or similar relationships or a claim, action or proceeding other than by a governmental entity);

     - any adverse event, change, occurrence, effect, development or circumstance resulting primarily from or relating primarily to the taking of any action contemplated by the merger agreement or any action to which SSA consented in writing;

     - any adverse event, change, occurrence, effect, development or circumstance resulting primarily from or relating primarily to any material breach by SSA of any provision of the merger agreement or any other action of SSA or any subsidiary of SSA; or

     - any failure to meet internal, published or other estimates, predictions, projections or forecasts of revenues, net income or any other measure of financial performance, provided that any underlying event, change, occurrence, effect, development or circumstance that gave rise to the failure will be taken into account in determining if there has been or would be a material adverse effect.

     In addition, SSA and Samurai Merger Sub have represented and warranted to Infinium that SSA, together with its affiliates, has funds on hand or available financing in an amount sufficient to consummate merger.

     The representations and warranties of the parties in the merger agreement do not survive the completion of the merger.

CONDUCT OF INFINIUM BUSINESS

     Infinium has agreed with SSA, for the period between signing of the merger agreement and the closing of the merger, to conduct its operations according to its regular and ordinary course of business, consistent with past practice. Infinium has also agreed with SSA to use its reasonable best efforts to preserve its and its subsidiaries' business organization, assets and properties and relationships with employees, customers, clients, suppliers and others having material business dealing with Infinium.

     Subject to certain exceptions, Infinium has agreed with SSA not to and to cause its subsidiaries not to, without the consent of SSA (which consent may not be unreasonably withheld):

     - amend its articles of organization or by-laws;

     - sell, transfer or pledge, or agree to sell, transfer or pledge any shares of capital stock it owns in any other person;

     - declare, set aside or pay any dividend or other distribution payable in cash, securities, or other property with respect to, or effect a split, combination, redemption or reclassification, or purchase or otherwise acquire any shares of its capital stock;

     - issue or sell, or authorize to issue or sell, any shares of its capital stock or any securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights to purchase or subscribe for any shares of its capital stock, or change its capital structure;

     - acquire, authorize or make any investment in, or make any capital contribution to another entity;

     - make or enter into any contracts relating to the making of capital expenditures in excess of $50,000 in any calendar year, or $200,000 in the aggregate;

     - acquire, by merging or consolidating with, by purchasing an equity interest in, or by purchasing the assets of any other business or entity;

     - transfer, lease, license, guarantee, sell, mortgage, pledge or otherwise dispose of or encumber any material assets or assets with a value individually in excess of $10,000;

     - increase the compensation or fringe benefits of its directors, officers or employees, grant any new severance or termination pay or materially modify the terms of any employment, benefit or severance agreement, or adopt new compensation and benefit plans, or amend or modify any compensation and benefit plans;

     - change accounting methods, practices, policies or procedures;

     - liquidate, dissolve, merge, consolidate or effect a recapitalization, reorganization or restructuring;

     - incur, assume, modify or prepay indebtedness for borrowed money or make loans, or enter into new commitments with respect to capital leases in an amount in excess of $200,000;

     - accelerate payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance or other compensation;

     - pay, settle or discharge any claims, litigation, liabilities or obligations in excess of $200,000 in the aggregate or other than in the ordinary course of business;

     - plan, announce, implement or effectuate any reduction in force or other program concerning the termination of employees, except in the ordinary course of business;

     - take or omit to take actions that would, directly or indirectly, restrict or impair the ability of SSA or Samurai Merger Sub to vote or otherwise exercise the rights and receive the benefits of a stockholder with respect to Infinium's capital stock that may be acquired or controlled by SSA or Samurai Merger Sub;

     - take or omit to take any actions which would violate any material permit of Infinium and result in the modification, suspension, cancellation or termination of any material permit, or would impede, delay, hinder or make it burdensome for the surviving corporation or SSA to obtain or maintain all authorizations required to maintain any material permits;

     - enter into a new material line of business, or enter into agreements that restrict Infinium's or any of its subsidiaries' ability to compete with any other person or conduct any line of business;

     - amend previously filed tax returns, make any material tax elections or settle any tax liabilities or refunds;

     - fail to maintain insurance on its assets and business in amounts that are consistent with past practice and standard industry practice; or

     - authorize or enter into an agreement to do any of the foregoing.

     Infinium has also agreed with SSA, prior to the closing of the merger, to:

     - in connection with its shareholder rights agreement, not to redeem the rights, amend or terminate the agreement or take any action which would allow another person to beneficially own more than 20% of Infinium common stock;

     - use its reasonable best efforts to obtain a waiver from Silicon Valley Bank of applicable covenants and events of default contained in its loan documents or, alternatively, terminate the credit facility;

     - use its reasonable best efforts to obtain termination of the UCC-1 financing statements listing Merrill Lynch Business Financial Services Inc. as a secured party of Infinium, which related to a prior credit agreement that has terminated;

     - cause its subsidiaries in the United Kingdom and Malaysia to be in good standing and to be current with all required filings; and

     - provide notice of the merger to The First National Bank of Boston-Singapore as required under a credit facility with the bank.

ACQUISITION PROPOSALS

     Infinium may, in response to an unsolicited acquisition proposal, subject to certain conditions, furnish information to or participate in discussions with, an individual or entity making the acquisition proposal to determine if the acquisition proposal is or would be reasonably likely to lead to, a superior proposal, if such information or discussion is under a confidentiality agreement and Infinium's board of directors determines in good faith, after consultation with its outside counsel, that the failure to do so would be inconsistent with its fiduciary duties. Infinium must notify SSA as promptly as practicable (and in any event within 24 hours) of any acquisition proposal.

     The merger agreement defines "superior proposal" as a bona fide written offer not solicited by or on behalf of Infinium or any of its subsidiaries, affiliates or representatives made by a third party to acquire, directly or indirectly:

     - more than 50% of Infinium common stock pursuant to a tender offer followed by a merger;

     - all the shares of Infinium common stock pursuant to a merger; or

     - all or substantially all of the assets of Infinium and its subsidiaries;

in each case:

     - on terms which Infinium's board of directors determines in good faith, after consultation with Infinium's outside counsel and its outside financial advisor would, if consummated, be more favorable from a financial point of view to Infinium and its stockholders than the transaction contemplated by the merger agreement;

     - which Infinium's board of directors determines in good faith, after consultation with Infinium's outside counsel and its outside financial advisor, is reasonably capable of being consummated, taking into account such factors that Infinium's board of directors deems relevant;

     - which is not conditioned on the receipt of any financing; and

     - which is not made in violation of any standstill, confidentiality or similar agreement entered into by Infinium or any of its subsidiaries, affiliates or representatives.

     The merger agreement defines "acquisition proposal" as the following:

     - any inquiry, proposal or offer relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of Infinium and its subsidiaries or 15% or more of any class of equity securities of Infinium or any of its subsidiaries in a single transaction or series of related transactions;

     - any tender offer or exchange offer that would result in any person beneficially owning 15% or more of any class of equity securities of Infinium or any of its subsidiaries or the filing with the SEC of a registration statement under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended;

     - any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving Infinium or any subsidiary of Infinium; or

     - any public announcement by or on behalf of Infinium, any of Infinium's subsidiaries, affiliates or representatives by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

in each case, other than the merger contemplated by the merger agreement.

ACCESS TO INFORMATION

     Infinium has agreed that it will give SSA reasonable access to the books and records and other information concerning the business of Infinium.

PROXY MATERIAL

     Infinium has represented to SSA and Samurai Merger Sub that this proxy statement will materially comply with all applicable laws. If an event occurs before the special meeting of stockholders takes place which should be described in an amendment to this proxy statement, Infinium will make all necessary filings with the SEC. SSA has represented to Infinium that no written information supplied by SSA and Samurai Merger Sub to be included in this proxy statement or any other filing with the SEC required to complete the merger, including any amendment to the filings will, at the time when supplied to Infinium, filed with the SEC, mailed to stockholders or at the time of the special meeting of stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make any statements therein not misleading.

FILINGS; OTHER ACTIONS; NOTIFICATION

     Infinium and SSA have agreed, and Infinium has agreed to cause its subsidiaries, to cooperate and use reasonable best efforts to complete all necessary actions under the merger agreement to effect the merger in the most expeditious manner practicable, including obtaining all necessary waivers and consents to effect any necessary registrations and filings.

PUBLICITY; COMMUNICATIONS

     Infinium and SSA have agreed that they will not issue, without the approval of the other party, any press release or other public announcement with respect to the merger agreement or the merger, except as and to the extent that it is required by applicable law. Infinium and SSA have agreed to consult with each other before issuing any press release or making any public announcement with respect to the merger agreement and the merger.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     All rights to indemnification of individuals who were directors and officers of Infinium, as provided in Infinium's by-laws and corporate charter, with respect to acts and omissions occurring prior to the closing of the merger will survive for a period of six years after the closing with respect to any claims against such directors or officers arising out of such acts or omissions. For a period of three years following the closing of the merger and subject to the terms and conditions described in the merger agreement, SSA will cause Infinium, as the surviving corporation, to maintain in effect a policy of directors' and officers' liability insurance comparable to Infinium's existing policy, for the benefit of the directors and officers of Infinium for acts and omissions occurring prior to the closing of the merger.

EXPENSES

     SSA will reimburse Infinium for 50% of the filing fee associated with the proxy statement filed with the SEC in connection with the merger. Infinium will reimburse SSA for 50% of the fee associated with the filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Except as noted in the previous sentence, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the related transactions, including the merger will be paid by the party incurring such expense. In addition, please read the section entitled "The Merger Agreement -- Break-Up Fee" beginning on page 28 of this proxy statement.

PRINCIPAL CONDITIONS TO THE COMPLETION OF THE MERGER AGREEMENT

     Each party's obligation to complete the merger is subject to the satisfaction of the following conditions:

     - the merger agreement and the merger shall have been approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Infinium common stock entitled to vote thereon in accordance with the General Laws of Massachusetts and the articles of organization and by-laws of Infinium, as amended;

     - all authorizations, consents, approvals and filings in connection with any governmental entity shall have been obtained or filed, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - absence of legal restraint or prohibition preventing the completion of the merger; and

     - the other party must have performed in all material respects its covenants and agreements required under the merger agreement, and the representations and warranties of the other party must be true and correct such that the aggregate effect of any inaccuracies in such representations and warranties do not comprise a material adverse effect on such party.

     SSA's obligation to complete the merger is also subject to satisfaction of the following conditions:

     - the voting agreement, entered into by and among SSA, Infinium and Mr. Pemberton and his affiliated trusts, shall be duly executed, valid, in full force and effect against all parties thereto, and Infinium shall have complied with the voting agreement in all material respects;

     - there shall not be instituted, pending or threatened any action or proceeding by a governmental entity relating to the merger agreement, the voting agreement or the transactions contemplated thereby;

     - there shall not have occurred a material adverse change in the business, properties, financial condition or results of operations of Infinium and any of its subsidiaries;

     - the sale of all of the issued and outstanding stock of Cort Directions, Inc. shall have occurred or there shall be no obligation to consummate such sale; and

     - the resignation of all directors of Infinium, its subsidiaries and any nominee of Infinium to the board of directors of Metro-Infinium (Thailand) Company Limited.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing of the merger:

     - by mutual written consent of the parties;

     - by either party if (1) the merger has not been completed on or before April 26, 2003 or (2) the completion of the merger is legally prohibited by a final and non-appealable order or by law or (3) the stockholders of Infinium fail to approve the merger agreement and the merger;

     - by Infinium, if (1) the representations and warranties of SSA and Samurai Merger Sub contained in the merger agreement are not true and correct such that the aggregate effect of any inaccuracies in such representations and warranties has a material adverse effect on the ability of SSA and Samurai Merger Sub to duly perform their respective obligations under the merger agreement or to close the merger on a timely basis and such misrepresentation cannot be, or has not been, cured within 15 days of notice of such breach (or by April 26, 2003, whichever is earlier) or (2) SSA or

       Samurai Merger Sub fail to perform in all material respects each of their respective agreements under the merger agreement required to be performed by them prior to the closing, and such failure to perform cannot be, or has not been, cured within 15 days of notice of such breach (or by April 26, 2003, whichever is earlier) or (3) Infinium's board of directors receives an unsolicited superior proposal for Infinium and determines, in good faith, that failure to terminate the merger agreement and enter in definitive agreement with respect to that superior proposal would be inconsistent with its fiduciary duties (provided that Infinium has given notice of its decision to terminate the merger agreement and five business days have elapsed following delivery of that notice to SSA and, during that five business day period, Infinium cooperated with SSA with the intent of enabling SSA to modify the terms of the merger agreement) and enters into a definitive agreement for that proposal; or

     - by SSA, if (1) Infinium withdraws, modifies or amends, or approves the withdrawal, modification or amendment, in a manner adverse to SSA or Samurai Merger Sub, of its approval or recommendation of the merger agreement, the merger or any of the other transactions contemplated thereby, (2) Infinium approves, recommends, or enters into any agreement concerning an acquisition proposal, or (3) after an acquisition proposal for Infinium is made, Infinium's board of directors fails to affirm its recommendation and approval of the merger agreement and the merger within 5 business days of a request to do so by SSA, (4) a tender offer or exchange offer constituting an acquisition proposal is commenced and Infinium's board of directors does not recommend against acceptance of such offer by Infinium's stockholders, (5) there has been a breach by Infinium of the non-solicitation/no-shop covenant set forth in Section
       6.3 of the merger agreement (other than unintentional, immaterial breaches that do not adversely affect the rights of SSA), (6) the representations and warranties of Infinium contained in the merger agreement are not true and correct such that the aggregate effect of any inaccuracies in such representations and warranties comprises a material adverse effect on Infinium and such misrepresentation cannot be, or has not been, cured within 15 days of notice of such breach (or by April 26, 2003, whichever is earlier) or (7) Infinium fails to perform in all material respects the agreements under the merger agreement required to be performed by Infinium prior to the closing, and such failure to perform cannot be, or has not been, cured within 15 days of notice of such breach (or by April 26, 2003, whichever is earlier).

     If the merger agreement is terminated and abandoned, the merger agreement will be void and Infinium, SSA and Samurai Merger Sub will not have any liability other than obligations to pay any break-up fee, if applicable, as described below, provided, however, no such termination will relieve any party of any liability or damages resulting from any breach of representation, warranty or covenant in the merger agreement prior to such termination.

BREAK-UP FEE

     Infinium must pay SSA a fee of $4,000,000 plus expenses in an amount not to exceed $500,000 if the merger agreement is terminated under any of the following conditions:

     - SSA terminates the merger agreement because the merger has not been completed by April 26, 2003 or because the requisite stockholder vote of Infinium to approve the merger agreement and the merger has not been obtained and, at the time of the termination, there is an acquisition proposal that has been publicly made, proposed, communicated or disclosed;

     - SSA terminates the merger agreement because by SSA because (1) Infinium withdraws, modifies or amends, or resolves or votes to do any of the foregoing, in a manner adverse to SSA or Samurai Merger Sub, its approval or recommendation of the merger agreement, the merger or any of the other transactions contemplated thereby, (2) approves, recommends, or resolves or votes to do any of the foregoing, or enters into any agreement concerning an acquisition proposal, or (3) after an acquisition proposal for Infinium is made, Infinium's board of directors fails to affirm its recommendation and approval of the merger agreement and the merger within 5 days of a request to do so by SSA, (4) a tender offer or exchange offer constituting an acquisition proposal is commenced and Infinium's board of directors does not recommend against acceptance of such offer by Infinium's stockholders, (5) there has been a breach by Infinium of the non-solicitation/no-shop covenant set forth in Section 6.3 of the merger agreement (other than unintentional, immaterial breaches that do not adverse affect the rights of SSA), (6) the representations and warranties of Infinium are not true and correct such that the aggregate effect of any inaccuracies in such representations and warranties do not comprise a material adverse effect on Infinium and such misrepresentation cannot be, or has not been, cured within 15 days of notice of such breach (or by April 26, 2003, whichever is earlier) or (7) Infinium fails to perform in all material respects the obligations required under the merger agreement to be performed by Infinium prior to the closing, and such failure to perform cannot be, or has not been, cured within 15 days of notice of such breach (or by April 26, 2003, whichever is earlier);

     - Infinium, subject to certain conditions, terminates the merger agreement because the merger has not been completed by April 26, 2003 and, within six months of the termination, Infinium enters into an agreement, arrangement or understanding (including a letter of intent) with respect to or consummates any acquisition proposal; or

     - Infinium, subject to certain conditions, terminates the merger agreement because Infinium's board of directors receives a superior proposal for Infinium and determines, in good faith, that failure to terminate the merger agreement and enter in definitive agreement with respect to such superior proposal would be inconsistent with its fiduciary duties.

AMENDMENT; WAIVER OF CONDITIONS

     The merger agreement may be amended by mutual written consent of the parties, provided that after stockholder approval of the merger agreement and the merger, no amendment shall be made that by law would require further approval by Infinium's stockholders without obtaining such approval, and the conditions to each of the parties' obligations to consummate the merger may be waived by such party.

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the merger.

                              THE VOTING AGREEMENT

     The following is a summary of the material terms of the voting agreement between Infinium, SSA, Mr. Robert A. Pemberton, chairman of Infinium's board of directors, and certain of his affiliated trusts consisting of the Robert A. Pemberton Family Trust and The Pemberton Family Foundation, Inc. and is qualified in its entirety by the actual voting agreement which is attached as Annex B to this proxy statement. The following description may not contain all the information about the voting agreement that is important to you. We encourage you to read the voting agreement, which is attached as Annex B and incorporated in this proxy statement by reference.

     Mr. Pemberton and his affiliated trusts are the beneficial owners of 16.3% of the issued and outstanding shares of Infinium common stock. As a condition and inducement to SSA's willingness to enter into the merger agreement and close the merger, Mr. Pemberton and his affiliated trusts agreed to vote these shares in favor of adoption of the merger agreement and the merger and have granted an irrevocable proxy to SSA to vote their shares of Infinium common stock in favor of the adoption of the merger agreement and merger.

     Mr. Pemberton and his affiliated trusts have also agreed, among other things:

     - to cease any ongoing discussions or negotiations with respect to any acquisition proposal of Infinium and promptly report to SSA any such proposal;

     - not to offer for sale, sell, or otherwise dispose of any or all of their shares of Infinium common stock;

     - not to grant any proxy with respect to their shares of Infinium common stock;

     - to vote in favor of the merger agreement, the merger and the transactions contemplated by the merger agreement and the merger;

     - to vote against any action or agreement that would result in:

      - a breach of any covenant, representation or warranty by Infinium under the merger agreement or the voting agreement,

      - any acquisition proposal of Infinium,

      - any change in a majority of Infinium's board of directors,

      - any amendment to Infinium's charter or by-laws, or

      - or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the merger and all transactions contemplated thereby.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information about the beneficial ownership of Infinium common stock as of September 30, 2002 by:

     - each person who is known to us to beneficially own more than 5% of our outstanding common stock;

     - the chief executive officer and each of our four most highly paid executive officers who were serving as executive officers at the end of the last fiscal year;

     - each director of Infinium; and

     - all executive officers and directors as a group.

Except as otherwise indicated, each of the stockholders named below has sole voting and investment power over the shares of common stock listed as beneficially owned.

                                                              AMOUNT AND
NAME OF                                                        NATURE OF            PERCENT
BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)   OF CLASS(2)
----------------                                        -----------------------   -----------
5% STOCKHOLDERS
Robert A. Pemberton(3)................................         2,218,563             16.3%
Benson Associates, LLC(4).............................           877,900              6.5
FMR Corp.(5)..........................................         1,335,836              9.8
FleetBoston Financial Corp(6).........................           780,123              5.8
DIRECTORS AND EXECUTIVE OFFICERS
Manuel Correia(7).....................................            83,522                *
Michael A. Cusumano(8)................................            27,000                *
William B. Gerraughty, Jr.(9).........................           180,256              1.3
David J. Gutch(10)....................................           103,956                *
Fred L. Luconi(11)....................................            42,000                *
James E. McGowan(12)..................................           140,000              1.0
Anne Marie Monk(13)...................................           271,514              2.0
Roland D. Pampel(14)..................................            43,000                *
Robert P. Schechter(15)...............................            42,000                *
David C. Weyher(16)...................................            74,338                *
All executive officers and directors as a group (11
  persons)(17)........................................         3,227,149             22.5

---------------

  *  Represents less than 1% of the aggregate voting power.

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 30, 2002 through the exercise of stock options or other rights. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, to the knowledge of Infinium based upon information provided by such persons, each person named in the table above has sole voting power and investment power (or shares such power with his or her spouse or sibling) with respect to all shares of common stock listed as owned by such person. Except as otherwise noted below, the address of each beneficial owner is c/o Infinium Software, Inc., 25 Communications Way, Hyannis, Massachusetts 02601.

 (2) Applicable percentage of ownership as of September 30, 2002 is based upon 13,565,863 shares of common stock outstanding on such date. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 30, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (3) Mr. Pemberton's share amount includes 7,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002 and 175,000 shares of common stock held by The Pemberton Family Foundation, Inc., a not-for-profit organization (as to which Mr. Pemberton disclaims beneficial ownership) exempt from tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and the directors and officers of which are Mr. Pemberton. His share amount also includes 2,036,563 shares of common stock held by The Robert A. Pemberton Family Trust, dated December 30, 1988, of which Mr. Pemberton is a trustee.

 (4) Share ownership information is derived solely from a Schedule 13G/A filed by Benson Associates, LLC with the SEC on February 14, 2002 and other information provided to Infinium by Benson Associates. The address of Benson Associates is 111 S.W. Fifth Avenue, Suite 2130, Portland, Oregon 97204.

 (5) Share ownership information is derived solely from information provided to Infinium by FMR Corp. The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.

 (6) Share ownership information is derived solely from information provided to Infinium by FleetBoston Corp. The address of FleetBoston Corp. is One Federal Street, Boston, Massachusetts 02110.

 (7) Includes 70,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002 and 6,000 shares of common stock held jointly by Mr. Correia and his spouse. Also includes 7,522 shares of common stock held jointly by Mr. Correia and his brother.

 (8) Includes 17,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

 (9) Consists of 77,800 shares of common stock held by Mr. Gerraughty's children and 102,456 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(10) Includes 102,456 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(11) Includes 17,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(12) Consists of 140,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(13) Includes 170,114 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(14) Consists of 1,000 shares of common stock held jointly by Mr. Pampel and his spouse and 42,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(15) Consists of 1,000 shares of common stock held jointly by Mr. Schechter and his spouse and 42,000 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(16) Includes 4,000 shares of common stock held by a family trust of which Mr. Weyher is a trustee and 48,338 shares of common stock issuable pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

(17) Includes 758,364 shares of common stock issuable to all executive officers and directors pursuant to outstanding stock options exercisable within 60 days of September 30, 2002.

                                  APPRAISAL RIGHTS

     Sections 85 through 98, inclusive, of Chapter 156B of the Massachusetts General Laws, which we call the Massachusetts appraisal statute, entitle any holder of Infinium common stock, who files a written objection to the proposal to approve the merger and merger agreement before the vote at the Infinium special meeting and does not vote in favor of the merger, to demand in writing that Infinium pay that holder, in cash, the fair value of his shares of common stock exclusive of any element of value arising from the expectation or accomplishment of the merger. Infinium stockholders who follow the procedures set out in the Massachusetts appraisal statute for any of their Infinium common stock will be entitled to have a court appraise those shares and receive that fair value, together with interest, if the merger closes.

     The following is a summary of the material features of the Massachusetts appraisal statute. It is qualified by reference to the full text of the statute, a copy of which is attached as Annex D to this proxy statement.

     A stockholder who intends to exercise appraisal rights must deliver to Infinium, before the vote of Infinium's stockholders on the merger and merger agreement, a written objection to the merger and merger agreement, stating that the stockholder intends to demand payment for shares of common stock held by the stockholder if the merger closes. The written objection should be delivered to Infinium Software, Inc., 25 Communications Way, Hyannis, Massachusetts 02601,
Attention: Anne Marie Monk, Esq. We recommend that you send any written objection by registered or certified mail, return receipt requested. A vote against the merger proposal, not coupled with a timely written objection, will not serve to perfect appraisal rights. The written objection must be in addition to, and separate from, any proxy or vote against the proposal.

     Infinium stockholders should execute any demand for appraisal in the stockholder's name as it appears on the stockholder's stock certificates. If the stockholder owns common stock in a fiduciary capacity, such as a trustee, guardian or custodian, the stockholder should execute the demand in that capacity. If more than one person owns the common stock (for example, a joint tenancy or tenancy in common), all the joint owners should execute the demand.

     A record holder, such as a broker who holds shares of Infinium common stock as a nominee for beneficial owners, must exercise appraisal rights on behalf of those beneficial owners. Any person having a beneficial interest in any Infinium shares held of record in the name of another person (for example, a broker or nominee) must act promptly to cause the record holder to take the steps set forth in the Massachusetts appraisal statute, in a timely manner, in order to perfect the beneficial owner's appraisal rights. The written demand should set forth the number of shares of common stock covered by the demand. Unless a demand specifies a lesser number of shares, Infinium will treat the demand as applying to all the shares held in the name of the record holder.

     Stockholders who wish to exercise appraisal rights may not vote in favor of the merger agreement and the merger. A stockholder who votes in favor of that proposal will not be entitled to exercise appraisal rights. The submission of a signed blank proxy card will serve to waive appraisal rights. However, failure to return a proxy card or vote (or abstaining from voting) will not waive appraisal rights.

     Within ten days after the merger closes, Infinium will notify each record holder of shares of Infinium common stock who has purported to comply with the Massachusetts appraisal statute and whose shares were not voted in favor of the merger and the merger agreement that the merger closed. That notice will not be deemed to confer any rights in any stockholder receiving the notice to demand payment for his, her or its stock. In other words, if the Infinium stockholder has not complied with the Massachusetts appraisal statute, the notice from Infinium will not change that fact. Infinium or its agent will send the notice by registered or certified mail, addressed to the stockholder at the stockholder's last known address as it appears on the records of Infinium's transfer agent immediately before the merger. Within 20 days after that notice is mailed, the Infinium stockholder must demand in writing payment for such stockholder's stock. Failure to make such a demand, within that period, will serve to waive appraisal rights.

     Once an Infinium stockholder submits a demand for appraisal, the stockholder may withdraw the demand only with Infinium's approval. If the demand is effectively withdrawn, then, absent an agreement between the stockholder and Infinium to the contrary, the stockholder would receive the cash payable to stockholders who did not exercise appraisal rights.

     An Infinium stockholder who perfects appraisal rights and reaches agreement with Infinium on the fair value of the stockholder's shares will receive that value, with interest, by check. If the stockholder and Infinium do not reach agreement on fair value within 30 days after the end of the 20-day period during which stockholders must make their demands for appraisal, either Infinium or the stockholder may file a bill in equity in Massachusetts Superior Court, within four months after the end of those 30 days, to have the fair value determined through judicial proceedings. Neither Infinium nor SSA will have any obligation, and currently do not have any intention, to elect to cause the fair value of the shares of dissenting stockholders to be determined through judicial proceedings.

     If the bill in equity is timely filed, the court will hold a hearing. After the hearing, the court will enter a decree determining the "fair value" of the Infinium common stock. The court will also order Infinium to pay dissenting stockholders the fair value of their shares, together with interest from the date of the vote approving the merger agreement and the merger, upon delivery by them to Infinium of their certificates representing the Infinium common stock.

     "Fair value" of a dissenting stockholder's shares will be determined as of the day before the approval by the stockholders of the merger agreement and the merger and shall be exclusive of any element of value arising from the expectation or accomplishment of the merger. Although Massachusetts courts have broad discretion in determining the fair value of stock of dissenting stockholders, the Massachusetts Supreme Judicial Court has held that a judicial determination of "fair value" may appropriately measure and weigh a variety of factors bearing on value, including market value, value based on earnings and net asset value. The trial judge in each case has the responsibility of determining the relevance and weight of each factor.

     A final judgment by the court determining the fair value of the Infinium common stock is binding on and enforceable by stockholders who have perfected their statutory appraisal rights, and on Infinium. A stockholder who perfects rights as a dissenting stockholder will be entitled to receive only the fair value of such stockholder's shares as so determined, whether it is higher or lower than the amount the stockholder would have received if the stockholder's appraisal rights had not been perfected, and will not be entitled to any other rights as a stockholder.

     Holders of shares of Infinium common stock who seek to exercise appraisal rights, but who fail to perfect those rights, will have the same right to receive consideration for their shares as the non-dissenting stockholders have for their shares.

     For federal income tax purposes, Infinium's stockholders who receive cash for their shares of Infinium's stock after exercising appraisal rights will recognize taxable gain or loss. See "Material Federal Consequences."

                      WHERE YOU CAN FIND MORE INFORMATION

     Infinium files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Infinium files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Infinium, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You should rely only on the information contained in this proxy statement to vote on the merger agreement and the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [November [ ], 2002]. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and its mailing to stockholders shall not create any implication to the contrary.

                   HOUSEHOLDING OF SPECIAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of Infinium's proxy statement may have been sent to multiple stockholders in the same household. Infinium will promptly deliver a separate copy of this proxy statement to any stockholder upon request by writing or calling Infinium at the following address or phone number: Infinium Software, Inc., 25 Communications Way, Hyannis, Massachusetts 02601, Attention: Anne Marie Monk or by calling (508) 778-2000. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact Infinium at the above address and phone number.

                                 OTHER MATTERS

     As of the date of this proxy statement, Infinium's board of directors does not know of any other matter that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the enclosed form of proxy will be deemed to confer authority to the individuals named as proxies to vote your shares represented by such proxy with respect to any additional matters that are within the purposes set forth in the notice of the special meeting.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     We do not currently expect to hold a 2003 Annual Meeting of Stockholders because upon completion of the merger, Infinium will be a wholly-owned subsidiary of SSA. At such point, we would no longer have public stockholders or any public participation in our stockholder meetings.

     If the merger is not completed, we will hold a 2003 Annual Meeting of Stockholders. Stockholder proposals for inclusion in our proxy statement for such 2003 Annual Meeting of Stockholders would have to be submitted to our clerk in writing and received by us at our corporate headquarters located at 25 Communications Way, Hyannis, Massachusetts 02601, Attention: Anne Marie Monk, Esq., a reasonable time before we begin to print and mail our proxy materials for that meeting. Proposals of stockholders submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the 2003 Annual Meeting of Stockholders but not included in our proxy statement and form of proxy) must be received by us at our corporate headquarters in Hyannis, Massachusetts between October 11, 2002 and November 12, 2002 in order to be considered timely for purposes of the advance notice provision in our by-laws.

     The persons designated in our proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which we do not receive timely notice. If a stockholder proposal is received by us in a timely manner, the persons designated in our proxy card may still exercise discretionary authority under circumstances consistent with the SEC's proxy rules.

                                          By Order of the Board of Directors,

                                          /s/ James E. McGowan
                                          JAMES E. MCGOWAN
                                          President and Chief Executive Officer

[November [  ], 2002]

 INFINIUM'S BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE SPECIAL
                                    MEETING.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED FROM WITHIN THE UNITED STATES.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         SSA GLOBAL TECHNOLOGIES, INC.,

                        SAMURAI MERGER SUBSIDIARY, INC.

                                      AND

                            INFINIUM SOFTWARE, INC.

                          DATED AS OF OCTOBER 28, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I DEFINITIONS.......................................   A-5
ARTICLE II THE MERGER.......................................  A-14
  Section 2.1.   The Merger.................................  A-14
  Section 2.2.   Effective Time of the Merger...............  A-15
  Section 2.3.   Directors and Officers.....................  A-15
  Section 2.4.   Closing....................................  A-15
ARTICLE III CONVERSION OF SECURITIES........................  A-16
  Section 3.1.   Conversion of Capital Stock................  A-16
  Section 3.2.   Payment of Cash Merger Consideration.......  A-17
  Section 3.3.   Appraisal Rights...........................  A-19
  Section 3.4.   Stock Options and Restricted Stock.........  A-19
  Section 3.5.   Employee Stock Purchase Plan...............  A-19
  Section 3.6.   Further Assurances.........................  A-20
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....  A-20
  Section 4.1.   Organization...............................  A-20
  Section 4.2.   Capitalization.............................  A-20
  Section 4.3.   Authorization; Validity of Agreement;
     Company Action.........................................  A-22
  Section 4.4.   Consents and Approvals; No Violations......  A-22
  Section 4.5.   SEC Reports and Financial Statements.......  A-23
  Section 4.6.   No Undisclosed Liabilities.................  A-23
  Section 4.7.   Absence of Certain Changes.................  A-23
  Section 4.8.   Taxes......................................  A-26
  Section 4.9.   Title to Properties; Owned and Leased Real
     Properties; No Liens...................................  A-28
  Section 4.10.  Intellectual Property......................  A-28
  Section 4.11.  Products...................................  A-30
  Section 4.12.  Agreements, Contracts and Commitments......  A-31
  Section 4.13.  Litigation.................................  A-33
  Section 4.14.  Environmental Matters......................  A-33
  Section 4.15.  Employee Benefit Plans.....................  A-33
  Section 4.16.  Compliance with Laws.......................  A-34
  Section 4.17.  Permits and Licenses.......................  A-34
  Section 4.18.  Labor Matters..............................  A-34
  Section 4.19.  Insurance..................................  A-36
  Section 4.20.  Information in Proxy Statement.............  A-36
  Section 4.21.  Brokers....................................  A-36
  Section 4.22.  State Takeover Statutes....................  A-36
  Section 4.23.  Voting Requirements........................  A-36
  Section 4.24.  Rights Agreement...........................  A-37
  Section 4.25.  Opinion of Financial Advisor...............  A-37
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
  THE MERGER SUBSIDIARY.....................................  A-37
  Section 5.1.   Organization...............................  A-37
  Section 5.2.   Authorization; Validity of Agreement;
     Necessary Action.......................................  A-37

                                                              PAGE
                                                              ----
  Section 5.3.   Consents and Approvals; No Violations......  A-38
  Section 5.4.   Sufficiency of Funds.......................  A-38
  Section 5.5.   Information in Proxy Statement.............  A-38
  Section 5.6.   No Existing Discussions....................  A-39
ARTICLE VI COVENANTS........................................  A-39
  Section 6.1.   Interim Operations of the Company..........  A-39
  Section 6.2.   Confidentiality............................  A-42
  Section 6.3.   No Solicitation of Other Offers............  A-42
  Section 6.4.   Access to Information......................  A-44
  Section 6.5.   Special Meeting............................  A-45
  Section 6.6.   Proxy Statement............................  A-45
  Section 6.7.   Reasonable Best Efforts....................  A-46
  Section 6.8.   Public Disclosure..........................  A-47
  Section 6.9.   Notification of Certain Matters............  A-47
  Section 6.10.  Rights Agreement...........................  A-48
  Section 6.11.  Subsequent Filings.........................  A-48
  Section 6.12.  Communication to Employees.................  A-48
  Section 6.13.  Indemnification of Officers and Directors;
     Exculpation............................................  A-48
  Section 6.14.  Service Credit.............................  A-49
  Section 6.15.  Parent Acquisition Proposals...............  A-49
  Section 6.16.  Company Credit Agreement...................  A-49
  Section 6.17.  UCC Terminations...........................  A-50
  Section 6.18.  UK and Malaysia Filings....................  A-50
  Section 6.19.  Notices....................................  A-50
ARTICLE VII CONDITIONS TO EFFECT THE MERGER.................  A-50
  Section 7.1.   Conditions to Each Party's Obligation to
     Effect the Merger......................................  A-50
  Section 7.2.   Conditions to the Parent's and the Merger
                 Subsidiary's Obligation to Effect the
                 Merger.....................................  A-51
  Section 7.3.   Conditions to the Company's Obligation to
     Effect the Merger......................................  A-51
ARTICLE VIII TERMINATION....................................  A-52
  Section 8.1.   Termination................................  A-52
  Section 8.2.   Effect of Termination......................  A-53
  Section 8.3.   Fees and Expenses..........................  A-54
  Section 8.4.   Amendment..................................  A-54
  Section 8.5.   Extension; Waiver..........................  A-55
ARTICLE IX MISCELLANEOUS....................................  A-55
  Section 9.1.   Nonsurvival of Representations and
     Warranties.............................................  A-55
  Section 9.2.   Notices....................................  A-55
  Section 9.3.   Entire Agreement...........................  A-56
  Section 9.4.   No Third Party Beneficiaries...............  A-56
  Section 9.5.   Assignment.................................  A-56
  Section 9.6.   Interpretation.............................  A-56
  Section 9.7.   Counterparts...............................  A-56
  Section 9.8.   Severability...............................  A-56

                                                              PAGE
                                                              ----
  Section 9.9.   Governing Law..............................  A-57
  Section 9.10.  Submission to Jurisdiction.................  A-57
  Section 9.11.  Remedies...................................  A-57
  Section 9.12.  Waiver of Jury Trial.......................  A-57

Exhibits and Schedules
Exhibit A  Voting Agreement
Company Disclosure Letter

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER dated as of October 28, 2002 (this "AGREEMENT") is made by and among SSA Global Technologies, Inc., a Delaware corporation (the "PARENT"), Samurai Merger Subsidiary, Inc., a Massachusetts corporation and a direct wholly-owned subsidiary of the Parent (the "MERGER SUBSIDIARY"), and Infinium Software, Inc., a Massachusetts corporation (the "COMPANY"). The Parent, the Merger Subsidiary and the Company are each individually referred to herein as a "PARTY" and together collectively referred to herein as the "PARTIES".

                                   WITNESSETH

     WHEREAS, the respective Boards of Directors of the Company, the Parent and the Merger Subsidiary have approved the merger of the Merger Subsidiary with and into the Company, with the Company surviving (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and the Massachusetts Business Corporation Law (as in effect from time to time, the "BCL");

     WHEREAS, the respective Boards of Directors of the Parent and the Company have determined that the Merger is in the interest of their respective stockholders; and

     WHEREAS, as a condition and inducement to the Parent's willingness to enter into this Agreement, the Parent, the Company and certain of the Company's stockholders are entering into a voting agreement and irrevocable proxy, dated as of the date hereof, substantially in the form as that attached hereto as Exhibit A (the "VOTING AGREEMENT"), pursuant to which the Company Stockholders party thereto have agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the adoption of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement the following terms shall have the meanings set forth below:

          "ACQUISITION AGREEMENT" shall mean any letter of intent, agreement in principle, acquisition agreement, voting agreement, stock purchase agreement or other similar agreement relating to an Acquisition Proposal.

          "ACQUISITION PROPOSAL" shall mean (a) any inquiry, proposal or offer (including any proposal to stockholders of the Company) from any Person or group relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity securities of the Company or any of its Subsidiaries in a single transaction or a series of related transactions,
     (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries or the filing with the SEC of a registration statement under the Securities Act or any statement, schedule or report under the Exchange Act in connection therewith, (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than as expressly permitted pursuant to Section 6.1) or (d) any public announcement by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) or by any third party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          "ACTION OR PROCEEDING" shall mean actions, suits, proceedings, pleadings, claims, arbitrations, investigations, charges, allegations, complaints or demands.

          "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          "ANCILLARY PRODUCT MATERIALS" shall mean all Documentation concerning the Products, including the Engineering Information, the Testing Materials, the Marketing or User Materials and the Customer Support Materials.

          "APPRAISAL PROVISIONS" shall mean Sections 85 through 98 of the BCL and any successor provisions, as in effect as of the Effective Time.

          "APPRAISAL SHARES" shall mean Company Common Stock outstanding immediately prior to the Effective Time that are held by any Person who properly objects to the Merger and demands payment for and appraisal of such Company Common Stock pursuant to, and who complies in all respects with, the Appraisal Provisions.

          "BENEFIT PLANS" shall mean each retirement, pension, savings, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, death, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit that the Company and its Subsidiaries currently maintain or to which the Company and its Subsidiaries currently contribute or are required to contribute for the benefit of any of its employees or former employees (or dependents or beneficiaries thereof) (or as to which the Company and its Subsidiaries may otherwise have any liability, including, but not limited to, any pension plan ("PENSION PLAN") as defined in Section 3(2) of ERISA, any welfare plan ("WELFARE PLAN") as defined in Section 3(1) of ERISA or any program administered by a government, including, but not limited to, a Foreign Pension Plan, whether funded, insured or self-funded or whether written or oral.

          "BUSINESS DAY" shall mean any day except a Saturday, Sunday or any other day on which commercial banks are required or authorized to be closed in New York, New York or Boston, Massachusetts.

          "BUSINESS INTELLECTUAL PROPERTY" shall mean the material Owned Intellectual Property and the Licensed Intellectual Property.

          "CAA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "CERCLA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "COMPANY COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

          "COMPANY CONTRIBUTION" shall have the meaning ascribed to such term within the definition of Payment Fund.

          "COMPANY CREDIT AGREEMENT" shall mean the Loan and Security Agreement, dated October 26, 2001, by and between the Company and Silicon Valley Bank, as such agreement is in effect on the date hereof, without giving effect to any amendments, modifications or supplements after the date hereof, and all agreements and arrangements entered into pursuant thereto and in connection therewith.

          "COMPANY MATERIAL ADVERSE EFFECT" shall mean any event, change, occurrence, effect, development or circumstance that has or is reasonably likely to have, individually or in the aggregate, a material adverse effect on (a) the ability of the Company to duly perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis or (b) the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (A) any adverse event, change, occurrence, effect, development or circumstance resulting from or relating to general business, economic, industry or financial market conditions, including any such conditions arising out of acts of terrorism or war or any armed hostilities to the extent such acts do not directly affect the Company or its assets or employees; (B) any adverse event, change, occurrence, effect, development or circumstance (including any adverse change or effect resulting from or relating to a cancellation of or delay in customer orders, a reduction in sales, a loss of employees, an action taken by a competitor, a disruption in any relationship with any supplier, licensor, licensee, partner, employee or other person or a claim, action or proceeding other than those commenced by any Governmental Entity) resulting primarily from or relating primarily to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement; (C) any adverse event, change, occurrence, effect, development or circumstance resulting primarily from or relating primarily to the taking of any action contemplated by this Agreement or any action to which the Parent shall have consented in writing; (D) any adverse event, change, occurrence, effect, development or circumstance resulting primarily from or relating primarily to any material breach by the Parent of any provision of this Agreement or any other action by the Parent or any Subsidiary of the Parent; (E) any failure to meet internal, published or other estimates, predictions, projections or forecasts of revenues, net income or any other measure of financial performance, provided that any underlying event, change, occurrence, effect, development or circumstance that gave rise to such failure shall be taken into account in determining whether there has been or would be a Company Material Adverse Effect, except as otherwise provided in this paragraph.

          "COMPANY GAMING PERMITS" shall mean permits, approvals, licenses, authorizations, certificates, rights, exemptions, orders and franchises from gaming regulatory bodies necessary for the lawful conduct of the business of the Company and its Subsidiaries as now conducted.

          "COMPANY PERMITS" shall mean permits, approvals, licenses, authorizations, certificates, rights, exemptions, orders and franchises from Governmental Entities necessary for the ownership of assets and the lawful conduct of the business of the Company and its Subsidiaries as now conducted or as conducted through the Effective Time, including any Company Gaming Permits.

          "COMPANY REAL PROPERTY" shall mean, collectively, the Owned Real Property and the Leased Real Property.

          "COMPANY SEC DOCUMENTS" shall mean all forms, reports, schedules, statements and other documents (including, in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) required to be filed with the SEC by the Company since October 1, 1999 under the Exchange Act or the Securities Act (as such documents have been amended or supplemented between the time of their respective filing and the date of this Agreement).

          "COMPANY STOCKHOLDERS" shall mean the record holders of the Company Common Stock.

          "COMPUTER SOFTWARE" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement, dated as of September 5, 2002, by and between the Company and the Parent, as in effect from time to time.

          "CONTRACT(S)" shall mean any contract, agreement, instrument, guarantee, license or executory commitment to which the Company is a party or pursuant to which the properties or assets of the Company or any of its Subsidiaries are bound.

          "COPYRIGHTS" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "CURRENT VERSION" shall mean the current version and all currently supported versions.

          "CUSTOMER AGREEMENT" shall mean a customer agreement with respect to a Product.

          "CUSTOMER SUPPORT MATERIALS" shall mean any and all customer support materials relating to the Products, including support training materials, support bulletins, and any and all data contained in the customer support organization computer system of the Company or its Subsidiaries.

          "CWA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "DISABLING DEVICES" shall mean Computer Software viruses, time bombs, logic bombs, Trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data.

          "DOCUMENTATION" shall mean all documentation (including data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, algorithms, edit controls, methodologies, flow charts and file layouts and written narratives of all procedures used in the coding, operation or maintenance of and customer support with respect to Computer Software.

          "ENGINEERING INFORMATION" shall mean any and all design and code documentation, methodologies, processes, trade secrets, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions (exclusive of inventions covered by patents and patent applications), know-how, techniques, engineering work papers and programmers notes relating to the Products.

          "ENVIRONMENTAL LAW" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended, the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended, the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

          "ENVIRONMENTAL PERMITS" shall mean, collectively, all permits, licenses and/or approvals required under Environmental Laws to operate the business of the Company and its Subsidiaries as currently operated and as contemplated in material compliances with all Environmental Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATES" shall mean any entity which, together with the Parent, the Merger Subsidiary and the Company, as the case may be, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

          "FOREIGN PENSION PLAN" shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained by the Company, any Subsidiary of the Company or any of the Company's Affiliates outside the United States of America primarily for the benefit of employees of the Company or any of the Subsidiaries of the Company residing outside the United States of America, which fund or similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis during the periods involved.

          "GOVERNMENTAL APPROVAL" shall mean any required filing, recordation, declaration or registration with, or permit, order, authorization, consent or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity.

          "GOVERNMENTAL DIRECTIVE" shall mean any judgment, order, decree or directive by or at the request of any Governmental Entity.

          "GOVERNMENTAL ENTITY" shall mean any federal, state, local, Native American tribal or foreign government, court, arbitral tribunal, administrative agency, body or commission or other governmental or other regulatory authority, commission, agency or body or any non-governmental, self-regulatory authority, commission, agency or body.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

          "INTELLECTUAL PROPERTY" shall mean all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same (collectively, "TRADEMARKS"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "PATENTS");
     (iii) confidential and proprietary information, trade secrets and know-how, including processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "TRADE SECRETS"); (iv) published and unpublished works of authorship, whether copyrightable or not (including computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "COPYRIGHTS"); (v) proprietary computer software and all service and data offerings of the Company in connection with its business (including all computer programs, object code, source code, user interface, data bases and documentation) (collectively, "COMPUTER SOFTWARE"); and (vi) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "OTHER PROPRIETARY RIGHTS").

          "INTELLECTUAL PROPERTY CONTRACTS" shall mean all agreements concerning material Owned Intellectual Property or Licensed Intellectual Property to which the Company, any of its Subsidiaries or their respective properties or assets are bound, including agreements granting the Company and the Subsidiaries rights to use the Licensed Intellectual Property, agreements granting rights to use material Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

          "KNOWLEDGE", with respect to any individual (and with respect to any other Person, the executive officers of such Person), shall mean the actual knowledge of such individual (and with respect to any other Person, the executive officers of such Person) after reasonable inquiry.

          "LAWS" shall mean (i) any provisions of any federal, state, local or foreign statute, law, rule, regulation or ordinance applicable to a Person and (ii) any order, judgment, writ, injunction or decree entered by a Governmental Entity specifically naming a Person or, to the knowledge of such Person, binding on such Person or its business or assets.

          "LEASED REAL PROPERTY" shall mean, collectively, all real property leased, subleased or licensed by the Company or any of its Subsidiaries (as lessor or lessee or under which the Company or any of its Subsidiaries has any liability).

          "LICENSED INTELLECTUAL PROPERTY" shall mean Intellectual Property that the Company and the Subsidiaries are licensed or otherwise permitted by other Persons to use.

          "LIENS" shall mean any pledges, claims, liens, charges, mortgages, easements, rights-of-way, encumbrances or security interests of any kind or nature whatsoever.

          "MARKETING OR USER MATERIALS" shall mean any and all customer and marketing materials relating to the Products, including product documentation, sale and marketing collateral, white papers, product data sheets known as "Software Product Descriptions," performance benchmark reports, customer training materials, sales training materials and sales presentation materials.

          "MERGER SUBSIDIARY COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Merger Subsidiary.

          "OPTIONS" shall mean any options to purchase Company Common Stock outstanding as of the Closing Date in accordance with the Company's: (a) 1989 Stock Option Plan, amended as of October 1, 1994; (b) 1995 Stock Plan; and (c) 1995 Non-Employee Director Stock Option Plan.

          "OSHA" shall have the meaning ascribed to such term within the definition of Environmental Law.

          "OTHER PROPRIETARY RIGHTS" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "OWNED INTELLECTUAL PROPERTY" shall mean Intellectual Property owned by the Company and the Subsidiaries.

          "OWNED REAL PROPERTY" shall mean all real property owned in whole or in part by the Company or any of its Subsidiaries.

          "PATENTS" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "PAYING AGENT" shall mean the bank or trust company, which shall be located in the United States of America, designated by the Parent (with the consent of the Company, not to be unreasonably withheld or delayed) to act as paying agent for the holders of the Cash Merger Shares in connection with the Merger and to receive the funds to which holders of the Cash Merger Shares shall become entitled pursuant to Section 3.1(c).

          "PAYMENT FUND" shall mean cash in an aggregate amount which (i) is equal to (a) the aggregate Cash Merger Consideration payable in accordance with Section 3.1(c) minus (b)(1) the funds available to the Company in cash at the Effective Time, less (2) an amount for short term operating expenses of the Company to be mutually agreed upon by the Parent and the Company three days prior to the Closing (the amount described in clause (b), the "Company Contribution") and (ii) is sufficient to enable the Paying Agent, upon combining the Payment Fund with the Company Contribution, to make payments pursuant to Sections 3.1(c) and 3.2, which funds prior to disbursement in accordance with the terms of this Agreement shall be invested by the Paying Agent as directed by the Parent.

          "PENSION PLAN" shall have the meaning ascribed to such term within the definition of Benefit Plans.

          "PERMITTED LIEN(S)" shall mean (a) Liens reflected in the Company's consolidated balance sheet as of June 30, 2002 contained in the Company SEC Documents (including the notes thereto), (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by the Company or any of its Subsidiaries in the operation of their respective business, (c) Liens of carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business or (d)

     Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent or being contested in good faith by appropriate proceedings, if all of such Liens referred to in preceding clauses (a) through (d), inclusive, do not have a Company Material Adverse Effect.

          "PERSON(S)" shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

          "PRODUCT TOOLS" shall mean all Computer Software design and development tools and any and all scripts, modifications and additions to such tools which are owned and used by the Company or its Subsidiaries to compile, link, integrate or build the Products, including all related back-up tapes and archival tapes.

          "PRODUCTS" shall mean the Computer Software products currently marketed, sold, licensed, supported, serviced or maintained by the Company or its Subsidiaries, together with the inventory of the Products, the Ancillary Product Materials and any and all such Computer Software related to, comprising or constituting such products, and all supplements, modifications, updates, corrections and enhancements to past and current versions of such products, shipping versions of such products, and versions of such products currently under development; and any and all English and foreign language versions of current and past versions of such products, shipping versions of such products and versions of such products currently under development, in each case including the source code and object code versions of such Computer Software; and all Documentation relating thereto; and any and all back-up tapes and archival tapes relating to the foregoing.

          "PROXY STATEMENT" shall mean the definitive proxy statement of the Company mailed to its stockholders relating to the Merger and this Agreement, as amended or supplemented.

          "REGISTERED" shall mean (i) issued patents, (ii) registered trademarks, service marks or copyrights, or (iii) renewed trademarks or service marks.

          "REPRESENTATIVE(S)" shall mean with respect to any Person, such Person's Affiliates, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents.

          "REQUIRED CONSENTS" shall mean, collectively, all approvals, consents or waivers under each of the Company Material Contracts that may be required under the terms thereof with respect to the Merger, including the change of control of the Company resulting therefrom, and the other transactions contemplated by this Agreement.

          "RIGHTS AGREEMENT" shall mean the Rights Agreement, dated as of February 5, 1999, between the Company and BankBoston, N.A., as rights agent thereunder, as in effect on the date of this Agreement and amended as contemplated by Section 6.10 of this Agreement and without giving any effect to any other amendments, modifications or supplements after the date of this Agreement.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

          "SPECIAL MEETING" shall mean a special meeting of the stockholders of the Company for the purpose of considering and taking action upon the approval of this Agreement and the Merger.

          "STOCK PLANS" shall mean any stock option or restricted stock plan or agreement of the Company.

          "SUBSEQUENT FILINGS" means, collectively, all subsequent filings made after the date of this Agreement amending or superseding any Company SEC Documents (including any statements or schedules therein) and any forms, reports, schedules, statements, registration statements, proxy statements, or other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement.

          "SUBSIDIARY" shall mean, with respect to any Person at any time, any partnership (general or limited), joint venture, corporation, trust, estate, limited liability company, association, joint-stock company, unincorporated organization or other entity of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association, joint stock company, unincorporated organization, limited liability company or other entity, or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "SUPERIOR PROPOSAL" shall mean a bona fide written offer which is not solicited by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) made by a third party to acquire, directly or indirectly, (i) more than 50% of the shares of Company Common Stock pursuant to a tender offer followed by a merger, (ii) all of the shares of Company Common Stock pursuant to a merger or (iii) all or substantially all of the assets of the Company and its Subsidiaries, (w) on terms (taken as a whole) which the Board of Directors of the Company determines in good faith, after consultation with its outside nationally recognized legal counsel (which may be its current outside legal counsel) and a financial advisor of nationally recognized reputation (which may be Updata Capital, Inc.), would, if consummated, be more favorable from a financial point of view to the Company and its stockholders (in their capacity as such) than the transactions contemplated hereby, (x) which the Board of Directors determines in good faith (after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel) and a financial advisor of nationally recognized reputation (which may be Updata Capital, Inc.)) is reasonably capable of being consummated (taking into account such factors as the Board of Directors of the Company in good faith deems relevant, including all legal, financial, regulatory and other aspects of such proposal (including the terms of any financing and the likelihood that the transaction would be consummated) and the identity of the Person making such proposal), (y) which is not conditioned on the receipt of any financing and (z) which is not made in violation of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives.

          "TAX RETURNS" all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax returns and other information required to be supplied to a taxing authority in connection with Taxes) for Taxes that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Closing Date.

          "TAXES" shall mean all taxes, charges, duties, fees, levies or other similar assessments or liabilities (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll, franchise, profits, capital gains, capital stock, occupation, severance, windfall profits, stamp, license, social security and other taxes imposed by the United States or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any of the foregoing.

          "TESTING MATERIALS" shall mean any and all Engineering Information relating to testing and correcting defects in the Products (including regression tests, test beds, test plans, software defect database and historical defect data), and other documents and materials which relate to maintaining, enhancing and correcting errors in the Products.

          "THIRD PARTY SOFTWARE" shall mean all Computer Software used or held for use, sale or license by the Company or any of its Subsidiaries (as a separate Product or as a component of a Product) that neither the Company nor any of its Subsidiaries owns.

          "TRADE SECRETS" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "TRADEMARKS" shall have the meaning ascribed to such term within the definition of Intellectual Property.

          "TRANSFER REGULATIONS" shall means the Transfer of Undertakings (Protection of Employment) Regulations 1981 or such legislation enacted in an relevant jurisdictions pursuant to the EC Directive 77/187/EEC (the "ACQUIRED RIGHTS DIRECTIVE").

          "U.S. BENEFIT PLAN" shall mean each Benefit Plan covering, or providing benefits to, employees of the Company and its Subsidiaries based in the United States or to which ERISA or the Code is applicable.

          "VOTING DEBT" shall mean, collectively, bonds, debentures, notes or other indebtedness or obligations which entitle the holders thereof to vote (or which are convertible into or exercisable or exchangeable for securities which entitle the holders thereof to vote) with the stockholders of the Company or a Subsidiary of the Company, as the case may be, on any matter.

          "VOTING STOCKHOLDERS" shall mean the Company Stockholders who are party to the Voting Agreement.

          "WARN ACT" shall mean the Workers Adjustment Retraining Notification Act, 29 U.S.C. sections 2101, et. seq.

          "WELFARE PLANS" shall have the meaning ascribed to such term within the definition of Benefit Plans.

     In addition to the foregoing definitions, the following terms shall have the definitions specified in the section of the Agreement listed below:

DEFINED TERMS                                                    SECTION
-------------                                                  ------------
Affiliated Group............................................   4.8(a)
Agreement...................................................   Introduction
Articles of Merger..........................................   2.2
BCL.........................................................   Recitals
Cash Merger Consideration...................................   3.1(c)
Cash Merger Shares..........................................   3.1(c)
Certificates................................................   3.2(b)(i)
Closing.....................................................   2.4
Closing Date................................................   2.4
COBRA.......................................................   4.15(b)
Company.....................................................   Introduction
Effective Time..............................................   2.2
Environmental Claim.........................................   4.14
Executive Agreements........................................   4.18(h)
Expense Reimbursement.......................................   8.3(b)(ii)
Indemnified Parties.........................................   6.13
Insurance Policies..........................................   4.19
Merger......................................................   Recitals
Merger Subsidiary...........................................   Introduction
Option Consideration........................................   3.4
Parent......................................................   Introduction
Parties.....................................................   Introduction
Party.......................................................   Introduction
Replacement Contracts.......................................   6.7(a)(i)
Restated Articles of Organization...........................   2.1
SEC Contracts...............................................   4.12
Stock Acquisition Date......................................   6.10
Stock Incentive Plans.......................................   3.4
Surviving Corporation.......................................   2.1
Termination Date............................................   8.1(b)
Termination Fee.............................................   8.3(b)(ii)
Voting Agreement............................................   Recitals

                                   ARTICLE II

                                   THE MERGER

     Section 2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCL, at the Effective Time, the Parent, the Merger Subsidiary and the Company shall consummate the Merger pursuant to which (a) the Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of the Merger Subsidiary shall cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the BCL, (c) the separate corporate existence of the Company with all of its rights, powers and franchises shall continue unaffected by the Merger, (d) the

Restated Articles of Organization as amended to date prior to the Effective Time of the Company (the "RESTATED ARTICLES OF ORGANIZATION") shall be amended in their entirety to read as the Articles of Organization of the Merger Subsidiary, as in effect immediately prior to the Effective Time; provided, that Article 1 of the Articles of Organization of the Surviving Corporation shall read in its entirety as follows: "The name by which the corporation shall be known is:
Infinium Software, Inc.", and as so amended shall be the Articles of Organization of the Surviving Corporation until further amended in accordance with the terms thereof and the BCL, and (e) the By-laws of the Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until further amended in accordance with the terms thereof and the BCL. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company and the Merger Subsidiary, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company and the Merger Subsidiary. The purpose of the Surviving Corporation shall be as set forth in Article 2 of the Articles of Organization of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and sec.80 of the BCL.

     SECTION 2.2. Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing, the Merger Subsidiary and the Company shall prepare, execute, and on the Closing Date shall cause to be filed with the Secretary of the Commonwealth of The Commonwealth of Massachusetts, Articles of Merger in such form as is required by the relevant provisions of the BCL (the "ARTICLES OF MERGER") and all other filings or recordings required under the BCL. The Merger shall become effective upon the filing of the Articles of Merger, executed in accordance with the relevant provisions of the BCL, with the Secretary of the Commonwealth of The Commonwealth of Massachusetts or at such later time as is established by the Parties and set forth in the Articles of Merger (the "EFFECTIVE TIME").

     SECTION 2.3. Directors and Officers. The directors of the Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation, until such director's successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Articles of Organization and the By-laws of the Surviving Corporation. The officers of the Merger Subsidiary immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation, until such officer's successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Articles of Organization and the By-laws of the Surviving Corporation.

     SECTION 2.4. Closing. (a) Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in
Article VII, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be specified by the Parties, which shall be no later than two Business Days following the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in Article VII other than such conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver (to the extent permitted by applicable law) of those conditions (the "CLOSING DATE"), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, unless another date, place or time is agreed to in writing by the Parties.

          (b) Subject to fulfillment or waiver of the conditions set forth in
     Article VII, at the Closing, Parent shall deliver to the Company all of the following:

             (i) a certificate executed on behalf of the Parent by an officer thereof, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company certifying as to the incumbency and signatures of the officers of the Parent executing this Agreement and any Ancillary Agreement; and

             (ii) the certificate contemplated by Section 7.3(a).

          (c) Subject to fulfillment or waiver of the conditions set forth in
     Article VII, at the Closing, the Merger Subsidiary shall deliver to the Company all of the following:

             (i) a copy of the Articles of Organization of the Merger Subsidiary with all amendments thereto certified as of a recent date by the Secretary of the Commonwealth of the Commonwealth of Massachusetts;

             (ii) a certificate of good standing of the Merger Subsidiary, issued as of a recent date by the Secretary of the Commonwealth of the Commonwealth of Massachusetts;

             (iii) a certificate of the Secretary or an Assistant Secretary of the Merger Subsidiary, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, certifying as to (A) the Articles of Organization and the Bylaws of the Merger Subsidiary and
        (B) the incumbency and signatures of the officers of the Merger Subsidiary executing this Agreement and the Voting Agreement; and

             (iv) the certificate contemplated by Section 7.3(a).

          (d) Subject to fulfillment or waiver of the conditions set forth in
     Article VII, at the Closing, the Company shall deliver to the Parent and the Merger Subsidiary all of the following:

             (i) a copy of the Articles of Organization of the Company, certified as of a recent date by the Secretary of the Commonwealth of The Commonwealth of Massachusetts;

             (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of the Commonwealth of The Commonwealth of Massachusetts;

             (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent certifying as to (A) the Company's Articles of Organization and Bylaws, and (C) the incumbency and signatures of the officers of the Company executing this Agreement and the Voting Agreement;

             (iv) all consents, waivers or approvals that have been obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement;

             (v) the certificates contemplated by Section 7.2(a) and (d); and

             (vi) a certificate executed on behalf of the Company's transfer agent certifying as to the number of issued and outstanding shares of Company Common Stock.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

     SECTION 3.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any Party or the Company Stockholders or the Merger Subsidiary Stockholders:

     (a) Capital Stock of the Merger Subsidiary. Each issued and outstanding share of Merger Subsidiary Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall be the only issued and outstanding capital stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership and to represent the same number of shares of common stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Subsidiary-Owned Stock. All Company Common Stock that is owned by the Company or by any of its Subsidiaries or held in the Company's treasury immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Exchange of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than (i) shares of Company Common Stock to be cancelled in accordance with Section 3.1(b) and (ii) any Appraisal Shares) (including each outstanding share of restricted Common Stock, whether or not vested) shall be converted into the right to receive an amount in cash equal to $7.00 per share of Company Common Stock (the "CASH MERGER CONSIDERATION"), payable to the holder thereof. Such Cash Merger Consideration shall be paid upon surrender of the certificate formerly representing such share of Company Common Stock pursuant to Section 3.2. The shares of Company Common Stock converted into the right to receive the Cash Merger Consideration are hereinafter referred to collectively as the "CASH MERGER SHARES". All such Cash Merger Shares, from and after the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any Cash Merger Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

SECTION 3.2.  Payment of Cash Merger Consideration.

     (a) Paying Agent. At least five Business Days prior to the Effective Time, the Parent shall designate the Paying Agent. At or prior to the Effective Time the Parent shall deposit the Payment Fund in trust with the Paying Agent and at the Effective Time, the Parent shall cause the Company to deposit the Company Contribution in trust with the Payment Agent. The Payment Fund and the Company Contribution shall be invested by the Paying Agent as directed by the Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.1(c) and this Section 3.2 out of the Payment Fund and the Company Contribution. Neither the Payment Fund nor the Company Contribution shall be used for any other purpose except as otherwise agreed to by the Parent. If the sum of the Payment Fund and the Company Contribution is insufficient to pay in cash all of the amounts required to be paid pursuant to Section 3.1(c) and this Section 3.2, the Parent from time to time after the Effective Time shall promptly deposit in trust additional cash with the Paying Agent sufficient to make all such payments, or shall cause the Surviving Corporation to do so.

     (b) Exchange Procedures.

          (i) As soon as reasonably practicable (but in any event not later than 5 Business Days) following the Effective Time, the Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Cash Merger Shares (collectively, the "CERTIFICATES"), whose shares of Company Common Stock were converted pursuant to Section 3.1(c) into the right to receive the Cash Merger Consideration, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall otherwise be in customary form), and (B) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Cash Merger Consideration.

          (ii) Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereon, together with any other items specified by the letter of transmittal or otherwise reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Cash Merger Consideration for each Cash Merger Share represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall be deemed, for all purposes, to evidence only the right to receive upon such surrender the Cash Merger Consideration deliverable in respect thereof to which the holder thereof is entitled pursuant to Section 3.1(c) and this Section 3.2. No interest will be paid or will accrue in respect of any cash payable upon the surrender of any Certificate.

          (iii) If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Parent shall cause the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the Cash Merger Consideration deliverable in respect thereof to which the holder thereof is entitled pursuant to Section 3.1(c) and this Section 3.2; provided, that the Parent may require the Person to whom any such Cash Merger Consideration is paid, as a condition precedent to the payment thereof, to give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to the Parent against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          (iv) If payment of Cash Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of Cash Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Each of the Paying Agent, the Parent and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Cash Merger Shares such amounts as may be required to be deducted and withheld therefrom under the Code or any provision of state, local or foreign Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid and shall be paid to the appropriate Governmental Entity on behalf of such Person.

          (v) The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the exchange of the Cash Merger Consideration for the Cash Merger Shares.

     (c) No Further Transfer or Ownership Rights in the Shares of Common
Stock. From and after immediately prior to the Effective Time, the stock transfer books of the Company shall be closed with respect to Company Common Stock and there shall be no further registration of transfers of the Cash Merger Shares on the records of the Company (or the Surviving Corporation) or its transfer agent of Certificates representing Company Common Stock, and if any such Certificates are presented to the Company (or the Surviving Corporation) for transfer, they shall be cancelled and exchanged as provided in this Article III, subject to applicable law in the case of Appraisal Shares. All Cash Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Common Stock exchanged for Cash Merger Consideration theretofore represented by such Certificates.

     (d) Termination of Fund; No Liability. At any time following the date which is the twelve month anniversary of the Effective Time, the Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any and all interest and other income received with respect thereto) that had been made available to the Paying Agent and that have not been disbursed to holders of Certificates, and thereafter, such holders shall be entitled to look to the Parent (subject to abandoned property, escheat or other similar Laws) with respect to the Cash Merger Consideration payable upon due surrender of their Certificates, without any interest thereon; provided, that such holders shall have no greater rights against the Parent than may be accorded to general creditors of the Parent under applicable Laws. Any portion of the Payment Fund remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of the Parent free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Parent nor the Paying Agent shall be liable to any Person for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws.

     SECTION 3.3. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Appraisal Shares shall not be converted into or represent the right to receive Cash Merger Consideration in accordance with Sections 3.1(c) and 3.2, but rather each of the Appraisal Shares shall be converted into the right to receive payment of the appraised value of such Appraisal Shares in accordance with the Appraisal Provisions; provided, however, that if any holder of Appraisal Shares shall (i) fail to establish his entitlement to appraisal rights as provided in the Appraisal Provisions or (ii) otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Provisions, then such holder shall forfeit the right to appraisal of such Appraisal Shares and such Appraisal Shares shall thereupon be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely, without any interest thereon, for the right to receive Cash Merger Consideration otherwise payable in accordance with Sections 3.1(c) and 3.2. The Company shall give the Parent (a) prompt written notice of any objection filed pursuant to the Appraisal Provisions received by the Company, the withdrawal of any such objection filed pursuant to the Appraisal Provisions, and any other notice or instrument delivered or served pursuant to the Appraisal Provisions and (b) the opportunity to direct, at the Parent's own expense, all negotiations and proceedings with respect to any objections under the Appraisal Provisions. The Company shall not, except with the prior written consent of the Parent, (i) make any payment with respect to any objection, (ii) offer to settle or settle any such objection, (iii) waive any failure to timely deliver a written objection in accordance with the Appraisal Provisions, or (iv) agree to do any of the foregoing.

     SECTION 3.4. Stock Options and Restricted Stock. With respect to any Options outstanding prior to the Effective Time, the Company shall take such action as shall be required to effectuate (i) the cancellation, as of the Effective Time, of all Options (whether or not then vested or exercisable and without regard to the exercise price, if applicable, of such Options) granted under any Stock Plan or otherwise, and to cause, pursuant to the Stock Plans, all outstanding Options (whether or not then vested or exercisable) to represent solely the right to receive, in accordance with this Section 3.4, a cash payment in the amount of the Option Consideration (as defined below), if any, with respect to any such Option and to no longer represent or represent the right to purchase Company Common Stock or any other equity securities of the Company, the Parent, the Surviving Corporation or any other Person or any other consideration, and (ii) the termination, as of the Effective Time, of the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock or equity of the Company or any Subsidiary or Affiliate thereof (collectively, with the Stock Plans, the "STOCK INCENTIVE PLANS"). The forgoing actions shall take effect immediately prior to the Effective Time. Each holder of an option to purchase Company Common Stock shall receive from Parent, in respect and in consideration of each Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than 5 Business Days), an amount (net of applicable taxes) equal to the excess, if any, of the Cash Merger Consideration over the exercise price of such Option, multiplied by the total number of shares of Common Stock subject to such Option, without any interest thereon (the "OPTION CONSIDERATION"). In the event that the exercise price of such option is equal to or greater than the Cash Merger Consideration, such option shall be cancelled and have no further force or effect. As soon as practicable following the execution of this Agreement, the Company shall mail to each person who is a holder of any such Options a letter describing the treatment of and payments for such Options pursuant to this Section 3.4 and providing instructions for use in obtaining payment for such Options. The Company shall take all steps to ensure that neither it nor any of its Subsidiaries or Affiliates is or shall be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than the Parent or its Affiliates, to own any capital stock or equity of the Company or any of the Subsidiaries or to receive any payment in respect thereof, except as expressly contemplated by this Section 3.4.

     SECTION 3.5. Employee Stock Purchase Plan. As of the end of the Payment Period (within the meaning of the Company's 1995 Employee Stock Purchase Plan (the "ESPP")) ending December 31, 2002, the ESPP shall be terminated. Prior to the end of such Payment Period, the Company shall take all actions (including preventing any payroll deductions under the ESPP with respect to any period after such Payment Period and, if appropriate, amending the terms of the ESPP) that are necessary to effect such termination. Notwithstanding the foregoing, in the event that the Closing Date occurs prior to December 31, 2002, options held by a participant under the ESPP shall be terminated as of the Closing

Date, in exchange for a cash payment equal to the excess of the Cash Merger Consideration over the applicable option price under the ESPP, multiplied by the number of shares of Company Common Stock that the participant's accumulated payroll deductions as of the Closing Date could purchase, subject to the limitations contained in Section 12 of the ESPP.

     SECTION 3.6. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any agreements, documents, deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations in the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees are hereby authorized to execute and deliver, in the name and on behalf of either of the constituent corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such constituent corporations, all such other acts and things necessary, desirable or proper, consistent with the terms of this Agreement, to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporations and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company has delivered to the Parent a Disclosure Letter, dated the date hereof (the "COMPANY DISCLOSURE LETTER"), receipt of which has been acknowledged in writing thereon by the Parent. The Company Disclosure Letter shall be arranged in sections and subsections corresponding to the sections and subsections of this Article IV (including specific cross references between sections and subsections where appropriate). Any reference in this Article IV to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. The Company hereby represents and warrants to the Parent and the Merger Subsidiary on the date hereof, except as set forth in the Company Disclosure Letter as noted above, as follows:

     SECTION 4.1. Organization. The Company and each of its Subsidiaries is an entity duly organized, validly existing and in corporate good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as contemplated. The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in corporate good standing as a foreign entity, in each jurisdiction where the character of its properties or assets owned, operated and leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing has not resulted in a Company Material Adverse Effect. The Company has, prior to the date of this Agreement, made available to the Parent true, complete and correct copies of the Articles of Organization and the By-laws of the Company and the comparable governing documents of each of the Company's Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement. The respective charters and by-laws or other organizational documents of such Subsidiaries do not contain any provision limiting or otherwise restricting the ability of the Company to control such Subsidiaries in any material respect.

     SECTION 4.2. Capitalization. (a) The authorized capital stock of the Company consists of (a) 40,000,000 shares of Company Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on the date hereof, (i) with respect to Company Common Stock, 13,566,249 shares of Company Common Stock are issued and outstanding, 96,396 shares of Company Common Stock are issued and held in the treasury of the Company, 2,510,095 shares of Company Common Stock are reserved for issuance upon exercise of outstanding Options to purchase

Company Common Stock; (ii) with respect to preferred stock, no shares are issued and outstanding, or held in the treasury of the Company, and 150,000 shares are designated Series A Junior Participating Preferred Stock and are reserved for issuance in connection with the Company's stockholder rights plan pursuant to the Rights Agreement. Section 4.2(a) of the Company Disclosure Letter sets forth the exercise price, grant date, for and number of shares subject to all outstanding options to purchase Company Common Stock and the grant date for all shares of Restricted Stock. All outstanding shares of capital stock or other equity interests, as the case may be, of the Company and each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and were issued in compliance with applicable federal and state securities laws and regulations. All shares of capital stock of the Company subject to issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, will, when issued in accordance with the terms of such instruments, be duly authorized, validly issued, fully paid and non-assessable, and will not be subject upon issuance to, nor issued in violation of, any preemptive rights, purchase option, call option, right of first refusal, subscription right or any similar right, and will be issued in compliance with applicable federal and state securities laws and regulations. Except as set forth above, (i) there are no shares of capital stock or other equity securities (voting or nonvoting) of the Company or any of its Subsidiaries authorized, issued or outstanding, (ii) there are no outstanding or authorized options or restricted stock (other than the Options to purchase Company Common Stock and Restricted Stock described in Section 4.2(a) of the Company Disclosure Letter) or warrants, calls, preemptive rights, subscriptions or other similar rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, limited stock appreciation rights, stock-based performance units, agreements, arrangements, commitments or claims of any character, contingent or otherwise, (1) relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or (2) obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, restricted stock, warrant, call, preemptive right, subscription or other right, convertible or exchangeable security, agreement, arrangement, commitment or claim, and (iii) neither the Company nor any of its Subsidiaries has authorized or outstanding Voting Debt.

     (b) Section 4.2 of the Company Disclosure Letter sets forth a complete and accurate list of the Subsidiaries of the Company. Except for the Company's interest in its Subsidiaries and investments in marketable securities and mutual funds, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of the Subsidiaries subject to any obligation or requirement to provide for or to make any investment (whether equity or debt) to or in, any Person.

     (c) All of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries are owned, of record and beneficially, by the Company, or directly or indirectly beneficially, by either the Company or one or more of its Subsidiaries, in each case free and clear of all Liens, options, call rights, rights of first refusal, "tag" or "drag" along rights or other similar restrictions. No shares of capital stock of, or ownership interests in, any of the Company's Subsidiaries are reserved for issuance to any Person other than the Company or any of its Subsidiaries.

     (d) Other than the Voting Agreement and the Rights Agreement, there are no voting trusts, proxies, registration rights agreements, or other agreements, commitments, arrangements or understandings of any character by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries under the Securities Act.

     (e) None of the Company or its Subsidiaries are required to redeem, repurchase or otherwise acquire shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

     (f) There are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries other than those imposed by the corporate laws of general applicability of their respective jurisdictions of organization.

     SECTION 4.3.  Authorization; Validity of Agreement; Company Action

     The Company has full corporate power and authority to execute and deliver this Agreement, the Voting Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, and, subject to obtaining Company Stockholder approval to the extent required by the BCL and the Company's Articles of Organization, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, the Voting Agreement and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors, and, except for obtaining the approval of the Company Stockholders as contemplated by Section 6.5, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement, the Voting Agreement and the consummation by it of the transactions contemplated hereby and thereby. This Agreement, the Voting Agreement and each instrument required hereby to be executed and delivered by the Company prior to the Effective Time have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the Parent and the Merger Subsidiary, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     SECTION 4.4. Consents and Approvals; No Violations. The execution and delivery of this Agreement and the Voting Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement and the Voting Agreement and the compliance by the Company with the applicable provisions of this Agreement and the Voting Agreement will not:

          (a) subject to the obtaining of the approval of a majority of the outstanding shares of Company Common Stock held by the Company Stockholders, violate or conflict with or result in any breach of any provision of the Articles of Organization or the By-laws of the Company or the comparable governing documents of any of its Subsidiaries;

          (b) require any Governmental Approval, except for (i) the filing by the Company of a premerger notification and report form under the HSR Act and the expiration or termination of any waiting periods under the HSR Act;
     (ii) the filing with the SEC of (A) the Proxy Statement, and (B) such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the Governmental Approvals set forth in Section 4.4(b) of the Company Disclosure Letter; and (iv) the filing of the Articles of Merger with the Secretary of the Commonwealth of The Commonwealth of Massachusetts, all other filings and recordings required under the BCL and appropriate documents with the relevant authorities of other states and countries in which the Company and its Subsidiaries are qualified to do business;

          (c) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, give rise to any penalty, right of amendment, modification, renegotiation, termination, cancellation, payment or acceleration of any material right or obligation or loss of any material benefit or right under, or result in the creation of any Liens upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, license, sublicense, franchise, permit, concession, agreement, contract, obligation, commitment, understanding, arrangement, franchise agreement or other instrument, obligation or authorization to which the Company or any of its Subsidiaries is a party, or by which any such Person's properties or assets may be bound, other than such violations, breaches, conflicts, defaults, penalties, rights of amendment, modifications, terminations, cancellations or acceleration of any such right or obligation or losses of material benefits or rights under or creation of such Liens which are not, individually or in the aggregate, material to the Company and its Subsidiaries; or

          (d) violate or conflict with, in any material respect, any Law applicable to the Company or any of the Subsidiaries or by which any of their properties or assets may be bound.

     SECTION 4.5. SEC Reports and Financial Statements. (a) The Company has timely filed with the SEC all Company SEC Documents, all of which are publicly available by EDGAR. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such filing prior to the date hereof), the Company SEC Documents (including any financial statements or schedules included therein) and any forms, reports, schedules, statements, registration statements, proxy statements and other documents (including in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) (i) did not, and in the case of Subsequent Filings will not, contain any untrue statement of a material fact or omit, or in the case of Subsequent Filings will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied, and in the case of Subsequent Filings will comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Parent or the Merger Subsidiary in writing relating to the Parent, the Merger Subsidiary or any affiliate thereof (other than the Company or any of its Subsidiaries), as the case may be, expressly for inclusion or incorporation by reference in the Proxy Statement. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (a) Each of the financial statements contained or to be contained in the Company SEC Documents (including, in each case, any related notes and schedules) has (i) been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 4.6. No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities, indebtedness or obligations of any nature (whether known or unknown, accrued, absolute, contingent, asserted, liquidated or otherwise), except (a) as disclosed in Section 4.6 of the Company Disclosure Letter; (b) as reflected and reserved against on the June 30, 2002 balance sheet included in the Company SEC Documents, (c) liabilities which have arisen since June 30, 2002 in the ordinary course of business of the Company to the extent they do not constitute, individually or when aggregated with the other liabilities referred to in clauses (c), (d) and (e) of this Section 4.6, a Company Material Adverse Effect; (d) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet to the extent they do not constitute, individually or when aggregated with the other liabilities referred to in clauses (c), (d) and (e) of this Section 4.6, a Company Material Adverse Effect, or (e) that would not individually or when aggregated with the other liabilities referred to in clauses (c), (d) and (e) of this Section 4.6, cause a Company Material Adverse Effect.

     SECTION 4.7. Absence of Certain Changes. Between June 30, 2002 and the date of this Agreement, the Company has conducted, and has caused its Subsidiaries to conduct, their respective businesses only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing:

          (a) there has not occurred any Company Material Adverse Effect;

          (b) there has been no declaration, setting aside or payment by the Company or any Subsidiary of any dividend or other distribution payable in cash, securities or other property with respect to, or split, combination, redemption, reclassification, purchase or other acquisition effectuated or authorized by the Company or any Subsidiary of, any shares of capital stock (or other equity interests) or other securities of the Company or any of its Subsidiaries, other than those payable by a wholly-owned Subsidiary of the Company solely to the Company or to another wholly-owned Subsidiary of the Company, or any other change in the capital structure of the Company or any of its Subsidiaries;

          (c) except as set forth in Section 4.2 of the Company Disclosure Schedule, there has been no issuance or sale, or authorization therefor, by the Company or any Subsidiary of any shares of capital stock (whether unrestricted or restricted) or any other securities (equity or debt) of the Company or any of its Subsidiaries or issuance, sale or authorization by the Company or any Subsidiary for any securities (equity or debt) convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or the entering into by the Company or any Subsidiary of any arrangement or contract with respect to the issuance or sale of, any shares of capital stock of any class of the Company or Voting Debt or other securities (equity or debt), or any other changes to the capital structure of the Company or any of its Subsidiaries, except for the issuance by the Company of shares of Company Common Stock pursuant to the terms of Options in the ordinary course, consistent with past practices and as set forth in Section 4.2(a) of the Company Disclosure Letter;

          (d) there have been no Contracts (or amendments, modifications, supplements or replacements to existing Contracts) made or committed to be made or entered into to be performed by the Company or any of its Subsidiaries relating to, and none of them have made any, capital expenditures with a value in excess of $50,000 in any calendar year, or in the aggregate for capital expenditures with a value in excess of $200,000;

          (e) neither the Company nor any of its Subsidiaries has acquired, by merging or consolidating with, by purchasing an equity interest in, by purchasing all or a portion of the assets of, or by any other manner, any business or any Person, or other acquisition of any assets of any Person (other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice or acquisitions through the merger of a Subsidiary into the Company);

          (f) there have been no transfers, leases, licenses, guarantees, sales, mortgages, pledges, disposals of, subjecting to Liens (other than Permitted Liens) or other encumbrances on, any assets of the Company or any of its Subsidiaries that are material to their business or that have a value individually in excess of $100,000 other than with respect to (i) transactions between wholly-owned Subsidiaries of the Company and the Company or between wholly-owned Subsidiaries of the Company, (ii) dispositions of excess or obsolete assets of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice and (iii) leases, licenses or sales in the ordinary course of business consistent with past practice;

          (g) except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on June 30, 2002, as set forth in Section 4.2 of the Company Disclosure Schedule or required by applicable law or contemplated by Section 3.4, there have been no increases in the compensation or fringe benefits of any of the Company's or its Subsidiaries' directors, officers or employees (except for immaterial increases to employees who are not officers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice), no grants of any severance or termination pay not required to be paid under then existing severance plans, no employment, benefit (including with respect to life or disability insurance or with respect to premiums therefor), consulting or severance agreements, policies or arrangements with any present or former directors, officers or other employees of the Company or any of the Company's Subsidiaries, no establishment or adoption of or amendments, modifications, supplements, replacements or terminations of any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, benefit (including with respect to life or disability insurance or with respect to premiums therefor), pension, retirement, deferred compensation, employment, termination, severance or other plans, agreements, trusts, funds, policies or arrangements for the collective benefit of any directors, officers or employees except with respect to new hires of non-officer employees in the ordinary course of business and as consistent with past practice;

          (h) there have been no plans of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganizations of the Company or any of its Subsidiaries or any agreements relating to any Acquisition Proposals adopted or entered into except as otherwise contemplated or permitted hereby;

          (i) there has been no (i) incurrence, assumption, modification or prepayment of any indebtedness for borrowed money, issuance of any debt securities or warrants or other rights for the acquisition of debt securities, or guarantees, endorsements or liabilities or responsibilities for the obligations or indebtedness of another Person by the Company or any of its Subsidiaries, other than indebtedness owing to or guarantees of indebtedness owing to, the Company or any direct or indirect wholly-owned Subsidiary of the Company, or capital leases entered into, or (ii) loans, extensions of credit or advances by the Company or any of its Subsidiaries to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of preceding clauses (i) and (ii), for loans, extensions of credit or advances constituting trade payables or receivables arising in the ordinary course of business and in the case of preceding clause (ii), for advances to employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $10,000 or less to any individual on any date of determination and $50,000 in the aggregate outstanding on any date of determination;

          (j) except for the acceleration of vesting of Options and Restricted Stock set forth in Section 4.2 of the Company Disclosure Schedule, there have been no accelerations of the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for premiums therefor) or other compensation or benefits of the Company or any of its Subsidiaries;

          (k) neither the Company nor any of its Subsidiaries has made any payments, discharges, settlements or satisfactions of any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice, of (A) liabilities reflected or reserved against in the June 30, 2002 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the ordinary course of business consistent with past practice and (ii) other claims, litigation, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $250,000;

          (l) there have been no plans, announcements, implementations or effectuations of any reductions in force, lay-offs, early retirement programs, severance programs or other programs or efforts concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the ordinary course of business and consistent with past practice;

          (m) there have been no actions or omissions by or on behalf of the Company or any of its Subsidiaries which (i) constitute a violation of any material Company Permit, which violations would result in or would reasonably be likely to result in, individually or in the aggregate, the modification, suspension, cancellation, termination of any one or more material Company Permit or otherwise have or would reasonably be likely to have a material adverse impact on any material customer or material client contract or relationship or the nature or level of discipline imposed on account of future violations of the Laws applicable to the Company and the Surviving Corporation or (ii) would (or would reasonably be likely to) materially impede, delay, hinder or make more burdensome for the Surviving Corporation or the Parent to obtain and maintain any and all authorizations, approvals, consents or orders from any Governmental Entity necessary or required to maintain the Company Permits in effect at all times following the Merger on the same terms as in effect on the date of this Agreement;

          (n) there have been no entries into any new material lines of business;

          (o) there has been no failure to maintain with current or other financially responsible insurance companies insurance on the Company's or its Subsidiaries' assets, tangible and intangible, and their respective businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in the Company's industry;

          (p) there has been (i) no materially amended Tax Returns or claims for refund filed, (ii) no making or rescission of any material Tax election or other failure to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (1) did not, would not, or may not materially increase the Parent's, the Company's or any of the Company's Subsidiaries' liability for Taxes for any period or (2) is or was required by Law, (iii) no incurrence of any material liability for Taxes other than in the ordinary course of business, or (iv) no settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period entered into;

          (q) there has been no material change by the Company or any of its Subsidiaries in any accounting practices, policies or procedures or any methods of reporting income, deductions or other items for income tax purposes (except insofar as may have been required by applicable law, GAAP or SEC rule and which are disclosed in the Company SEC Documents); and

          (r) there has been no material damage, destruction or loss (whether or not covered by insurance) to the Company's or any of its Subsidiaries' tangible or intangible property or assets, including software or systems.

     SECTION 4.8. Taxes. (a) Tax Returns. The Company, each of its Subsidiaries and each affiliated group (within the meaning of Section 1504(a) of the Code) or consolidated, combined, or unitary group (under state or local law) of which the Company or any such Subsidiary is or has been a member (each, an "AFFILIATED GROUP") have timely filed or caused to be timely filed with the appropriate taxing authorities all material Tax Returns that are required to be filed by, or with respect to, the Company, each Subsidiary and each Affiliated Group.

     (b) Payment of Taxes. All Taxes imposed with respect to the income, assets or operations of the Company or any of its Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date have been either timely paid or will be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for in the Company SEC Documents in accordance with GAAP. With respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, neither the Company nor any of its Subsidiaries nor any Affiliated Group has incurred any individual Tax liability, or any such Tax liabilities in the aggregate, in excess of $250,000 outside of the ordinary course of business with respect to the portion of such taxable year or other taxable period ending on and including the Closing Date.

     (c) Other Tax Matters.

          (1) (i) Neither the Company nor any of its Subsidiaries nor any Affiliated Group is currently the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality, (ii) no such audit or other examination is pending, or to the Company's Knowledge, threatened, and (iii) neither the Company nor any of its Subsidiaries has received any written notice from any taxing authority relating to any issue which would have or would be reasonably likely to have individually or in the aggregate with respect to all such written notices an adverse effect on the Tax liability of the Company or any of its Subsidiaries in excess of $250,000.

          (2) Neither the Company nor any of its Subsidiaries (i) has entered into an agreement or waiver that will be in effect as of the Closing Date or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, or (ii) is presently contesting the Tax liability of the Company or any of its Subsidiaries in any administrative or judicial proceeding.

          (3) Neither the Company nor any of its Subsidiaries has been included in any Affiliated Group with any Person (other than the Company or any current Subsidiary thereof) provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (4) All Taxes which the Company and each or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (5) No claim has been made in writing with respect to the 1998 tax year or subsequent tax years or, to the Company's Knowledge, with respect to any tax year prior to the 1998 tax year by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (6) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or affiliate thereof (other than the Parent and its affiliates) and any other party under which the Parent, the Merger Subsidiary, the Company or any of the Company's Subsidiaries could be liable for any Taxes or other claims of, or could otherwise have any liability or obligation to, any party after the Closing Date.

          (7) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (8) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

          (9) Neither the Company nor any of its Subsidiaries is a party to any agreement that would require (including as a result of the execution and delivery of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement) the Company or any of its Subsidiaries or any affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code or that would not be deductible pursuant to Section 162(m) of the Code.

          (10) The Company and each of its Subsidiaries have made available to the Parent and the Merger Subsidiary true, complete and correct copies of each of the Tax Returns for income Taxes filed on behalf of the Company and each of its Subsidiaries for the 1998 tax year and all subsequent tax years.

          (11) There are (i) no deferred intercompany transactions between the Company and any of its Subsidiaries or between the Company's Subsidiaries and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of the Company or any of its Subsidiaries) which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (ii) no other transactions or facts existing with respect to the Company and/or its Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in the Company and/or its Subsidiaries recognizing income.

          (12) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of
     Section 279 of the Code.

          (13) The Company and each of its Subsidiaries is in substantial compliance with any and all material requirements with respect to the reporting, withholding, payment of employment Taxes and filing of Tax Returns with respect to fees paid to any consultants or temporary employees or staff of the Company and its Subsidiaries.

     SECTION 4.9. Title to Properties; Owned and Leased Real Properties; No Liens. (a) The Company and each of its Subsidiaries has good and marketable, and in the case of Owned Real Property, fee simple, title to, or, in the case of Leased Real Property and leased assets, valid leasehold interests in, (A) all of its material tangible properties and assets (real and personal), including all such properties and assets reflected in the Company's consolidated balance sheet as of June 30, 2002 contained in the Company SEC Documents, except as indicated in the notes thereto or as sold or otherwise disposed of in the ordinary course of business after such date, and (B) all the material tangible properties and assets that have been purchased by the Company or any of the Subsidiaries since June 30, 2002, except for such properties and assets that have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no Liens, except for Permitted Liens.

     (b) Section 4.9(b) of the Company Disclosure Letter sets forth a complete and correct list of the addresses of all Owned Real Property.

     (c) Section 4.9(c) of the Company Disclosure Letter sets forth a complete and correct list of the addresses of all Leased Real Property. The Company or one of its Subsidiaries has a valid leasehold interest in all Leased Real Property, free and clear of any and all Liens except for Permitted Liens. Each lease with respect to the Leased Real Property is in full force and effect in accordance with its terms in all material respects; in each case, the Company or its Subsidiary, as applicable, has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder in any material respect, and there exists no default or event, occurrence, condition or act by the Company or its Subsidiaries, as applicable, (including the Merger and transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition (including the Merger and the other transactions contemplated by this Agreement), would become a default in any material respect under such lease. Neither the Company nor any of its Subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the Company's Knowledge, all of the covenants to be performed by any other party under any such lease have been fully performed in all material respects. The Company has, prior to the date of this Agreement, made available to the Parent true, complete and correct copies of each lease or other agreement (including, in each case, any and all amendments, modifications and supplements thereto) with respect to each Leased Real Property.

     SECTION 4.10. Intellectual Property. (a) Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list of all of the (i) Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright, Computer Software or Other Proprietary Right, as the case may be), (ii) pending Intellectual Property applications (each identified as a Patent, Trademark or Copyright application) and (iii) Intellectual Property Contracts (other than license agreements or licenses entered into by the Company or its Subsidiaries, with their respective customers as end users or resellers or distributors of the Company's Products).

     (b) To the Company's Knowledge, all Owned Intellectual Property and all Licensed Intellectual Property is valid, subsisting and enforceable. None of the Owned Intellectual Property (and to the Company's Knowledge, none of the Licensed Intellectual Property) (i) has been adjudicated invalid or unenforceable, (ii) has been abandoned or cancelled (excepting any expirations in the ordinary course), or (iii) is subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company's or its Subsidiaries' rights thereto. To the Company's Knowledge, all material Owned

Intellectual Property has been marked where appropriate or necessary with notices and legends as permitted or required by Federal and State laws or otherwise permitted to indicate the Company's or its Subsidiaries' patent, trademark, copyright, confidential, proprietary, and other Intellectual Property rights in such Owned Intellectual Property.

     (c) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify any Intellectual Property Contract.

     (d) No Person other than the Company has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any material Owned Intellectual Property, or to the Company's Knowledge, any non-material Owned Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property used or in the midst of being developed to be used in the business of the Company and its Subsidiaries. The Business Intellectual Property constitutes all Intellectual Property necessary to operate the business of the Company and its Subsidiaries.

     (e) No suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding (collectively, "Suit") is pending against the Company or its Subsidiaries concerning any claim or position that the Company or the Subsidiaries have violated any Intellectual Property rights of any Person, (ii) no claim has been asserted, or to the Company's Knowledge, threatened against the Company or its Subsidiaries or any of their indemnitees for violation of any Intellectual Property rights of any Person within the last two years, and (iii) to the Company's Knowledge, the Company and its Subsidiaries are not violating and have not, within the last two years, violated any Person's Intellectual Property rights.

     (f) No Suit is pending by or against the Company or its Subsidiaries concerning a claim that (i) an Intellectual Property Contract has been breached, or (ii) an Intellectual Property Contract is invalid or unenforceable. No such claim has been asserted or, to the Company's Knowledge, threatened within the last two years. To the Company's Knowledge, there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default under any Intellectual Property Contract by the Company or the Subsidiaries or another Person who is a party to such Intellectual Property Contract. No party to any Intellectual Property Contract listed in Section 4.10(a) of the Company Disclosure Letter has given the Company or the Subsidiaries written notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

     (g) (i) No Suit is pending by or against the Company or its Subsidiaries concerning the Owned Intellectual Property, including any Suit concerning a claim or position that the Owned Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company or the Subsidiaries and (ii) no such claim has been asserted or, to the Company's Knowledge threatened, within the last two years.

     (h) No Suit is pending by or against the Company or the Subsidiaries concerning the Licensed Intellectual Property, including any Suit concerning the right of the Company or the Subsidiaries to use the Licensed Intellectual Property and (ii) no such claims have been asserted or, to the Company's Knowledge, threatened within the last two years.

     (i) The Company has no Knowledge that any Person is violating any Business Intellectual Property.

     (j) The Company has timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all material Registered Owned Intellectual Property (including, but not limited to, all registrations and applications for Trademarks comprising or consisting of "Infinium" or the "circle-i" design). There are no due dates for filings or payments (including office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) concerning any material Owned Intellectual Property (including, but not limited to, all registrations and applications for Trademarks comprising or consisting of "Infinium" or the "circle-i" design) falling due within ninety (90) days of the Closing Date, whether or not such due dates are extendable. The Company and the Subsidiaries have complied with the applicable rules and regulations of such agencies with respect to material Owned Intellectual Property (including, but not limited to, all registrations and applications for Trademarks comprising or consisting of "Infinium" or the "circle-i" design). Except for any documentation that may be necessary as a result of the transactions contemplated by this Agreement, all documentation necessary to confirm and effect the Company's and the Subsidiaries' ownership of material Owned Intellectual Property (including, but not limited to, all registrations and applications for Trademarks comprising or consisting of "Infinium" or the "circle-i" design), if acquired from other Persons, has been recorded in the United States Patent and Trademark Office and, where appropriate, in the United States Copyright Office and other official offices.

     (k) The Company and the Subsidiaries have taken commercially reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in their business (collectively, "Business Trade Secrets") (including entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets). To the Company's Knowledge, neither the Company nor any of its subsidiaries nor any of its employees has taken any actions not in conformity with the Company policies under circumstances which are reasonably likely to lead to the loss of protection and maintenance of such Business Trade Secrets.

     (l) To the Company's Knowledge, all current or former Company or Subsidiary employees whose employment terminated within the last two years have been required to disclose to the Company any confidentiality agreement and/or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment by the Company or a Subsidiary such employee's performance of the Company's or the Subsidiaries' business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by the Company or a Subsidiary. To the Company's Knowledge, no such agreement has been breached in a manner which is reasonably likely to have an adverse effect on any Owned Intellectual Property.

     SECTION 4.11. Products. (a) The Company is the sole and exclusive owner of the Products and all constituent parts thereof (other than Licensed Intellectual Property).

     (b) Section 4.11(b) of the Company Disclosure Letter contains a true and complete list of all Licensed Intellectual Property (including Third Party Software) separated into the following categories and sub-categories: (i) Licensed Intellectual Property that is incorporated into the Current Version of the Company's Products that is (A) embedded in one or more of the Current Version of the Company's Products, or (B) separate from the Current Version of the Company's Products (i.e., an add-on Product) that is sold or licensed (bundled) together with one or more of the Current Version of the Company's Products, and (ii) Third Party Software not licensed by the Company or its Subsidiaries to customers but used internally by the Company or its Subsidiaries in their business.

     (c) The Current Version of the Company's Products will perform substantially in accordance with the documentation that accompanies such Products as provided to customers who purchase or license, or have purchased or licensed, such Products from the Company, Subsidiaries or their agents. There are no Disabling Devices associated with or contained in the Company's Products. The Current Versions of the Products are sufficient to satisfy all written warranties made by the Company or its Subsidiaries to customers in licensing agreements for such Products or on behalf of the Company and its Subsidiaries to any customer of such Products.

     (d) The source code for the Current Versions of the Products will compile into executable object code and such executable object code will be capable of performing the functions described in the documentation that accompanies such Products as provided to customers who purchase or license, or have purchased or licensed, such Products from the Company, its Subsidiaries or their agents. The source code and Documentation, to the extent pertaining to the Current Versions of the Products, are accurate and sufficiently documented to enable a Computer Software developer of reasonable skill to understand modify, repair, maintain, compile and otherwise use the material aspects of the Products. The Company or its Subsidiaries have taken commercially reasonable steps to protect the confidentiality of source code for the Current Versions of the Products in accordance with Company policy.

     (e) Section 4.11(e) of the Company Disclosure Letter contains true and complete copies of the Company's current versions of its standard Customer Agreements. All of the authorized users of the Products are authorized to use the Products pursuant to non-exclusive licenses.

     (f) Neither the Company nor any of its Subsidiaries has granted to any Person, and no Person, other than the Company (including any independent contractors who have performed services for the Company or its Subsidiaries), holds any rights in, or licenses to produce, support, maintain, modify, distribute, license, sublicense, sell, use in development or otherwise use, any of the Current Versions of the Products. There are no exclusive arrangements between the Company or any of its Subsidiaries and any other Person to license, sublicense, sell or distribute any of the Products, except for geographic exclusive reseller or distributor restrictions. Section 4.11(f) of the Company Disclosure Letter sets forth a true and complete list of (i) all agreements by the Company or its Subsidiaries with resellers or distributors of the Products and (ii) all agreements pursuant to which the Company or its Subsidiaries are resellers or distributors of third-party Computer Software.

     (g) No Person has a license to use or the right to acquire a license to use any future version of the Current Version of Products or the Product Tools, except for end-user rights to obtain licenses to future versions of the Current Version of Products or the Product Tools pursuant to maintenance agreements and/or support arrangements, and nothing restricts the Company's or any of its Subsidiaries' ability to charge its customers for any such new version, other than such maintenance and/or support arrangements.

     (h) Section 4.11(h) of the Company Disclosure Letter sets forth a true and complete list of all agreements pursuant to which the Company or its Subsidiaries is obligated to provide support services with respect to the Products.

     (i) There are no written agreements pursuant to which the Company or any of its Subsidiaries has licensed the use of the Products to any Person which obligates the Company or any of its Subsidiaries to develop and provide any specific improvement, enhancement, change in functionality or other alteration in the performance of the Products beyond the Company's current Products.

     SECTION 4.12. Agreements, Contracts and Commitments. Except for Contracts filed as exhibits to Company SEC Documents pursuant to Item 601 of Regulation S-K and listed on the exhibit index to the Company's annual report on Form 10-K for the fiscal year ended September 30, 2001, or any subsequent report filed by the Company with the SEC on Forms 10-Q or 8-K prior to the date of this Agreement ("SEC CONTRACTS"), neither the Company nor any of its Subsidiaries is a party to nor are any of their respective properties or assets bound by any Contract currently in effect and of the following nature (collectively, the "COMPANY MATERIAL CONTRACTS"):

          (a) Contracts with any current or former employee, director or officer of, or consultant of or to, the Company or any of its Subsidiaries under which the Company or its Subsidiaries may have ongoing or future payment obligations for services rendered or to be rendered;

          (b) Contracts that involve the performance of services by third parties of an amount, payments or value (as measured by the revenue derived therefrom during the fiscal year ended September 30, 2002) in excess of $100,000 annually, unless terminable by the Company on not more than thirty
     (30) days notice without material penalty;

          (c) Contracts (x) for the sale of assets of the Company or any of its Subsidiaries involving aggregate consideration of $50,000 or more (other than licenses of Products in the ordinary course of business), or (y) for the grant to any Person of any preferential rights to purchase any material amount of assets or any material asset of the Company or any of its Subsidiaries;

          (d) Contracts for the acquisition, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner having the same or similar effect, any business or any Person or assets of any Person (other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice);

          (e) Contracts (including loan agreements, credit agreements, notes, bonds, mortgages or other agreements, indentures or instruments) relating to indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien, or interest rate or currency hedging activities (including guarantees or other contingent liabilities in respect of any of the foregoing but in any event excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness shown on the Company's balance sheet as of June 30, 2002 included in the Company SEC Documents or otherwise disclosed to Buyer in writing and immaterial leases for telephones, copy machines, facsimile machines and other office equipment);

          (f) Loans or advances to (other than advances to employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $10,000 or less to any individual on any date of determination, and $50,000 in the aggregate on any date of determination), or investments in, any Person, other than the Company or a Subsidiary, or any Contracts relating to the making of any such loans, advances or investments or any Contracts involving a sharing of profits (except for bonus arrangements with employees entered into in the ordinary course of business consistent with past practice);

          (g) Contracts relating to any joint venture, partnership, strategic alliance or similar arrangement (including any franchising agreement);

          (h) Contracts to be performed relating to capital expenditures with a value in excess of $10,000 in any fiscal year, or in the aggregate capital expenditures with a value in excess of $100,000;

          (i) Contracts relating to any Company Permits other than Contracts with customers as a result of which the Company is required to obtain a Company Permit;

          (j) Contracts which contain restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

          (k) Contracts containing covenants purporting to restrict the Company or any of its Subsidiaries or its or their affiliates from competing with or otherwise legally or contractually restraining, limiting or impeding the Company's or any of its Subsidiaries' ability to compete with, any Person or conduct any business or line of business or which restrict any other Person from competing with the Company, any of its Subsidiaries or any of its or their affiliates;

          (l) Contracts which are material to the Company or any of its Subsidiaries and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person (other than Contracts entered into in the ordinary course of business);

          (m) Contracts required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

          (n) Contracts required to be filed under Item 601(b)(10) of Regulation S-K under the Securities Act; and

          (o) Contracts that contain minimum annual purchase obligations (take-or-pay) or that contain penalties or repricing provisions (e.g., "retroactive discounts") if certain minimum quantities are not purchased.

     Each Company Material Contract and SEC Contract is in full force and effect, is a valid and binding obligation of the Company or the Subsidiary of the Company party thereto and, to the Company's Knowledge, each other party thereto. There exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company or any Subsidiary or, to the Company's Knowledge, on the part of any other party to any Company Material Contract that, with the giving of notice or the lapse of time or both, would become a default or event of default under any Company Material Contract or SEC Contract.

     SECTION 4.13. Litigation. (a) There are no Actions or Proceedings pending against or, to the Company's Knowledge, threatened against or binding upon the Company or any of its Subsidiaries, or any of their respective properties or rights, or seeking to prevent the transactions contemplated by this Agreement.

     (b) Neither the Company nor any of its Subsidiaries is a party to any Governmental Directive mandating or prohibiting any conduct by any of them or subject to any commitment letter or similar undertaking executed in connection with any such Governmental Directive or has adopted any board resolution with respect to any Governmental Directive specifically naming the Company or any of its Subsidiaries.

     SECTION 4.14. Environmental Matters. (a) The operations of the Company and its Subsidiaries are in compliance with Environmental Laws, except for such noncompliance that would not have a Company Material Adverse Effect.

     (b) Each of the Company and its Subsidiaries has obtained and is in compliance with all necessary permits or authorizations required under Environmental Laws, except for such failure to have, or noncompliance with, such permits or authorizations that would not have a Company Material Adverse Effect with respect to the Company and its Subsidiaries.

     (c) There has been no Release to the environment of any substances defined as hazardous under any Environmental Law associated with any Company operations at any of the properties operated by the Company and its Subsidiaries while such properties were operated by the Company or any of its Subsidiaries.

     (d) No claims have been asserted against the Company or any of its Subsidiaries under any Environmental Law ("ENVIRONMENTAL CLAIMS"), nor has the Company or any of its Subsidiaries received written notice of any threatened or pending Environmental Claims against the Company or any of its Subsidiaries and, to the Company's knowledge, there is no valid basis for any such Environmental Claim.

     (e) With respect to each Owned Real Property, the Company has obtained Phase I environmental assessments and, as appropriate, Phase II environmental assessments, and such assessments did not report material non-compliance with Environmental Laws.

     SECTION 4.15. Employee Benefit Plans. (a) Section 4.15(a) of the Company Disclosure Letter sets forth a true, complete and correct list of all Benefit Plans. The Benefit Plans comply in all material respects with the requirements of all applicable Laws and each Benefit Plan has been operated, maintained and administered in all material respects in compliance with its terms. The Company has distributed copies of the Company's Salary Savings Plan Summary Plan Description to participants and beneficiaries and has provided participants and beneficiaries with copies of such Summary Plan Description upon request. There are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, Actions or Proceedings by any Governmental Entity, against or otherwise involving any of the Benefit Plans. All contributions required to be made as of the date of this Agreement to the Benefit Plans have been made or provided for.

     (b) Any U.S. Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and no Benefit Plan has been amended since the effective date of its most recent determination letter in any respect that would reasonably be expected to result in its disqualification. Each of the Company, its Subsidiaries and each of their Affiliates has submitted each U.S. Benefit Plan intended to be qualified under
Section 401(a) of the Code for a determination letter in accordance with Revenue Procedure 2001-55. Neither the Company nor any of its Subsidiaries nor any of their ERISA Affiliates has any liability (contingent or otherwise) under Title IV of ERISA (other than for the payment of premiums, none of which are overdue) or has incurred or expects to incur any liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived. Neither the Company nor any of its Subsidiaries has incurred or expects to incur any material liability (including additional contributions, fines, taxes or penalties) as a result of a failure to administer or operate any Benefit Plan that is a "group health plan" (as such term is defined in

Section 607(1) of ERISA or Section 5000(b)(1) of the Code) in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA or
Section 4980B of the Code ("COBRA"). No reportable event (as defined in Section 4043(c) of ERISA) has occurred or is expected to occur with respect to any Pension Plan. Neither the Company nor any of its Subsidiaries nor any of their ERISA Affiliates has incurred any withdrawal liability with respect to a "multiemployer plan" under Title IV of ERISA and no event or condition has occurred which would be expected to cause the Company, any Subsidiary of the Company, or any ERISA Affiliate to incur such withdrawal liability. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness or indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employees of the Company or any of its Subsidiaries. Neither the Company, any Subsidiary of the Company nor any of their ERISA Affiliates has incurred any material liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA with respect to any U.S. Benefit Plan, or has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) which has resulted in material liability to the Company or any of its Subsidiaries.

     (c) Neither the Company nor any of its Subsidiaries, nor any Affiliate of the Company maintains or is required to contribute to any Foreign Pension Plan to which the Company would have any liability.

     (d) Except as required under Section 4980B of the Code or other applicable Law, neither the Company nor any of its Subsidiaries has any obligation to provide post-retirement health or life benefits.

     (e) Any terminated Benefit Plan has been terminated in accordance with applicable Laws and all benefits under any such terminated Benefit Plan have been made in accordance with the terms of such Benefit Plan.

     (f) Each Benefit Plan in the form as of the Closing Date may be amended or terminated at any time after the Closing Date without liability to the Company other than for accrued benefits and costs of termination.

     (g) The Company has made available to the Parent and the Merger Subsidiary true and complete copies of the Benefit Plans and each Executive Agreement, together will all amendments thereto, and to the extent applicable (i) all current summary plan descriptions; (ii) the most recent annual report on Internal Revenue Service Form 5500-series, including any attachments thereto;
(iii) the most recent accountant's report, if any; and (iv) the most recent Internal Revenue Service determination letter.

     SECTION 4.16. Compliance with Laws. Neither the Company nor any of the Subsidiaries are in material violation of, nor have any of them received any notice alleging any such violation with respect to, any applicable provisions of any Laws applicable to the conduct of their businesses or the ownership or operation of their properties or assets. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Company's Knowledge, threatened, nor, to the Company's Knowledge, has any Governmental Entity indicated an intention to conduct the same.

     SECTION 4.17. Permits and Licenses. The Company and each of the Subsidiaries have obtained and have complied with, and are in compliance with, all material Company Permits (including any material Company Gaming Permits) and there has not occurred any default under any such Company Permit and no Action or Proceeding has been filed or commenced against any of them alleging any failure to so comply. Set forth on Section 4.17 of the Company Disclosure Letter is a description of any oral or written understandings or waivers between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other, with respect to any Company Gaming Permit.

     SECTION 4.18. Labor Matters. (a) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no material pending or threatened labor strike, or dispute, walkout, work stoppage, slow-down, lockout or organizational effort involving employees of the

Company or any of its Subsidiaries. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries, either pending or, to the Company's Knowledge, threatened; no union is currently certified, and there is no union representation question and no union or other organizational activity that would be subject to the National Labor Relations Act (20 U.S.C. sec.151 et seq.) exists or, to the Company's Knowledge, is threatened with respect to the Company's or any of its Subsidiaries' operations; neither the Company nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claim of employment discrimination pending or, to the Company's Knowledge, currently threatened against them; no wage and hour department investigation has been made of the Company or any of its Subsidiaries; there are no occupational health and safety claims against the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries has effectuated (i) a "PLANT CLOSING" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any Subsidiary; or (ii) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company and/or any Subsidiary been engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law; and none of the affected employees has suffered an "EMPLOYMENT LOSS" (as defined in the WARN
Act) since ninety days prior to the date hereof; the Company and its Subsidiaries are in compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder.

     (b) Since June 30, 2002, no officer of the Company or any of its Subsidiaries has given or received notice to terminate his employment.

     (c) There are no officers or employees of the Company or any of its Subsidiaries who are on secondment, maternity leave or absent on grounds of disability, military or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

     (d) All salaries and wages and other benefits, bonuses and commissions of all directors, officers or employees of the Company and its Subsidiaries have, to the extent due, been paid or discharged in full.

     (e) The Company and its Subsidiaries have not entered into any agreement and no event has occurred which may involve the Company and its Subsidiaries in the future acquiring any undertaking or part of one such that the Transfer Regulations may apply thereto.

     (f) The Sellers and the Company and its Subsidiaries have complied with their obligations to inform and consult with trade unions and other representatives of workers and to send notices to relevant governmental officials.

     (g) The Company and its Subsidiaries have maintained adequate and suitable records regarding the service of their directors, officers and employees and such records comply in all material respects with requirements of data protection legislation regarding the processing and storage of personal data on individuals. Neither the Company nor its Subsidiaries have entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with their respective employees.

     (h) Neither the Company nor any of its Subsidiaries is a party to any oral or written: (i) agreement with any executive officer or employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the payment or terms of which are accelerated or materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, insurance plan or arrangement (including with respect to life, health, or disability insurance) or with respect to the premiums therefor, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event) or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement (such agreements and plans referred to in clause (i) or (ii), collectively, the "EXECUTIVE AGREEMENTS").

     (i) Neither the Company nor any of its Subsidiaries has currently outstanding any loan to any employee, except for advances in respect of travel and entertainment expenses in the ordinary course of business.

     SECTION 4.19. Insurance. Section 4.19 of the Company Disclosure Letter sets forth the material insurance coverages maintained by the Company and its Subsidiaries. The Company has made available to the Parent and the Merger Subsidiary copies of all material insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured, additional insured or loss payee (including those pertaining to the Company's or any of its Subsidiaries' assets, employees or operations) (collectively, the "INSURANCE POLICIES") and (a) each of the Insurance Policies is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full and cover against the risks of the nature normally insured against by entities in the same or similar lines of business as the Company and its Subsidiaries in coverage amounts typically and reasonably carried by such entities, (b) none of the Insurance Policies shall terminate or lapse (or be affected in any other adverse manner) by reason of the transactions contemplated by this Agreement, (c) each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party, (d) no insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such Insurance Policy or indicated any intent to do so or not to renew any such Insurance Policy and (e) all material claims under the Insurance Policies have been filed in a timely fashion.

     SECTION 4.20. Information in Proxy Statement. The Proxy Statement will comply in all material respects with all applicable Laws. If at any time prior to the date of the Special Meeting any event occurs which should be described in an amendment or supplement to the Proxy Statement, the Company will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Exchange Act and any other applicable Laws.

     SECTION 4.21. Brokers. No agent, broker, Person or firm acting on behalf of the Company or any of its Subsidiaries other than Updata Capital, Inc. is or will be entitled to any advisory commission or broker's or finder's fee from any of the Parties (or their respective Affiliates) in connection with this Agreement or any of the transactions contemplated hereby. All amounts paid, or which are or will be payable, to Updata Capital, Inc. arising out of or in connection with this transaction are set forth on Section 4.21 of the Company Disclosure Letter.

     SECTION 4.22. State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby and have declared them advisable and fair to, and in the best interest of, the Company and the Company Stockholders, and have resolved to recommend the adoption of this Agreement by the Company Stockholders and directed that this Agreement be submitted to the Company Stockholders, all in accordance with the BCL. Except for the Appraisal Provisions, the Board of Directors has taken all requisite action such that no other "fair price", "moratorium", "control share acquisition", "business combination" or other state takeover statute or similar statute, rule or regulation (including Chapters 110C, 110D, 110E or 110F of the Massachusetts General Laws) is applicable or purports to be applicable to the Merger, this Agreement, the Voting Agreement or any of the other transactions contemplated hereby or thereby.

     SECTION 4.23. Voting Requirements. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock held by Company Stockholders is the only vote of the holders of any class or series of the Company's capital stock or other securities of the Company necessary under applicable law or stock exchange (or similar self-regulatory organization) regulations to adopt this Agreement and approve the transactions contemplated by this Agreement and for consummation by the Company of the transactions contemplated by this Agreement.

     SECTION 4.24. Rights Agreement. The Company has amended the Rights Agreement (without redeeming the Rights (as such term is defined in the Rights Agreement) identified therein), (a) to render the Rights Agreement inapplicable with respect to this Agreement, the Voting Agreement and the Merger and the other transactions contemplated hereby and thereby, (b) so that (i) neither the Parent nor the Merger Subsidiary nor any of their "Affiliates" or "Associates" (as such terms are defined in the Rights Agreement) is considered to be an "Acquiring Person" (as such term is defined in the Rights Agreement) as a result of the announcement or execution of this Agreement or the Voting Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby and (ii) the provisions of the Rights Agreement, including the occurrence of a "Distribution Date", "Stock Acquisition Date" or a "Triggering Event" (as such terms are defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or execution of this Agreement or the Voting Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby, and (c) to cause the Rights to expire immediately prior to the Effective Time.

     SECTION 4.25. Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of Updata Capital, Inc., dated October 27, 2002, a true, complete and correct signed copy of which shall be delivered to the Parent promptly after receipt of a written copy thereof by the Company, to the effect that, as of the date of such written opinion and on the basis of and subject to the assumptions set forth therein, the Cash Merger Consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, and such opinion has not been withdrawn or modified as of the date of this Agreement. The Company has been authorized by Updata Capital, Inc. to permit the inclusion of such fairness opinion in the Proxy Statement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                    OF THE PARENT AND THE MERGER SUBSIDIARY

     Each of the Parent and the Merger Subsidiary hereby represents and warrants to the Company that:

     SECTION 5.1. Organization. Each of the Parent and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is currently being conducted. Each of the Parent and the Merger Subsidiary is duly qualified or licensed to do business, and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or assets owned, operated and leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing has not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on either the Parent or the Merger Subsidiary or materially impair the ability of either the Parent or the Merger Subsidiary to consummate the transactions contemplated hereby. Each of Parent and Merger Sub has, prior to the date of this Agreement, delivered to the Company true, complete and correct copies of their respective Articles of Organization and the By-laws (or other comparable governing documents), in each case as amended and in full force and effect as of the date of this Agreement.

     SECTION 5.2. Authorization; Validity of Agreement; Necessary Action. Each of the Parent and the Merger Subsidiary has full corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it prior to or at the Effective Time, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Parent and the Merger Subsidiary of this Agreement and each instrument required hereby to be executed and delivered by it prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of the Parent and the Merger Subsidiary, by the stockholders of the Parent and by the Parent as the sole stockholder of the Merger Subsidiary, and no other corporate action on the part of the Parent or the

Merger Subsidiary is necessary to authorize the execution, delivery and performance by the Parent and the Merger Subsidiary of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement and each instrument required hereby to be executed and delivered by the Company prior to the Effective Time has been duly executed and delivered by each of the Parent and the Merger Subsidiary and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of the Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms.

     SECTION 5.3. Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Parent and the Merger Subsidiary does not, and the consummation by the Parent and the Merger Subsidiary of the transactions contemplated by this Agreement and the compliance by the Parent and the Merger Subsidiary with the applicable provisions of this Agreement will not:

          (a) violate or conflict with or result in any breach of any provision of the Certificate of Incorporation or the By-laws of the Parent or the Articles of Organization or the By-laws of the Merger Subsidiary;

          (b) require any filing, recordation, declaration or registration with, or permit, order, authorization, consent or approval of, or action by or in respect of, or the giving of notice to, any Governmental Entity, except for
     (i) the filing by the Parent of a premerger notification and report form under the HSR Act and the expiration or termination of any waiting periods under the HSR Act; (ii) the Governmental Approvals with respect to the Merger and the transactions contemplated hereby; and (iii) the filing of the Articles of Merger with the Secretary of the Commonwealth of The Commonwealth of Massachusetts, all other filings or recordings required under the BCL and appropriate documents with the relevant authorities of other states in which the Parent and the Merger Subsidiary are qualified to do business;

          (c) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, give rise to any penalty, right of amendment, modification, renegotiation, termination, cancellation, payment or acceleration or any right or obligation or loss of any material benefit or right under, or result in the creation of any Liens upon any of the properties or assets of the Parent or the Merger Subsidiary under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, license, sublicense, franchise, permit, concession, agreement, contract, obligation, commitment, understanding, arrangement, franchise agreement or other instrument, obligation or authorization applicable to the Parent or the Merger Subsidiary, or by which any such Person or any of its properties or assets may be bound; or

          (d) violate or conflict with any Laws applicable to the Parent or the Merger Subsidiary or by which any of their properties or assets may be bound;

excluding from preceding clauses (b), (c) and (d) such matters that have not resulted in and would not reasonably be likely to result in, individually or in the aggregate, a material adverse effect on either the Parent or the Merger Subsidiary and would not materially impair the ability of either the Parent or the Merger Subsidiary to consummate the transactions contemplated hereby.

     SECTION 5.4. Sufficiency of Funds. Parent, together with its Affiliates, have funds on hand or available financing in an amount sufficient to consummate the transactions contemplated by this Agreement.

     SECTION 5.5. Information in Proxy Statement. None of the information supplied or to be supplied by the Parent and the Merger Subsidiary in writing relating to the Parent, the Merger Subsidiary or any Affiliate thereof (other than the Company or any of its Subsidiaries), as the case may be, expressly for inclusion or incorporation by reference in the Proxy Statement, any amendment or supplement thereto or any other documents filed with the SEC by the Company in connection with the Merger, when supplied to the Company, when filed with the SEC and, in case of the Proxy Statement, when mailed to the stockholders of the Company and at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Parent and the Merger Subsidiary make no representation or warranty with respect to any information supplied by the Company in writing relating to the Company or any Affiliate thereof (other than the Parent or the Merger Subsidiary) expressly for inclusion or incorporation by reference in the Proxy Statement.

     SECTION 5.6. No Existing Discussions. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any Person (other than with their Affiliates and potential financing sources (whether debt or equity) and with the Company and its Representatives) with respect to an Acquisition Proposal.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1. Interim Operations of the Company. Except as (i) set forth on Section 6.1 of the Company Disclosure Letter, (ii) expressly provided herein or (iii) consented to in writing by the Parent (such consent not to be unreasonably withheld), from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business only in the ordinary course of business consistent with past practice and use reasonable best efforts to maintain and preserve its and its Subsidiaries' business organization, assets and properties, keep available the services of its officers and key employees and maintain and preserve its advantageous business relationships with customers, clients, suppliers and others having material business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Parent (such consent not to be unreasonably withheld) except as otherwise contemplated by Section 6.1 of the Company Disclosure Letter:

          (a) except as contemplated by Section 2.1, amend its Articles of Organization or By-laws or comparable governing documents;

          (b) sell, transfer or pledge or agree to sell, transfer or pledge any shares of capital stock or other equity interests owned by it in any other Person;

          (c) declare, set aside or pay any dividend or other distribution payable in cash, securities or other property with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock (or other equity interests) or other securities of the Company or any of its Subsidiaries, other than the making of a dividend or other distribution by a wholly-owned Subsidiary to another wholly-owned Subsidiary or to the Company, or any other change in the capital structure of the Company on any of its Subsidiaries, except for (i) the issuance by the Company of shares of Company Common Stock pursuant to the terms of any Options outstanding on the date hereof and disclosed in Section 4.2(a) of the Company Disclosure Letter, (ii) the repurchase of unvested shares of restricted Common Stock at cost upon the termination of employment of the holder thereof, or (iii) the acceptance of shares of Common Stock as payment of withholding obligations arising upon the vesting of restricted Common Stock prior to the Effective Time;

          (d) except as contemplated by Sections 2.1 and 3.1, issue or sell, or authorize to issue or sell, any shares of its capital stock (whether unrestricted or restricted) or any other securities (equity or debt) of the Company or any of its Subsidiaries, or issue or sell, or authorize to issue or sell, any securities (equity or debt) convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock of any class of the Company or Voting Debt or other securities (equity or debt), or make any other change in its capital structure, except for the issuance by the Company of shares of Company Common Stock pursuant to the terms of any Options outstanding on the date hereof and disclosed in
     Section 4.2(a) of the Company Disclosure Letter or pursuant to the terms of the ESPP (as in effect on the date hereof) and Section 3.5 hereof;

          (e) acquire, authorize or make (or commit to make) any investment in, or make any capital contribution to, any Person, other than transactions between a wholly-owned Subsidiary of the Company and the Company or between wholly-owned Subsidiaries of the Company;

          (f) make (or commit to make), or enter into any Contracts (or any amendments, modifications, supplements or replacements to existing Contracts) to be performed relating to the making of capital expenditures in excess of $50,000 in any calendar year, or in the aggregate for capital expenditures with a value in excess of $200,000;

          (g) acquire, by merging or consolidating with, by purchasing an equity interest in or by purchasing all or a portion of the assets of, or by any other manner, any business or any Person (other than the purchase of equipment, inventories and supplies in the ordinary course of business consistent with past practice or the acquisition of a wholly owned Company Subsidiary by way of merger, asset sale or otherwise);

          (h) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, subject to any Lien (other than a Permitted Lien) or otherwise encumber any material assets or assets that have a value individually in excess of $10,000 other than with respect to (i) transactions between a wholly-owned Subsidiary of the Company and the Company or between wholly-owned Subsidiaries of the Company, (ii) dispositions of excess or obsolete assets in the ordinary course of business consistent with past practice and (iii) leases, licenses or sales of the Company's software or other assets in the ordinary course of business consistent with past practice;

          (i) except to the extent required under existing employee and director benefit plans, agreements or arrangements in effect on June 30, 2002, as set forth in Section 4.2 of the Company Disclosure Letter, or required by applicable law or contemplated by Section 3.4, (i) increase the compensation or fringe benefits of any of its directors, officers or employees (except for immaterial increases to employees who are not officers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice) or grant any severance or termination pay not currently required to be paid under existing severance plans, (ii) enter into, amend, modify, supplement or replace any employment, benefit (including with respect to life or disability insurance or with respect to premiums therefor), consulting or severance agreement, policy or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, except with respect to new hires of non-officer employees in the ordinary course of business consistent with past practice, or (iii) establish, adopt, enter into or amend, modify, supplement, replace or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, benefit (including with respect to life or disability insurance or with respect to premiums therefor), pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the collective benefit of any directors, officers or employees (it being understood and agreed that in no event shall the Company or any of its Subsidiaries amend, modify, supplement, replace or terminate the policy in effect on the date hereof and previously disclosed to the Parent with respect to suspension of any increases in the compensation of directors, officers and other employees of the Company and its Subsidiaries);

          (j) except as may be required by applicable law, GAAP or SEC rule, make any change in any of its accounting practices, policies or procedures or any of its methods of reporting income, deductions or other items for income tax purposes;

          (k) except as contemplated by Sections 2.1 and 3.1, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Acquisition Proposal, except as expressly permitted in Section 6.3;

          (l) except as contemplated by Section 6.7(a)(i), (i) incur, assume, modify or prepay any indebtedness for borrowed money (including under the Company Credit Agreement), issue any debt securities or warrants or other rights to acquire debt securities, or guarantee, endorse or otherwise become liable or responsible for the obligations or indebtedness of another Person, other than indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company or guarantees of indebtedness of the Company or any direct or indirect wholly-owned Subsidiary of the Company, or enter into any capital lease in each case, in an amount in excess of $200,000, or (ii) make any loans, extensions of credit or advances to any other Person, other than to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of preceding clauses (i) and (ii), for loans, extensions of credit or advances constituting trade payables or receivables arising in the ordinary course of business and in the case of preceding clause (ii), for advances to employees in respect of travel and entertainment expenses in the ordinary course of business in amounts of $5,000 or less to any individual on any date of determination and $25,000 in the aggregate outstanding on any date of determination;

          (m) except as provided by this Agreement accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance (including arrangements or agreements for the premiums therefor) or other compensation or benefits;

          (n) pay, discharge, settle or satisfy any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (i) the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice, of (A) liabilities reflected or reserved against in the June 30, 2002 balance sheet included in the Company SEC Documents or (B) liabilities (other than litigation) subsequently incurred in the ordinary course of business consistent with past practice and (ii) other claims, litigation, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $200,000;

          (o) plan, announce, implement or effectuate any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, other than routine employee terminations in the ordinary course of business and consistent with past practice;

          (p) take any action or omit to take any action (including the adoption of any shareholder rights plan or amendments to its Articles of Organization or By-laws (or comparable governing documents)) which would, directly or indirectly, restrict or impair the ability of the Parent or the Merger Subsidiary, as the case may be, to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by the Parent or the Merger Subsidiary, as the case may be;

          (q) take any action or omit to take any action which (i) constitutes a violation of any material Company Permit, which violations would result in or would reasonably be likely to result in, individually or in the aggregate, the modification, suspension, cancellation, termination of any one or more material Company Permits or otherwise have or would reasonably be likely to have a material adverse impact on any customer or client contract or relationship or the nature or level of discipline imposed on account of future violations of the Laws applicable to the Company and the Surviving Corporation or (ii) would (or would reasonably be likely to) materially impede, delay, hinder or make more burdensome for the Surviving Corporation or the Parent to obtain and maintain any and all authorizations, approvals, consents or orders from any Governmental Entity or other third party necessary or required to maintain the Company Permits in effect as of the date hereof in effect at all times following the Merger on the same terms as in effect on the date of this Agreement;

          (r) enter into any new material line of business or enter into any agreement that contains covenants that purport to restrict the Company's or any of its Subsidiaries' ability to compete with any Person or to conduct any business or line of business;

          (s) (i) file or cause to be filed any materially amended Tax Returns or claims for refund; (ii) make or rescind any material Tax election or otherwise fail to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary of the Company, as the case may be, with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency (1) would not or may not materially increase the Parent's, the Company's or any of the Company's Subsidiaries' liability for Taxes for any period or (2) is required by Law;
     (iii) incur any material liability for Taxes other than in the ordinary course of business; or (iv) enter into any settlement or closing agreement with a taxing authority that materially increases or would reasonably be likely to materially increase the Tax liability of the Company or any of its Subsidiaries for any period;

          (t) fail to maintain with current or other financially responsible insurance companies insurance on its assets, tangible and intangible, and its businesses in such amounts and against such risks and losses as are consistent with past practice and standard practice in the Company's industry; or

          (u) authorize, agree or announce an intention, in writing or otherwise, to take any of the foregoing actions or fail to take any action that would prevent any of the foregoing from occurring.

     SECTION 6.2. Confidentiality. The Parties acknowledge the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein or pursuant hereto.

     SECTION 6.3. No Solicitation of Other Offers. (a) Each of the Company and its Subsidiaries shall, and shall cause its Affiliates and each of its and their respective Representatives to, immediately cease any discussions, activities or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. The Company and its Subsidiaries shall not take, and shall cause their respective Representatives not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal (including by taking any action that would make the Rights Agreement inapplicable to an Acquisition Proposal, other than deferring the "Distribution Date" (in a manner that does not breach Section
6.10 hereof) in the case of an offer to acquire shares of Company Common Stock, but not in the case of any purchase of such shares as a result of such offer),
(ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, other than a confidentiality agreement referred to below or in connection with the termination of this Agreement pursuant to
Section 8.1(f), in accordance with the terms and under the circumstances contemplated below in this Section 6.3(a), or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (iii) to initiate or participate in any way in any discussions or negotiations with (other than discussions or negotiations solely related to the execution of a confidentiality agreement referred to below), or furnish or disclose any information to, any Person (other than the Parent or the Merger Subsidiary) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (iv) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives; provided, that so long as there has been no breach of this Section 6.3(a), prior to obtaining the approval of the Company Stockholders contemplated by Section 6.5, in response to an unsolicited written Acquisition Proposal (that was not made in violation of any standstill, confidentiality or similar agreement entered into by the Company or any of its Subsidiaries or any of their Affiliates or Representatives) and otherwise in compliance with its obligations under Section 6.3(c), the Company may (1) request clarifications from, or furnish information to, (but not enter into discussions with) any Person which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions; provided, that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions of the Confidentiality Agreement, or omits restrictive provisions contained in the Confidentiality Agreement, then the Confidentiality Agreement shall be deemed to be automatically amended to contain in substitution for such comparable provisions such less restrictive provisions, or to omit such restrictive provisions, as the case may be, and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, (B) such action is taken solely for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal, and (C) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law or
(2) participate in discussions with, request clarifications from, or furnish information to, any Person which makes such unsolicited Acquisition Proposal if
(x) such action is taken subject to a confidentiality agreement with the Company containing customary terms and conditions; provided, that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions of the Confidentiality Agreement, or omits restrictive provisions contained in the Confidentiality Agreement, then the Confidentiality Agreement shall be deemed to be automatically amended to contain in substitution for such comparable provisions such less restrictive provisions, or to omit such restrictive provisions, as the case may be, and in connection with the foregoing, the Company agrees not to waive any of the provisions in any such confidentiality agreement without waiving the similar provisions in the Confidentiality Agreement to the same extent, (y) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel) and financial advisors, that such Acquisition Proposal is a Superior Proposal and
(z) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law. Without limiting the foregoing, the Parent, the Merger Subsidiary and the Company agree that any violation of the restrictions set forth in this Section 6.3(a) by any Representative of the Company or any of its Subsidiaries or their respective Affiliates (other than any such Person who is an Affiliate or employee of the Parent or of any of its Affiliates), whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or their respective Affiliates, shall constitute a breach by the Company of this Section 6.3(a). It is understood that no discussion with any Person shall be deemed to constitute a violation of this Section 6.3(a) if (i) the Company, its Subsidiaries or its Representatives, as applicable, did not know or have reason to know that such discussion related to an Acquisition Proposal, and (ii) such discussion was immediately ceased once the Company, its Subsidiary or its Representatives, as applicable, knew or had reason to know that such discussion related to an Acquisition Proposal.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or vote or resolve to withdraw, modify or amend, in a manner adverse to the Parent or the Merger Subsidiary, the approval, adoption or recommendation, as the case may be, of the Merger, this Agreement or any of the other transactions contemplated hereby, (ii) approve or recommend, or vote or resolve to approve or recommend, any Acquisition Proposal, (iii) cause the Company to accept such Acquisition Proposal and/or enter into any Acquisition Agreement, or (iv) resolve to do any of the foregoing; provided, that the Board of Directors of the Company may withdraw, modify or amend such recommendation prior to obtaining the approval of the Company Stockholders contemplated by Section 6.5 if (w) the Company has complied with its obligations under this Section 6.3, (x) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to take such actions would be inconsistent with its fiduciary duties under applicable law and
(z) prior to taking such actions, the Board of Directors of the Company shall have given the Parent at least 72 hours notice of its intention to take such action and the opportunity to meet with the Company and its outside counsel and financial advisors. Any such withdrawal, modification or change shall not change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other similar law to be inapplicable to the transactions contemplated by this Agreement, including the Merger. During the term of this Agreement, nothing contained in this Section 6.3(b) shall limit the Company's obligation to hold and convene the meeting of the Company Stockholders referred to in Section 6.5 and to submit this Agreement and the Merger for adoption and approval by the Company Stockholders (regardless of whether the recommendation of the Company Board of this Agreement or the Merger shall have been withdrawn or modified).

     (c) In addition to the obligations of the Company set forth in Section 6.3(a), the Company shall as promptly as practicable (and in any event within 24 hours) advise the Parent of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within twenty-four hours of the receipt thereof, promptly provide to the Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. The Company shall use its reasonable best efforts to keep the Parent informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and to keep the Parent informed as to the material details of any information requested of or provided by the Company, and shall provide to the Parent within one calendar day of receipt thereof all written materials received by the Company with respect thereto. The Company shall promptly provide to the Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal, which was not previously provided to the Parent. If an event that is not caused by the Company, its Subsidiaries or any of their Affiliates or Representatives occurs which prevents the Company from complying with the timing of the information delivery requirements set forth in this Section 6.3(c), the Company shall not be deemed to be in violation of this Section 6.3(c) provided that (i) the Company acts reasonably and in good faith to supply the required information as soon as possible and (ii) such delay in the receipt of information does not adversely affect the Parent in any material respect.

     (d) Nothing contained in this Section 6.3 shall prohibit the Board of Directors of the Company nor any committee thereof from (i) making and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company Stockholders, if the Board of Directors of the Company determines in good faith, after consultation with outside nationally-recognized legal counsel (which may be its current outside legal counsel), that failure to make such disclosure pursuant to this clause (ii) would be inconsistent with its fiduciary duties under applicable law.

     (e) The Company shall promptly request in writing each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use its reasonable best efforts to have such information returned or destroyed (to the extent destruction of such information is permitted by such confidentiality agreement).

     SECTION 6.4. Access to Information. The Company shall (and shall cause each of its Subsidiaries to) afford to the Parent and its Representatives and financing sources reasonable access, upon reasonable advance notice, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments, personnel and records and accountants of the Company and its Subsidiaries and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning the business, properties, assets and personnel of the Company and its Subsidiaries as the Parent may reasonably request. The Parent, the Merger Subsidiary and their Affiliates, Representatives and financing sources will hold any such information that is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

     SECTION 6.5. Special Meeting. As promptly as practicable after the execution and delivery of this Agreement, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold the Special Meeting, which meeting shall be held as promptly as practicable following the preparation and mailing of the Proxy Statement, and the Company agrees that this Agreement and the Merger shall be submitted at such meeting for adoption and approval by the Company Stockholders. During the term of this Agreement and, in the cases of clauses (ii) and (iii) below, subject to the proviso in Section 6.3(b), the Company shall use its reasonable best efforts to solicit and obtain from the Company Stockholders proxies and shall take all other action necessary and advisable to secure the vote of the Company Stockholders required by applicable law and by the Restated Articles of Organization or the By-laws of the Company to obtain their adoption of this Agreement and approval of the Merger; (ii) the Board of Directors of the Company shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger at the Special Meeting; and (iii) the Company agrees that it shall include in the Proxy Statement such recommendation of the Board of Directors of the Company that the Company Stockholders adopt this Agreement and approve the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.5 during the term of this Agreement shall not be affected by (a) the commencement, public proposal, public disclosure or communication to the Company, any of its Subsidiaries or any of their respective Affiliates (or any of their respective Representatives) of any Acquisition Proposal or (b) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

     SECTION 6.6. Proxy Statement. As promptly as practicable after the execution and delivery of this Agreement, the Company shall:

          (a) prepare and, after consultation with and review by the Parent and its outside counsel, file with the SEC a preliminary proxy statement relating to the Merger and this Agreement and use its reasonable best efforts (i) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with and review by the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause the Proxy Statement to be mailed to its stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy material will be mailed by the Company without consultation with and review by the Parent and its outside counsel and (ii), subject to Section 6.3(b), to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

          (b) promptly notify the Parent of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary proxy statement or the Proxy Statement or for additional information, and will promptly supply the Parent and its outside counsel with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary proxy statement, the Proxy Statement or the Merger;

          (c) promptly inform the Parent and its outside counsel if at any time prior to the Special Meeting any event should occur that is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case, the Company, with the cooperation and approval of and in consultation with the Parent and its outside counsel, will, upon learning of such event, promptly prepare and mail such amendment or supplement; and

          (d) it is expressly understood and agreed that (i) the Parent, the Merger Subsidiary and the Company will cooperate with each other in connection with all aspects of the preparation, filing and clearance by the SEC of the Proxy Statement (including the preliminary proxy statement and any and all amendments or supplements thereto), (ii) the Company shall give the Parent and its outside counsel the opportunity to review and comment on the Proxy Statement prior to it being filed with the SEC and shall give the Parent and its outside counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC and each of the Company and the Parent agrees to use its reasonable best efforts, after consultation with the other, to respond promptly to all such comments of and requests by the SEC and (iii) to the extent practicable and desired by Parent, the Company and its outside counsel shall permit the Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated thereby (provided, that in the event that such participation by the Parent is not practicable or desired by Parent, the Company shall promptly inform the Parent and its counsel of the content of all such communications and the participants involved therein).

     SECTION 6.7. Reasonable Best Efforts. Subject to the terms and conditions provided herein, each of the Company, the Parent and the Merger Subsidiary shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement (including the satisfaction of the respective conditions set forth in Article VII), and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Company, the Parent and the Merger Subsidiary shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their reasonable best efforts to promptly:

     (a) make any and all filings, recordations , declarations or registrations with, obtain any and all actions or non-actions, licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of, give any and all notices to, take reasonable steps to avoid an Action or Proceeding by, any and all Governmental Entities (including all filings under the HSR Act) and parties to contracts with the Company and its Subsidiaries, in each case prior to the Closing Date, as are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement; it being understood and agreed that:

          (i) the Company and its Subsidiaries shall use their reasonable best efforts to cooperate with the Parent in any manner reasonably requested by the Parent in connection with obtaining at or prior to the Closing all Required Consents (no such Required Consent to be conditioned on any increase in the amount payable under the applicable Company Material Contract or any reduction in the term thereof or any other material changes in the provisions thereof, except as may be required by the express terms of the applicable Company Material Contract, and such Required Consent shall otherwise be on terms and conditions reasonably satisfactory to the Parent); in connection with the foregoing, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Parent, make (or commit to make) any payment or otherwise provide (or commit to provide) any value or benefit to any Person in connection with obtaining any Required Consent (except as may be required by the express terms of the respective Company Material Contracts); provided, that, notwithstanding anything to the contrary set forth in Section 6.1, with the prior written consent of the Parent (not to be unreasonably withheld or delayed), the Company shall be permitted to enter into one or more Contracts (collectively, the "REPLACEMENT CONTRACTS") to replace or refinance any Company Material Contract on terms not materially less favorable (after taking into account any and all fees and expenses incurred in connection with such replacement or refinancing) to the Company (or the applicable Subsidiary) or the Surviving Corporation than the terms of such Company Material Contract, whereupon the respective Replacement Contract shall be provided to the Parent and shall be deemed to be disclosed in Section 6.7(a)(i) of the Company Disclosure Letter and to constitute a Company Material Contract for purposes of this Section 6.7(a)(i);

          (ii) each of the Parties shall expeditiously give and make any and all notices and reports required to be made by such Party to the appropriate Persons with respect to Company Permits and each of the Parties shall, prior to the Effective Time, use its reasonable best efforts to cooperate with the other in any manner reasonably requested by the other in connection with obtaining at or prior to the Closing the regulatory approvals or consents as may be required by any Governmental Entities in order to obtain and maintain in effect at all times following the Effective Time all Company Permits and other Governmental Approvals necessary to maintain continuity of its relationships with all customers and clients; without limiting the foregoing, each of the Parties shall, to the extent necessary of such Party, (A) duly and promptly file and process any and all applications necessary to obtain all required regulatory approvals or consents as a result of the consummation of the transactions contemplated by this Agreement, including the amendment of any and all documents required to be amended with respect to the existing licensees under the Company Permits and (B) duly and promptly file with all appropriate Governmental Entities, and thereafter duly process renewal applications for all of the Company's licensed Subsidiaries whose licenses will expire during the period from the date of this Agreement and until all of the respective applications shall have been approved; and

          (iii) the Company and its Board of Directors shall, if any "fair price", "moratorium", "control share acquisition", "business combination" or other state takeover statute or similar statute, rule or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action within its power to ensure that the Merger and such other transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute, rule or regulation on the Merger and such other transactions;

     (b) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated hereby (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed); it being understood and agreed that the Company shall promptly notify the Parent of any litigation or threatened litigation (including any stockholder litigation), other than where the Parent is the adverse party, against the Company and/or its directors relating to any of the transactions contemplated by this Agreement and the Company shall give the Parent the opportunity to participate, at Parent's sole expense, in the defense or settlement of (but not to control) any such litigation; provided, that no settlement with respect to any such litigation shall be agreed to without the Parent's prior consent (not to be unreasonably withheld or delayed); and

     (c) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

     SECTION 6.8. Public Disclosure. The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent and each of the Company and the Parent shall consult with, and obtain the consent of, the other Party (which shall not be unreasonably withheld or delayed) before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to consulting with and obtaining the prior consent of the other Party (which shall not be unreasonably withheld or delayed); provided, that a Party may, without consulting with or obtaining the prior consent of the other Party, issue such press release or make such public statement as may be required by applicable Law or by any listing agreement with a national securities exchange or automated quotation system to which the Parent (or an Affiliate thereof) or the Company, as the case may be, is a party, if such Party has used reasonable best efforts to consult with the other Party and to obtain such other Party's consent, but has been unable to do so in a timely manner.

     SECTION 6.9. Notification of Certain Matters. The Company shall give prompt notice to the Parent and the Parent shall give prompt written notice to the Company, of (a) the occurrence or non-occurrence of any event known to such Party, the occurrence or non-occurrence of which has resulted in, or is reasonably likely to result in, any representation or warranty set forth in this Agreement made by such Party to be untrue or inaccurate (taking into account any materiality qualification, to the extent applicable); (b) any material failure by such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (c) any action, suit, proceeding, inquiry or investigation pending or, to the knowledge of such Party, threatened which questions or challenges this Agreement or the consummation of any of the transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice and that no such notification shall modify the representations or warranties of any Party or the conditions to the obligations of any Party hereunder. Each of the Company, the Parent and the Merger Subsidiary shall give prompt notice to the other Parties of any written notice from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     SECTION 6.10. Rights Agreement. During the term of this Agreement and prior to the Effective Time, the Company shall not, without the prior written consent of the Parent, unless required to do so by a court of competent jurisdiction (i) redeem the Rights, (ii) amend (other than, subject to the following clause (iii), to defer the "Distribution Date" (as such term is defined in the Rights Agreement) in the case of a tender or exchange offer (but not in the case of any sale pursuant to such tender or exchange offer) that would otherwise trigger a "Distribution Date" pursuant to Section 3(a)(ii) of the Rights Agreement) or terminate the Rights Agreement or (iii) take any action which would allow any "Person" (as such term is defined in the Rights Agreement) other than the Parent or the Merger Subsidiary (or their Affiliates) to be the "Beneficial Owner" (as such term is defined in the Rights Agreement) of twenty percent or more of the Company Common Stock without causing a "Distribution Date" or a "Stock Acquisition Date" (as such term is defined in the Rights Agreement) to occur.

     SECTION 6.11. Subsequent Filings. Until the Effective Time, the Company will timely file with the SEC each Subsequent Filing required to be filed by the Company and will promptly deliver to the Parent and the Merger Subsidiary copies of each such Subsequent Filing filed with the SEC. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Subsequent Filings shall be prepared from, and shall be in accordance with, the books and records of the Company and its consolidated Subsidiaries, shall comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with GAAP ( except as may be indicated in the notes thereto) and shall fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby.

     SECTION 6.12. Communication to Employees. The Company and the Parent will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement.

     SECTION 6.13.  Indemnification of Officers and Directors; Exculpation.

     (a) From and after the Effective Time, the Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six years from the Effective Time, to indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Massachusetts law and its Articles of Organization or Bylaws in effect on the date hereof to indemnify an Indemnified Party (and the Parent shall cause the Surviving Corporation also to advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

     (b) For a period of three years after the Effective Time, the Parent shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Parent) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall the Parent or the Surviving Corporation be required to expend in excess of $1.2 million for such coverage.

     (c) The provisions of this Section 6.13 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     SECTION 6.14.  Service Credit.

     (a) Following the Effective Time, the Parent will give each Company employee full credit for prior service with the Company or its Subsidiaries for purposes of (i) eligibility and vesting under any of the Parent's employee benefit plans, (ii) determination of benefits levels under any of the Parent's employee benefit plans or policy relating to vacation or severance and (iii) determination of "retiree" status under any of the Parent's employee benefit plans, in each case for which the Company employee is otherwise eligible and in which the Company employee is offered participation, but except where such crediting would (A) result in a duplication of benefits or (B) otherwise cause the Parent or its Subsidiaries or any of the Parent's employee benefit plans or any trust relating thereto to accrue or pay for benefits that relate to any time period prior to the Company employee's participation in the Parent's employee benefit plans.

     (b) The Parent shall cause the Company to maintain and honor the severance agreements set forth in Section 6.14 of the Company Disclosure Letter and for a period of one (1) month following the Effective Time, the Parent shall cause the Company to provide a minimum severance payment to each employee of the Company who is terminated without "cause" during such period equal to one (1)week of such employee's base salary for each year of service with the Company, included within, but not in addition to, any statutory and/or contractual severance, and no such minimum payment shall be equal to less than two (2) weeks' base salary. A termination of employment shall be deemed to be without "cause" unless such termination occurs as a result of the employee's commission of a felony, employee's continued failure to substantially perform employee's duties, or employee's violation of a Company policy. In addition, to the extent the Company's policies in effect immediately prior to the Effective Time would have provided for a larger severance payment to an employee than the minimum amount contemplated hereby, the Parent shall cause the Company to consider such fact in good faith in determining the severance package for such employee.

     SECTION 6.15. Parent Acquisition Proposals. The Parent and its Subsidiaries shall not take, and shall cause their respective Representatives not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal
(ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or to agree to approve or endorse any Acquisition Proposal (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than the Company) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (iv) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, if, the actions under subparagraphs (i)-(iv) hereof (A) would require the Company to breach this Agreement; or (B) cause a breach of the Parent's representation contained in Section 5.4 hereof.

     SECTION 6.16. Company Credit Agreement. The Company shall use its reasonable best efforts to obtain a waiver in form and substance reasonably satisfactory to Parent from Silicon Valley Bank of all applicable covenants and Events of Default contained in the Company Credit Agreement that would prohibit the transactions contemplated hereby. The Company shall keep the Parent informed of its progress in obtaining such waiver and, if requested by the Parent no later than 20 Business Days prior to the Effective Time, shall (in lieu of such waiver) terminate the Company Credit Agreement and use its reasonable best efforts to obtain prior to the Effective Time evidence in form and substance reasonably satisfactory to the Parent that
(A) the Company has repaid all amounts owing under the Company Credit Agreement,
(B) all letters of credit, if any, issued under the Company Credit Agreement have expired or been terminated, (C) all commitments to lend under the Company Credit Agreement have been terminated and (D) all UCC-1 Financing Statements relating to the Company Credit Agreement have been terminated and all other collateral held under the Company Credit Agreement has been released.

     SECTION 6.17. UCC Terminations. The Company shall use its reasonable best efforts to obtain, prior to the Effective Time, the termination of the UCC-1 financing statements listing Merrill Lynch Business Financial Services Inc. as secured party that are currently on file in Hyannis, Massachusetts and Lexington, Massachusetts.

     SECTION 6.18. UK and Malaysia Filings. Prior to the Effective Time, the Company shall cause (i) the Subsidiaries formed in the United Kingdom to be in good standing and current with all their Companies House filings and (ii) Infinium Software Asia/Pacific, Inc. to be in good standing as a foreign entity in Malaysia and to be current with all required filings with the Register of Accounts in Malaysia, and shall provide evidence reasonably satisfactory to the Parent thereof prior to the Effective Time.

     SECTION 6.19. Notices. Prior to the Effective Time, Infinium Software Europe, Inc. shall provide notice or confirmation thereof to The First National Bank of Boston-Singapore in the form and containing such information as is reasonably satisfactory to Parent relating to the transactions contemplated hereby.

                                  ARTICLE VII

                        CONDITIONS TO EFFECT THE MERGER

     SECTION 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the Closing Date of each of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite affirmative vote of the Company Stockholders in accordance with applicable law, the Company's Articles of Organization and the Company's By-laws.

          (b) Governmental Approvals. Other than the filing of the Articles of Merger and all other filings or recordings required under the BCL as contemplated by Section 2.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur, individually or in the aggregate, would make the consummation of the Merger illegal or result or would not result in a Company Material Adverse Effect, shall have been filed, been obtained or occurred and shall not have expired or been withdrawn (including any filings under the HSR Act and the expiration or termination of any waiting periods imposed or required by the HSR Act); provided, that the right to assert this condition shall not be available to a Party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of this condition to be satisfied.

          (c) No Restraints. There shall be no preliminary or permanent order or injunction of a court or other Governmental Entity of competent jurisdiction precluding, restraining, enjoining or prohibiting consummation of the Merger and there shall not be instituted, pending or threatened in writing any Action or Proceeding by any Governmental Entity seeking to preclude, restrain, enjoin or prohibit consummation of the Merger.

          (d) Illegality. There shall have been no action taken, or statute, rule, regulation, judgment or executive order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Entity that directly or indirectly prohibits or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 7.2. Conditions to the Parent's and the Merger Subsidiary's Obligation to Effect the Merger. The obligation of the Parent and the Merger Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Parent or the Merger Subsidiary to the extent permitted by applicable law:

          (a) Performance of Obligations; Representations and Warranties. (i) The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct, such that the aggregate effect of any inaccuracies in such representations and warranties do not comprise a Company Material Adverse Effect on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date and except as contemplated or permitted by this Agreement), without regard for purposes of this Section 7.2(a) to any materiality or Company Material Adverse Effect qualifications contained in such representations and warranties, and (iii) Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

          (b) Voting Agreement. The Voting Agreement shall be duly executed, valid, in full force and effect against all parties thereto, and the Company shall have complied with the Voting Agreement in all material respects.

          (c) No Litigation. There shall not be instituted, pending or threatened any Action or Proceeding by any Governmental Entity relating to this Agreement, the Voting Agreement or any of the transactions contemplated herein or therein.

          (d) Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect. The Company shall have delivered to the Parent and the Merger Subsidiary a certificate, signed on behalf of the Company by the Chief Executive Officer of the Company, to such effect.

          (e) Consents. The Company shall have obtained each consent or approval set forth in Section 7.2(e) of the Company Disclosure Letter.

          (f) Cort Directions, Inc. The sale of all of the issued and outstanding stock of Cort Directions, Inc. shall have been consummated or there shall not be existing any obligation of the Company to sell Cort Directions, Inc.

          (g) Resignations. All of the directors of the Company, its Subsidiaries and the Company's nominee, if any, to the board of Metro-Infinium (Thailand) Company Limited ("Metro-Infinium") in office immediately prior to the Effective Time shall have provided executed, undated forms of resignation, which shall not have been revoked, from their positions as directors of the Company, each of its Subsidiaries and Metro-Infinium, as applicable.

     SECTION 7.3.  Conditions to the Company's Obligation to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

     (a) Performance of Obligations; Representations and Warranties. (i) Each of the Parent and the Merger Subsidiary shall have performed in all material respects each of their respective agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of the Parent and the Merger Subsidiary contained in this Agreement shall be true and correct, such that the aggregate effect of any inaccuracies in such representations and warranties will not have a material adverse effect on the ability of the Parent or Merger Subsidiary to duly perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date and except as contemplated or permitted by this Agreement), without regard for purposes of this Section 7.3(a) to any materiality qualifications contained in such representations and warranties, and
(iii) the Company shall have received a certificate signed on behalf of the Parent and the Merger Subsidiary by an officer thereof to such effect.

                                  ARTICLE VIII

                                  TERMINATION

     SECTION 8.1. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, by written notice by the terminating Party to the other Parties, whether before or after Company Stockholder approval thereof, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Parent and the Company;

          (b) by either the Parent or the Company, if the Merger shall not have been consummated on or prior to 180 days after the signing of this Agreement (or such later date as may be agreed to in writing by the Parent and the Company) (as the same may be extended from time to time as contemplated below, the "TERMINATION DATE"), unless the Merger shall not have been consummated because of a material breach of any representation, warranty, obligation, covenant or agreement set forth in this Agreement on the part of the Party seeking to terminate this Agreement;

          (c) by either the Parent or the Company, if a Governmental Entity or court of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by this Agreement (provided, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any Party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in such order, decree ruling or action);

          (d) by either the Parent or the Company, if at the Special Meeting (including any adjournment or postponement thereof permitted by this Agreement), the requisite vote of the stockholders of the Company approving this Agreement and the Merger shall not have been obtained upon a vote taken thereon;

          (e) by the Parent, if (i) the Company shall have (A) withdrawn, modified or amended, or voted or resolved to withdraw, modify or amend, in a manner adverse to the Parent or the Merger Subsidiary, the approval, adoption or recommendation, as the case may be, of the Merger, this Agreement or any of the other transactions contemplated hereby or (B) approved or recommended, or voted or resolved to approve or recommend, or entered into any agreement, arrangement or understanding (other than confidentiality agreements permitted pursuant to Section 6.3(a)) with respect to, any Acquisition Proposal; (ii) the Company's Board of Directors or any committee thereof shall have resolved to take any of the actions set forth in preceding subclause (i); (iii) after an Acquisition Proposal has been made, the Board of Directors of the Company fail to affirm their recommendation and approval of the Merger and this Agreement within five Business Days of any written request by the Parent to do so; or (iv) a tender offer or exchange offer constituting an Acquisition Proposal is commenced and the Board of Directors of the Company do not recommend against acceptance of such offer by the Company Stockholders (including by taking no position or a neutral position with respect thereto);

          (f) by the Company, if a Superior Proposal is received by the Company and the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel (which may be its current outside legal counsel), that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(f) unless the Company has complied with its obligations under Section
     6.3 and (x) until five Business Days have elapsed following delivery to the Parent of a written notice of such determination by the Board of Directors of the Company and during such five Business Day period the Company has fully cooperated with the Parent (including informing the Parent of the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal) with the intent of enabling the Parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected on such adjusted terms, (y) at the end of such five Business Day period, the Acquisition Proposal continues to constitute a Superior Proposal, and the Board of Directors of the Company continues to determine in good faith, after consultation with outside nationally recognized outside legal counsel (which may be its current outside legal counsel), that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law and
     (z) (A) prior to such termination, the Parent has received all fees and expense reimbursements set forth in Section 8.3 by wire transfer in same day funds and (B) simultaneously or substantially simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

          (g) by the Parent, if there shall have been a breach by the Company of any provision of Section 6.3 other than unintentional, immaterial breaches that do not adversely affect the rights of the Parent;

          (h) by the Parent, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) either cannot be cured or has not been cured prior to the earlier of (x) the fifteenth calendar day following receipt by the Company of written notice of such breach from the Parent and (y) the Termination Date; or

          (i) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or the Merger Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in
     Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) either cannot be cured or has not been cured prior to the earlier of (x) the fifteenth calendar day following receipt by the Parent of written notice of such breach from the Company and (y) the Termination Date.

     The right of any Party to terminate this Agreement pursuant to this Section
8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such Party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parent, the Company, the Merger Subsidiary or their respective officers, directors, stockholders or Affiliates; provided, that (i) any such termination shall not relieve any Party from liability for any willful breach of this Agreement and
(ii) the provisions of Section 4.21, the provisos relating to amendment to or waivers of confidentiality agreements set forth in Sections 6.3(a), the provisions of Sections 6.2, 6.8, this Section 8.2, Section 8.3 and Article IX and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 8.3. Fees and Expenses. (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated.

     (b)(i) If this Agreement is terminated:

          (1) at a time when the Parent is entitled to terminate this Agreement in accordance with Section 8.1(b) or Section 8.1(d) and an Acquisition Proposal (or an intention to make an Acquisition Proposal) has been made, proposed, communicated or disclosed, after the date of this Agreement, in a manner which is or otherwise becomes public (including being known to unaffiliated stockholders of the Company);

          (2) by the Company in accordance with Section 8.1(b) and, within six months of such termination, the Company enters into an agreement, arrangement or understanding (including a letter of intent) with respect to or consummates any Acquisition Proposal; or

          (3) pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(g) or
     Section 8.1(h);

     (ii) then the Parent shall be entitled to receive (in accordance with Section 8.3(d)) from the Company (x) reimbursement for the out-of-pocket expenses of the Parent and the Merger Subsidiary (including printing fees, filing fees (including with respect to the HSR Act or otherwise) and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to this Agreement and the transactions contemplated hereby and any related financing, in an amount not to exceed $500,000 ("EXPENSE REIMBURSEMENT") and (y) an amount equal to $4,000,000 (the "TERMINATION FEE").

     (c) If this Agreement is terminated at a time when Parent is entitled to terminate this Agreement in accordance with Section 8.1(d) and, at the time of such termination no Acquisition Proposal (or an intention to make an Acquisition Proposal) has been made, proposed, communicated or disclosed after the date of this agreement in a manner which is or otherwise becomes public, then the Parent shall be entitled to receive (in accordance with Section 8.3(d)) from the Company the Expense Reimbursement.

     (d) Upon termination of this Agreement by the Company pursuant to Section 8.1(i) or by the Parent pursuant to Section 8.1(b), the Parent agrees to reimburse the Company for its out-of-pocket expenses (including printing fees, filing fees (including with respect to the Proxy Statement or otherwise) and fees and expenses of its legal counsel related to this Agreement and the transactions contemplated hereby and incremental costs (including lost savings) directly resulting from the Company having taken or foregone certain actions upon the specific written request of the Parent in anticipation of the Merger; provided, that the aggregate amount of the Parent's obligation pursuant to this
Section 8.3(e) shall not exceed $250,000.

     (e) The Company shall, upon demand or at such other time as is mutually agreed to in writing by the Company and the Parent, reimburse the Parent for 50% of the fee associated with the filing of the premerger notification and report form under the HSR Act and the Parent shall, upon demand or at such other time as is mutually agreed to in writing by the Company and the Parent, reimburse the Company for 50% of the filing fee associated with the Proxy Statement.

     (f) The Company acknowledges that the Termination Fee and Expense Reimbursement provided for in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without the Termination Fee and Expense Reimbursement provided for above, neither the Parent nor the Merger Subsidiary would enter into this Agreement. The Parent acknowledges that the expense reimbursement to the Company provided for in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement and not a penalty, and that, without this expense reimbursement provided for above, the Company would not enter into this Agreement.

     SECTION 8.4. Amendment. To the extent permitted by applicable law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Company

Stockholders; provided, that after any such approval, no amendment shall be made that by law requires further approval by such Company Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     SECTION 8.5. Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, that after the approval of the Merger by the Company Stockholders, no extension or waiver shall be made that by law requires further approval by such Company Stockholders without such further approval. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1. Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, on the one hand, and each of the Parent and the Merger Subsidiary, on the other hand, contained in this Agreement, any Ancillary Agreement or in any document, certificate or instrument delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any Party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing, and thereafter none of the Company, the Parent or the Merger Subsidiary shall be under any liability whatsoever with respect to any such representation and warranty. This Section 10.1 shall have no effect upon any other obligations of the Parties, whether to be performed before or after the Effective Time.

     SECTION 9.2. Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered
(i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     (a) if to the Parent or the Merger Subsidiary, to:

         SSA Global Technologies, Inc.
         110 Sheppard Avenue East
         Suite 701
         Toronto, Canada M2N 6Y8
         Attention: Shelley R. Isenberg
         Telephone: (416) 228-2242
         Facsimile: (416) 221-0994

         with a copy to:

         Schulte Roth & Zabel LLP
         919 Third Avenue
         New York, New York 10022
         Attention: Robert B. Loper, Esq.
         Telephone: (212) 756-2138
         Facsimile: (212) 593-5955

     (b) if to the Company, to:
         Infinium Software, Inc.
         25 Communications Way
         Hyannis, Massachusetts 02601

         Attention: General Counsel
         Telephone: (508) 790-6728
         Facsimile: (508) 790-6784

         with a copy to:

         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts 02109
         Attention: Jay E. Bothwick, Esq.
         Telephone: (617) 526-6526
         Facsimile: (617) 526-5000

     Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties to this Agreement notice in the manner herein set forth.

     SECTION 9.3. Entire Agreement. This Agreement (including the Company Disclosure Letter and the other documents and instruments referred to herein that are to be delivered at the Closing), including the Confidentiality Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof.

     Section 9.4.  No Third Party Beneficiaries.  Except for the provisions of
Section 6.13 and Section 6.14, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other the Parties and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

     Section 9.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void, except that the Parent may substitute any direct or indirect wholly-owned subsidiary of the Parent for the Merger Subsidiary without consent of the Company and the Parent may assign its rights and obligations under this Agreement to a newly formed Affiliate of the Parent; provided, that the Parent and/or the Merger Subsidiary, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

     Section 9.6. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

     Section 9.7. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

     Section 9.8. Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 9.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of The Commonwealth of Massachusetts.

     Section 9.10. Submission to Jurisdiction. Any suit, Action or Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the City and State of New York, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, Action or Proceeding in any such court or that any such suit, Action or Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, Action or Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 9.2 as to giving notice hereunder shall be deemed effective service of process on such Party.

     Section 9.11. Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each party hereto agrees that irreparable damage would occur to the other party or parties in the event that any of the provisions of this Agreement were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the Parties agree to submit jurisdiction of the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity including those set forth in Section 8.3. Each party hereto further agrees to waive any requirement for the securing or posting of any bond in connection with obtaining any such injunction or other equitable relief.

     Section 9.12. Waiver of Jury Trial. EACH OF THE PARENT, THE MERGER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE MERGER SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

   [Remainder of this page intentionally left blank. Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the date first written above.

                                          SSA GLOBAL TECHNOLOGIES, INC.

                                          By:       /s/ KIRK ISAACSON
                                            ------------------------------------
                                              Name: Kirk Isaacson
                                              Title:

                                          SAMURAI MERGER SUBSIDIARY, INC.

                                          By:       /s/ KIRK ISAACSON
                                            ------------------------------------
                                              Name: Kirk Isaacson
                                              Title:  President

                                          By:       /s/ SUSAN HICKEL
                                            ------------------------------------
                                              Name: Susan Hickel
                                              Title:  Assistant Treasurer

                                          INFINIUM SOFTWARE, INC.

                                          By:     /s/ JAMES E. MCGOWAN
                                            ------------------------------------
                                              Name: James E. McGowan
                                              Title: President

                                          By:/s/ WILLIAM B. GERRAUGHTY, JR.
                                            ------------------------------------
                                              Name: William B. Gerraughty, Jr.
                                              Title: Treasurer

                                                                         ANNEX B

                                VOTING AGREEMENT

     VOTING AGREEMENT (this "Agreement"), dated as of October 28, 2002, by and among SSA Global Technologies, Inc., a Delaware corporation ("Parent"), Robert
A. Pemberton ("Pemberton"), the Robert A. Pemberton Family Trust dated December 30, 1988, as amended through the Third Amendment and Restatement of the Robert
A. Pemberton Family Trust dated December 13, 1999 (the "Family Trust"), Pemberton Family Foundation, Inc., (the "Foundation", and together with Pemberton and the Family Trust, each individually a "Stockholder" and collectively the "Stockholders") and, solely for the purpose of Section 7(c) of this Agreement, Infinium Software, Inc., a Massachusetts corporation.

                              W I T N E S S E T H:

     WHEREAS, simultaneously with the execution of this Agreement, Parent, Samurai Merger Subsidiary, Inc., a Massachusetts corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, the Stockholders are the record and Beneficial Owner (as hereinafter defined) of the Existing Shares (as hereinafter defined) of the common stock, $0.01 par value, of Company (the "Company Common Stock"); and

     WHEREAS, as inducement and a condition to entering into the Merger Agreement, the Company has required the Stockholders to agree, and the Stockholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

          (c) "Existing Shares" means an aggregate of 2,211,563 shares of the Company Common Stock Beneficially Owned by the Stockholders as of the date hereof.

          (d) "Person" shall mean and include an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Entity, government or other department or agency thereof.

          (e) "Securities" means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by any Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

     SECTION 2. Representations and Warranties of Stockholder. The Stockholders represent and warrant on a joint and several basis to Parent as follows:

          (a) Ownership of Shares. The Stockholders are the sole record owners of the Existing Shares held among them as follows: (A) Robert A. Pemberton is the sole record owner of options to purchase 59,940 shares of Company Common Stock; (B) the Family Trust is the sole record owner of 2,036,563 shares of Company Common Stock; and (C) the Foundation is the sole record owner of 175,000 shares of Company Common Stock. On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by the Stockholders. There are no outstanding options or other rights to acquire from any Stockholder or obligations of any Stockholder to sell or to acquire, any shares of the Company Common Stock. With respect to the shares of Company Common Stock held by it, each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 4, 5, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Organization and Authority.

          (i) The Family Trust represents and warrants to the Parent that (A) it is a grantor trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts, (B) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will contravene or result in a breach of its constitutional documents, (C) the trustee(s) executing this Agreement on its behalf constitute (1) all its trustees or (2) a number of trustees sufficient to duly execute and deliver this Agreement on its behalf, (D) no interest in it other than the interests of the remainder beneficiaries as such remainder beneficiaries has been assigned, transferred or otherwise disposed of by it or any other Person and (E) the trustee or trustees, as the case may be, has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and there is no beneficiary or holder of a voting trust certificate or other interest whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (ii) The Foundation represents and warrants to the Parent that (A) it is a not-for-profit corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts and exempt from federal tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended,
     (B) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will contravene or result in a breach of its organizational documents or alter its not-for-profit or tax exempt status, (C) the officers executing this Agreement on its behalf constitute the appropriate officers who have been duly authorized to execute and deliver this Agreement on its behalf and (D) no interest in it other than the interests of the shareholders as such shareholders has been assigned, transferred or otherwise disposed of by it or any other Person and there is no shareholder or other beneficiary whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (c) Power; Binding Agreement. Each Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered, and, if such Stockholder is not a natural person, authorized, by such Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by any Stockholder and the consummation by the Stockholders of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall (i), if a particular Stockholder is not a natural person, conflict with or result in any breach of any organizational documents applicable to such Stockholder, (ii) result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which any Stockholder is a party or by which any Stockholder or the Existing Shares may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholders or the Existing Shares.

          (e) No Encumbrance. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by the Stockholders free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder or under federal or state securities laws.

          (f) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Stockholder.

          (g) Reliance. Each Stockholder understands and acknowledges that each of the Company, Parent and Sub is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     SECTION 3. Disclosure. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which the Company, in its sole discretion, determines to be required by law or necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder's identity and ownership of the Company Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

     SECTION 4.  Transfer And Other Restrictions.

     (a) No Solicitation. Each Stockholder shall, and shall cause its Affiliates and each of its and their respective Affiliates, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents (collectively, a person's or entity's "Representatives") to, immediately cease any discussions, activities or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. Stockholder shall not take, and shall cause their respective Representatives not to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal (including by taking any action that would make the Rights Agreement inapplicable to an Acquisition Proposal), (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement, (iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than the Parent or Sub) in furtherance of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or (iv) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal. Each Stockholder will as promptly as practicable (and in any event within 24 hours) advise the Parent of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation. For purposes of this Agreement, each of Parent and Sub are not deemed to be Affiliates of the Stockholders. Without limiting the foregoing, the Parent, Sub and the Stockholders agree that any violation of the restrictions set forth in this
Section 4 by any Representative of a Stockholder or any of its Affiliates, whether or not such Person is purporting to act on behalf of a Stockholder or any of its Affiliates, shall constitute a breach by the Stockholders of this
Section 4.

     (b) Certain Prohibited Transfers. Prior to the termination of this Agreement, each Stockholder agrees not to, directly or indirectly:

          (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein;

          (ii) grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

          (iii) take any other action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling any Stockholder from performing its obligations under this Agreement.

     SECTION 5. Voting of the Company Common Stock. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Securities:

          (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

          (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

          (C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (1) any Acquisition Proposal; and (2) (a) any change in a majority of the persons who constitute the Board of Directors of the Company; (b) any amendment of the Articles of Organization or Bylaws of the Company; (c) any other action which, in the Parent's reasonable judgment is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement, provided that the Parent shall have notified such Stockholder and the Company in writing of its determination that such Stockholder is required to vote against such action pursuant to this clause (2)(c) and, to the extent practicable, such notice shall be given at least 5 Business Days prior to the date of such vote.

     SECTION 6.  Irrevocable Proxy.

     (a) Each Stockholder hereby irrevocably grants to, and appoints, Shelly Isenberg and Kirk Isaacson, or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted the Securities, or grant a consent or approval in respect of the Securities at any meeting of the stockholders of the Company or at any adjournment or postponement thereof, (i) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any other Acquisition Proposal or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) otherwise in accordance and consistent with Section 5 hereof.

     (b) Each Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

     (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except by amendment, modification or termination effected in accordance with Section 11(c) hereof. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the BCL. The power and authority hereby conferred shall not be terminated by any act of such Stockholder or by operation of law, by the dissolution of (if such Stockholder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his/its heirs, representatives, executors, successors and/or assigns, as applicable. If after the execution of this Agreement any Stockholder shall dissolve (if such Stockholder is other than a natural person), cease to have appropriate power or authority, or if any other such event or events shall occur, Parent is nevertheless authorized and directed to vote the Securities in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

     SECTION 7.  Stop Transfer; Legend.

     (a) Each Stockholder agrees with, and covenants to, Parent that such Stockholder will not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

     (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

     (c) Each Stockholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, the Company will place the following legend on such certificates in addition to any other legend required thereof:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER RESTRICTIONS PURSUANT TO A VOTING AGREEMENT, DATED AS OF OCTOBER 28, 2002, BY AND AMONG SSA GLOBAL TECHNOLOGIES, INC., INFINIUM SOFTWARE, INC., SAMURAI MERGER SUBSIDIARY, INC., ROBERT A. PEMBERTON, THE ROBERT A. PEMBERTON FAMILY TRUST AND PEMBERTON FAMILY FOUNDATION, INC. THE COMPANY WILL FURNISH A COPY OF SUCH VOTING AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     SECTION 8. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

     SECTION 9. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Securities, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

     SECTION 10. Termination. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the written agreement of the parties hereto to terminate this Agreement, or (c) the Effective Time of the Merger.

     SECTION 11.  Miscellaneous.

     (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 10(a) or Section 10(c) of this Agreement), except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Parent, to:

     SSA Global Technologies, Inc.
     110 Sheppard Avenue East, Suite 701
     Toronto, Canada M2N 6Y8
     Attention: Shelly R. Isenberg
     Telephone: (416) 228-2242
     Facsimile: (416) 221-0994

     with a copy to:

     Schulte Roth & Zabel LLP
     919 Third Avenue
     New York, New York 10022
     Attention: Robert B. Loper, Esq.
     Telephone: (212) 756-2138
     Facsimile: (212) 593-5955

     If to the Company, to:

     Infinium Software, Inc.
     25 Communications Way
     Hyannis, Massachusetts 02601
     Attention: General Counsel
     Telephone: (508) 790-6728
     Facsimile: (508) 790-6784

     with a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, Massachusetts 02109
     Attention: Jay E. Bothwick, Esq.
     Telephone: (617) 526-6526
     Facsimile: (617) 526-5000

     If to any Stockholder, to:

     Ed Tarlow
     c/o Tarlow Breed Hart
     Murphy & Rodgers P.C.
     21 Customs House Street
     Boston, MA 02110

     with a copy to:

     Robert A. Pemberton
     125 Wianno Avenue
     Osterville, MA 02655
     Fax: (508) 420-5404

     (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflict of law thereof.

     (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (l) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (n) Submission to Jurisdiction. Any suit, Action or Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Voting Agreement shall be brought exclusively in any federal or state court located in The Commonwealth of Massachusetts, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, Action or Proceeding in any such court or that any such suit, Action or Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, Action or Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 11(d) as to giving notice hereunder shall be deemed effective service of process on such party.

     IN WITNESS WHEREOF, Parent, Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first written above.

                      [SIGNATURE PAGE - VOTING AGREEMENT]

                                          INFINIUM SOFTWARE, INC., solely for
                                          the purpose of Section 7(c) of this
                                          Agreement

                                          By:     /s/ JAMES E. MCGOWAN
                                            ------------------------------------
                                              Name: James E. McGowan
                                              Title: President and Chief
                                              Executive Officer

                                          SSA GLOBAL TECHNOLOGIES, INC.

                                          By:       /s/ KIRK ISAACSON
                                            ------------------------------------
                                              Name: Kirk Isaacson
                                              Title:

                                                /s/ ROBERT A. PEMBERTON
                                          --------------------------------------
                                          Robert A. Pemberton

                                          ROBERT A. PEMBERTON FAMILY TRUST

                                          By:    /s/ ROBERT A. PEMBERTON
                                            ------------------------------------
                                              Name: Robert A. Pemberton
                                              Title: Trustee

                                          PEMBERTON FAMILY FOUNDATION, INC.

                                          By:    /s/ ROBERT A. PEMBERTON
                                            ------------------------------------
                                              Name: Robert A. Pemberton
                                              Title: President

                                                                         ANNEX C

                            FAIRNESS OPINION LETTER

October 27, 2002

CONFIDENTIAL

Board of Directors
Infinium Software, Inc.
25 Communications Way
Hyannis, MA 02601

Dear Members of the Board:

     We understand that Infinium Software, Inc., a Massachusetts corporation (the "Company"), SSA Global Technologies, Inc., a Delaware corporation (the "Parent"), and Samurai Merger Subsidiary, Inc., a Massachusetts corporation and wholly owned subsidiary of Parent (the "Merger Subsidiary") will enter into an Agreement and Plan of Merger dated October 28, 2002 (the "Agreement), pursuant to which Merger Subsidiary will merge with and into the Company, with the Company surviving the merger (the "Transaction").

     As more specifically set forth in the Agreement, and subject to the terms and conditions set forth therein, in consideration of the Transaction each outstanding share of Infinium common stock shall be converted into the right to receive $7.00 per share and each outstanding stock option, whether or not vested, shall be converted into the right to receive the excess, if any, of $7.00 per share subject to such stock option over the aggregate exercise price of such stock option ("the Merger Consideration").

     You have requested our opinion as to whether the Merger Consideration to be received by stockholders of the Company in the Transaction is fair, from a financial point of view to such stockholders.

     Updata Capital, Inc. ("Updata") focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisors to you, the Board of Directors of the Company, and will receive a fee from the Company for such services contingent upon the successful consummation of the Transaction. We will also receive a fee for providing this opinion. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

     In rendering our opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate. Among other things, we have:

          1. reviewed the most recent draft of the Agreement and based our opinion on our understanding that the terms and conditions of the Agreement will not materially change;

          2. reviewed the Company's historical and projected financial statements;

          3. reviewed certain internal financial and operating information, including certain projections relating to the Company prepared by its management;

          4. participated in discussions with Company management concerning the operations, business strategy, financial performance and prospects for the Company;

          5. reviewed the recent reported closing prices and trading activity for the Company common stock;

          6. compared certain aspects of the financial and market performance of the Company with public companies we deemed comparable in whole or in part;

          7. analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

          8. reviewed the Company's annual reports for the fiscal years ended September 30, 2001 and September 30, 2000, including the audited financial statements included therein, and recent quarterly financial statements;

          9. reviewed the recent reported closing prices and trading activity for the Company's common stock on the Nasdaq;

          10. conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by the Company. We have not assumed responsibility to verify such information. We have assumed that the financial projections examined by us were reasonably prepared and reflected the best available estimates and good faith judgments of Company management as to the future performance of the Company and that there has been no material change in the assets, financial condition, business prospects of the Company since the date of the most recent financial statement made available to us. We have neither made nor obtained an independent appraisal or valuation of any of the Company's assets.

     For purposes of this opinion, we have assumed that the Company is not currently involved in any material transaction other than the Transaction and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. Any change in such conditions may impact this opinion.

     It is understood that this opinion is for the information of the Board of Directors of the Company in connection with its consideration of the Transaction and we are not expressing a view as to the business merits of the Transaction. Furthermore, this opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote on the Transaction. Other than in connection with filings with the security and Exchange Commission or other governmental authority, this opinion may not be published or referred to, in whole or part, without our prior written permission.

     Based upon and subject to the foregoing, we are of the opinion that the Merger Consideration to be received by the Company's stockholders in the Transaction is fair, from a financial point of view, to the Company's stockholders.

                                          Sincerely,

                                          /s/ Updata Capital, Inc.

                                          Updata Capital, Inc.

                                                                         ANNEX D

                     SECTIONS 85 THROUGH 98, INCLUSIVE, OF
               CHAPTER 156B OF THE GENERAL LAWS OF MASSACHUSETTS

SEC. 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1969, c. 392, sec. 22.

SEC. 86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1965, c. 685, sec. 40; St. 1973, c. 749, sec. 1.

SEC. 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

Added by St. 1964, c. 723, sec. 1. Amended by St. 1973, c. 749, sec. 2.

SEC. 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1973, c. 749, sec. 3.

SEC. 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1973, c. 749, sec. 4.

SEC. 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

Added by St. 1964, c. 723, sec. 1.

SEC. 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

Added by St. 1964, c. 723, sec. 1.

SEC. 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1983, c. 522, sec. 22.

SEC. 93. REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

Added by St. 1964, c. 723, sec. 1.

SEC. 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1983, c. 522, sec. 23.

SEC. 95. COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1965, c. 685, sec. 41.

SEC. 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1982, c. 149.

SEC. 97. STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1965, c. 685, sec. 42.

SEC. 98. EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

Added by St. 1964, c. 723, sec. 1. Amended by St. 1965, c. 685, sec. 43.

PROXY                          INFINIUM SOFTWARE, INC.                     PROXY

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON [DECEMBER [ ], 2002]

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS OF INFINIUM SOFTWARE, INC.

The undersigned, revoking all prior proxies, hereby appoint(s) James E. McGowan, William B. Gerraughty, Jr. and Anne Marie Monk, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Infinium Software, Inc. (the "Corporation") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Corporation to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, on [December 20, 2002] at 9:00 a.m., local time, and at any adjournment thereof. Each of the proposals contained in this proxy for approval by the Corporation's stockholders have been proposed by the Corporation, and none of the proposals contained in this proxy is conditioned upon the approval of any other proposal.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. Attendance of the undersigned at the Special Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Clerk of the Corporation or shall vote in person at the Special Meeting.

                PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN
                   THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
--------------------------------------------------------------------------------
PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

      1. Approval of the Agreement and Plan of Merger, dated as of October 28, 2002, by and among the Corporation, SSA Global Technologies, Inc. ("SSA") and Samurai Merger Subsidiary, Inc., a wholly-owned subsidiary of SSA ("Samurai Merger Sub"), and the merger of Samurai Merger Sub with and into the Corporation, with the Corporation as the surviving corporation and with each outstanding share of the Corporation's Common Stock being converted into the right to receive a cash payment of $7.00 per share.

            [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

      2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

            [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN


Date: -----------------------


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Signature                                         Signature (if held jointly)

NOTE: Please sign exactly as name appears on your stock certificate(s). When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.